Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
REGAL ENTERTAINMENT GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of Annual Meeting of Stockholders
To Be Held on May 7, 2003

DEAR STOCKHOLDERS:

        We cordially invite you to attend the Annual Meeting of Stockholders of Regal Entertainment Group, which will be held on May 7, 2003 at 11:30 a.m. (Eastern Time) at our offices located at 7132 Regal Lane, Knoxville, Tennessee 37918 for the following purposes:

        1.    To elect three Class I directors to serve for three-year terms on our board of directors;

        2.    To approve the material terms for payment of our annual executive incentive compensation;

        3.    To ratify the board of directors' selection of KPMG LLP as our independent auditors for the fiscal year ending January 1, 2004; and

        4.    To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

        Our board of directors has fixed the close of business on Wednesday, April 2, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof. Therefore, stockholders who owned shares of our Class A or Class B common stock at the close of business on that date are entitled to notice of and to vote at the meeting. A list of these stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of Regal Entertainment Group at 7132 Regal Lane, Knoxville, Tennessee 37918.

        Only stockholders and persons holding proxies from stockholders may attend the meeting. If your shares are registered in your name, you should bring a form of identification to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

        In order that your shares may be represented at the meeting if you are not personally present, you are urged to vote your shares by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying postage prepaid (if mailed in the U.S.) return envelope.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION
TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS

By order of the Board of Directors,
/s/ PETER B. BRANDOW
Peter B. Brandow Executive Vice President, General Counsel and Secretary

Knoxville, Tennessee
April 8, 2003

TABLE OF CONTENTS

GENERAL INFORMATION
THE PROXY
VOTING AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF CLASS I DIRECTORS
Nominees for Director—Class I
Continuing Directors—Class II
Continuing Directors—Class III
Board and Committee Information
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values
Equity Compensation Plan Information
Employment Contracts and Termination of Employment and Change-In-Control Arrangements
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Comparative Stock Performance
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2. APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF REGAL ANNUAL EXECUTIVE INCENTIVE COMPENSATION
PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
OTHER INFORMATION
STOCKHOLDER PROPOSALS
AVAILABILITY OF REPORT ON FORM 10-K
APPENDIX A: AUDIT COMMITTEE CHARTER
APPENDIX B: ANNUAL REPORT INFORMATION

PROXY STATEMENT

GENERAL INFORMATION

        This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Regal Entertainment Group, a Delaware corporation (the "Company" or "Regal"), for use at the Annual Meeting of Stockholders of the Company, to be held on May 7, 2003 at 11:30 a.m. (Eastern Time), or any adjournment or postponement thereof, at Regal's offices located at 7132 Regal Lane, Knoxville, Tennessee 37918 (the "Annual Meeting").

        This proxy statement and the accompanying proxy are first being sent or given to stockholders beginning on or about April 10, 2003. The costs of this proxy solicitation will be borne by the Company, which maintains its principal executive offices at 9110 East Nichols Avenue, Suite 200, Centennial, Colorado 80112.

THE PROXY

        A stockholder giving the enclosed proxy may revoke it at any time before it is used by giving written notice of revocation to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the meeting will not, in and of itself, revoke a proxy. Proxies in the form enclosed, unless revoked, will be voted at the meeting as directed by you on the form or, in the absence of such direction, in favor of all proposals to be considered at the meeting.

VOTING AT THE ANNUAL MEETING

        The only voting securities of the Company are its shares of Class A and Class B common stock (the "Common Stock"). At the close of business on April 2, 2003, 51,549,220 shares of Class A common stock and 85,287,957 shares of Class B common stock were outstanding and entitled to vote. Only stockholders of record of our Common Stock at the close of business on April 2, 2003, the date selected as the record date by our board of directors, are entitled to vote at the Annual Meeting. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share on each matter submitted to a vote of stockholders. The shares of Class A and Class B common stock will vote together as a single class on all matters to be considered at the Annual Meeting.

        The holders of a majority of the voting power of the Common Stock entitled to vote at the meeting and who are present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the meeting in person or by proxy, and entitled to vote. Cumulative voting is not permitted in the election of directors. The proposal on our annual executive incentive compensation to be submitted to the stockholders requires the affirmative vote of the holders of a majority of the voting power of the Common Stock present at the meeting, in person or by proxy, and entitled to vote. If the ratification of the selection of auditors is not approved by the affirmative vote of the holders of a majority of the voting power of the Common Stock present at the meeting in person or by proxy, and entitled to vote, our board will review its future selection of auditors.

        Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the proposal for election of directors, but with respect to the proposal on our annual executive incentive compensation and ratification of auditors, abstentions will have the same effect as votes against those proposals. Broker non-votes will have no effect on any of the proposals to be considered at the Annual Meeting.

PROPOSAL 1.    ELECTION OF CLASS I DIRECTORS

        Regal's business and affairs are managed under the direction of our board of directors, which is comprised of ten members. Pursuant to our certificate of incorporation, as amended, our board of directors is divided into three classes, designated as Class I, Class II and Class III, and the members of each class are to be elected to serve a three-year term, with the terms of office of each class ending in successive years. In order to establish the initial classification of our board of directors in 2002, Class I directors were elected to serve for a one-year term expiring at this year's annual meeting, Class II directors were elected to serve for a two-year term expiring at the 2004 annual meeting, and Class III directors were elected to serve for a three-year term expiring at the 2005 annual meeting. At each subsequent annual meeting, the directors of the class standing for election will be elected for a full three-year term to succeed those directors whose terms then expire.

        At this Annual Meeting, there are three nominees for election to the board of directors, each of whom, if elected, will serve as a Class I director. The Class I directors will serve on the board of directors for a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2006. The names of each nominee and continuing director, their respective ages (as of February 6, 2003), class of the board of directors and the year during which each director's current term expires, periods during which they have served the Company as a director, position (if any) with the Company, business experience during at least the past five years and directorships of other publicly-owned corporations appear below. There are no family relationships among any director, executive officer, or any person nominated or chosen by us to become a director or executive officer.

        Each nominee is an incumbent director and has consented to be named herein and to serve on the board of directors if elected. If any of these director nominees should be unavailable for election at the time of the meeting, which is not anticipated, the proxies will be voted for such other person as may be recommended by the board of directors in place of each such nominee.

Name	Age	Class or Nominee Class	Expiration of Current Term
Michael L. Campbell*	49	I	2003
Kurt C. Hall*	43	I	2003
Alfred C. Eckert III*	54	I	2003
Thomas D. Bell, Jr.	53	II	2004
Michael F. Bennet	38	II	2004
Craig D. Slater	45	II	2004
Philip F. Anschutz	63	III	2005
Stephen A. Kaplan	44	III	2005
Robert F. Starzel	62	III	2005
James D. Packer	35	III	2005

*
Director nominee

Nominees for Director—Class I
For a Three-Year Term Expiring 2006

        Michael L. Campbell is our Co-Chairman and Co-Chief Executive Officer and is Chief Executive Officer of Regal Cinemas Corporation ("Regal Cinemas"). Mr. Campbell has served as a director since March 2002 and is a member of our Executive Committee. Mr. Campbell founded Regal Cinemas, Inc. in November 1989, and has served as Chief Executive Officer of Regal Cinemas, Inc. since its inception. Mr. Campbell served as a director and executive officer of Regal Cinemas, Inc. when it filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code and throughout the bankruptcy proceedings described in Note 3 to the Regal financial statements included in Appendix B hereto. Prior thereto, Mr. Campbell was the Chief Executive Officer of Premiere Cinemas Corporation, which he co-founded in 1982, and served in such capacity until Premiere was sold in October 1989. Mr. Campbell is a director of Fandango, Inc. and serves as a director of the National Association of Theatre Owners and serves on its executive committee of the board of directors.

        Kurt C. Hall is our Co-Chairman and Co-Chief Executive Officer and is President and Chief Executive Officer of Regal CineMedia Corporation ("Regal CineMedia"). Mr. Hall has served as a director since March 2002 and is a member of our Executive Committee. Mr. Hall served as President and Chief Executive Officer of United Artists Theatre Company ("United Artists") from March 6, 1998 to August 8, 2002, and as a director from May 12, 1992 to August 8, 2002. Mr. Hall served as a director and executive officer of United Artists when it filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code and throughout the bankruptcy proceedings described in Note 3 to the Regal financial statements included in Appendix B hereto. Prior thereto, Mr. Hall served as United Artists' Chief Operating Officer since February 24, 1997, and as Executive Vice President since May 12, 1992. Mr. Hall was Chief Financial Officer of United Artists Theatre Circuit, Inc. from May 12, 1992 to March 5, 1998. Mr. Hall serves on the executive committee of the board of directors of the National Association of Theatre Owners.

        Alfred C. Eckert III has served as a director since March 2002 and is a member of our Audit Committee and our Compensation Committee. Mr. Eckert has been Chairman and Chief Executive Officer of GSC Partners, a private investment firm, since 1994. Mr. Eckert is also a director of Moore Corporation Ltd.

        The board of directors recommends a vote "FOR" the election of each of the three nominees to serve as a Class I Director.

Continuing Directors—Class II
Term Expires 2004

        Thomas D. Bell, Jr. has been a director since March 2002 and is a member of our Audit Committee. Mr. Bell is the President and Chief Executive Officer of Cousins Properties Incorporated, a real estate investment trust. Mr. Bell has served as the Vice Chairman of the board of directors and Chairman of the Executive Committee of Cousins Properties since January 2001. Prior to joining Cousins Properties, Mr. Bell served as a senior advisor at Credit Suisse First Boston Corporation, overseeing real estate activities. Prior thereto, Mr. Bell spent ten years with Young & Rubicam and retired as Chairman and Chief Executive Officer. Mr. Bell has served as a director of McLeod USA, which filed for bankruptcy on January 31, 2002, since August 2001. Mr. Bell was a director of McLeod USA throughout its bankruptcy proceedings. Mr. Bell is also a member of the boards of Lincoln Financial Group and the U.S. Chamber of Commerce.

        Michael F. Bennet has served as a director since March 2002 and is a member of our Compensation Committee and our Executive Committee. Mr. Bennet is a Managing Director of and has been employed by The Anschutz Investment Company, a private investment firm, since November 1997. Mr. Bennet served on the board of directors of United Artists from the date of its emergence from bankruptcy on March 2, 2001 to March 24, 2003. Before joining The Anschutz Investment Company, Mr. Bennet served as counsel to the Deputy Attorney General at the U.S. Department of Justice from September 1994 to October 1997. Prior thereto, Mr. Bennet practiced law at Wilmer, Cutler & Pickering in Washington, D.C.

        Craig D. Slater has served as a director since March 2002 and is a member of our Executive Committee. Mr. Slater has served as President of The Anschutz Investment Company, a private investment firm, since 1997, and as Executive Vice President of Anschutz Company since April 1999 and The Anschutz Corporation since May 1999. Mr. Slater served as Vice President of Acquisitions and Investments of both The Anschutz Corporation and Anschutz Company from August 1995 until May and April 1999, respectively. Mr. Slater also served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996. Mr. Slater currently serves on the boards of directors of Qwest Communications International, Inc. and Forest Oil Corporation.

Continuing Directors—Class III
Term Expires 2005

        Philip F. Anschutz has served as a director since March 2002. Mr. Anschutz has served as the Chairman of the board of directors of The Anschutz Corporation, which he founded in 1965, and Anschutz Company for more than the last five years. Mr. Anschutz is a director of Qwest Communications International, Inc. and Union Pacific Corporation.

        Stephen A. Kaplan has served as a director since March 2002 and is a member of our Compensation Committee and our Executive Committee. Mr. Kaplan is a principal of Oaktree Capital Management, LLC. Since 1995 Mr. Kaplan has managed Oaktree's Principal Investment Activities Group, which invests in controlling and minority positions in private and public companies. Prior to joining Oaktree Capital Management, LLC, Mr. Kaplan was a managing director of Trust Company of the West. Prior to his work with Trust Company of the West, Mr. Kaplan was a partner with the law firm Gibson, Dunn & Crutcher. Mr. Kaplan currently serves as a director of General Maritime Corporation, Cherokee International, Inc. and CollaGenex Pharmaceuticals, Inc.

        Robert F. Starzel has served as a director since March 2002 and is a member or our Audit Committee and our Compensation Committee. Mr. Starzel is the Senior Representative of the Chairman of the Union Pacific Corporation, which is engaged primarily in rail transportation and trucking. Mr. Starzel served as Senior Vice President of Union Pacific Corporation from May 1998 to September 2000 and as Vice President of Union Pacific Railroad Company from September 1996 to April 1998. Mr. Starzel served as Vice Chairman of Rio Grande Industries from 1994 to October 1998 and Southern Pacific Rail Corporation from 1994 to September 1996.

        James D. Packer has served as a director since March 2003. Mr. Packer is the Executive Chairman of Publishing and Broadcasting Ltd., Australia's leading media and entertainment company. Mr. Packer is also the Co-Chief Executive Officer of Consolidated Press Holdings Limited. Since 1988, Mr. Packer has worked in various senior positions across the PBL group. Mr. Packer currently serves as a director in various companies, including Puma AG, Foxtel, Challenger International Limited and Hoyts Cinemas Limited.

Board and Committee Information

        The board of directors held four meetings during our 2002 fiscal year. All directors attended at least 75% of the total number of meetings held by the board of directors and by the committees of the board of directors on which they served.

        The board of directors has established three standing committees. The standing committees consist of an Audit Committee, a Compensation Committee and an Executive Committee. The standing committees, except for the Executive Committee, are comprised entirely of our non-employee directors as provided in the table below.

Board Member	Audit	Compensation	Executive
Thomas D. Bell, Jr.	X
Alfred C. Eckert III	X	X
Robert F. Starzel	X	X
Michael F. Bennet		X	X
Stephen A. Kaplan		X	X
Craig D. Slater			X
Kurt C. Hall			X
Michael L. Campbell			X
Meetings Held in 2002	4	2	4

        The functions performed by each of the committees are briefly described below:

Audit Committee

  •
  Engages, oversees and, if necessary, discharges the independent accountants responsible for the audit of our financial statements;
  •
  Reviews the scope and results of the audit with the independent accountants;
  •
  Reviews with management and the independent accountants our annual operating results;
  •
  Considers the adequacy of the internal accounting control procedures; and
  •
  Considers the independence of our independent accountants.

Compensation Committee

  •
  Recommends salaries and incentive compensation of our employees;
  •
  Reviews and determines the salary and incentive compensation of our executive officers; and
  •
  Administers our 2002 Stock Incentive Plan.
  •
  Our Compensation Committee has a Stock Incentive Subcommittee, comprised of Messrs. Starzel and Eckert, which reviews and approves grants of stock and options pursuant to the Company's 2002 Stock Incentive Plan.

Executive Committee

  •
  Acts for the board of directors between meetings on matters already approved in principle by the board; and
  •
  Exercises the authority of the board of directors on specific matters assigned by the board from time to time.

Compensation of Directors

        We reimburse all of our directors for reasonable out-of-pocket expenses related to attending board of director and board of director committee meetings. In addition, we pay Messrs. Bell, Eckert and Starzel, each of whom is a non-employee director, an annual cash retainer for board of director service of $40,000, and we also granted to each of them on June 5, 2002 a non-qualified stock option to purchase 5,000 shares of Class A common stock at an exercise price of $23.25 per share. The options vest in equal 20% increments over five years and expire ten years after the date of grant. The option grant to each of these directors was a one-time grant and we do not currently anticipate granting additional stock options to them.

        We currently do not intend to pay cash or equity compensation to our other directors for serving on our board of directors, except as set forth above.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

        The following table shows information with respect to beneficial ownership of our Common Stock, as of March 7, 2003, for:

  •
  each of our directors and executive officers listed in the summary compensation table provided below, who we refer to as our named executive officers;
  •
  all of our directors and named executive officers as a group; and
  •
  each person known by us, based upon our review of Schedules 13G filed with the Securities and Exchange Commission in respect of the ownership of our shares of Common Stock, to beneficially own five percent or more of either class of our Common Stock.

        We have calculated the percentage of beneficial ownership based on 46,547,578 shares of Class A common stock and 85,287,957 shares of Class B common stock outstanding as of March 7, 2003.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power (2)
Directors
Philip F. Anschutz (3)	73,708,639	61.3%	73,708,639	82.6%	77.6%
Thomas D. Bell, Jr	—	—	—	—	—
Michael F. Bennet (4)	251,292	*	—	—	*
Alfred C. Eckert III (5)	65,000	*	—	—	*
Stephen A. Kaplan (6)	—	—	—	—	—
Craig D. Slater (7)	125,646	*	—	—	*
Robert F. Starzel	—	—	—	—	—
James D. Packer	—	—	—	—	—
Executive Officers
Michael L. Campbell (8)	167,945	*	—	—	—
Kurt C. Hall (9)	172,924	*	—	—	*
Amy E. Miles (8)	58,022	*	—	—	—
Gregory W. Dunn (8)	59,083	*	—	—	—
Peter B. Brandow (10)	45,449	*	—	—	*
All directors and named executive officers as a group (13 persons)	74,654,000	61.8%	73,708,639	82.6%	77.6%
Five Percent Stockholders
Anschutz Company (11)	73,708,639	61.3%	73,708,639	82.6%	77.6%
OCM Principal Opportunities Fund II, L.P. (12)	15,507,503	25.0%	15,507,503	18.2%	17.2%
GSCP Recovery, Inc. (13)	9,223,244	19.8%	—	—	1.0%
LB I Group Inc. (14)	5,638,333	12.1%	—	—	*
ACE II LLC (15)	3,053,704	6.5%	—	—	*
Putnam, LLC d/b/a Putnam Investments (16)	2,893,034	6.2%	—	—	*

*
Represents less than 1%

(1)
Beneficial ownership is determined under the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless indicated by footnote, the address for each listed director, named executive officer and principal stockholder is 9110 East Nichols Avenue, Suite 200, Centennial, CO 80112. Except as indicated by footnote, the persons named in the table report having sole voting and investment power with respect to all shares of Class A common stock and Class B common stock shown as beneficially owned by them.

The number of shares of Class A common stock and Class B common stock outstanding used in calculating the percentage for each listed person includes the shares of Class A common stock and Class B common stock underlying warrants or options held by that person that are currently exercisable or are exercisable within 60 days of March 7, 2003, but excludes shares of Class A common stock and Class B common stock underlying warrants or options held by any other person.

(2)
Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted on by stockholders. This column represents the combined voting power of the outstanding shares of Class A common stock and Class B common stock held by such beneficial owner and assumes that no shares of Class B common stock have been converted into Class A common stock.

(3)
All of the shares shown as beneficially owned by Mr. Anschutz are held by Anschutz Company, which is controlled by Mr. Anschutz and shares voting and dispositive power with Mr. Anschutz. Of the 73,708,639 shares of Class B common stock, 3,928,185 represent shares of Class B common stock issuable upon the exercise of outstanding warrants. The 73,708,639 shares of Class A common stock represent 69,780,454 shares of Class A common stock issuable upon the conversion of a like number of shares of Class B common stock beneficially owned by Mr. Anschutz and 3,928,185 shares of Class A common stock issuable upon conversion of a like number of shares of Class B common stock that are issuable upon the exercise of outstanding warrants.

(4)
Includes 13,392 shares of Class A common stock issuable upon the exercise of outstanding warrants.

(5)
Excludes 9,223,244 shares of Class A common stock held by GSCP Recovery, Inc. ("GSCP") and as to which Mr. Eckert reports no voting or dispositive power. Mr. Eckert is a limited partner of GSCP (NJ), L.P. ("GSCP LP") and an executive officer of GSCP LP's general partner, GSCP (NJ), Inc., each of which entities reports shared voting and dispositive power with GSCP with respect to such shares.

(6)
Excludes 15,507,503 shares of Class B common stock held by OCM Principal Opportunities Fund II, L.P. ("OCM") and as to which Mr. Kaplan reports no voting or dispositive power. Mr. Kaplan is a principal of OCM's general partner, Oaktree Capital Management, LLC ("Oaktree"), which reports shared voting and dispositive power with OCM with respect to such shares.

(7)
Includes 6,696 shares of Class A common stock issuable upon the exercise of outstanding warrants. Excludes 893,059 shares of Class A common stock and warrants to purchase 54,266 shares of Class A common stock held by an entity for the benefit of Mr. Slater's family members and as to which Mr. Slater does not have voting or dispositive power. Also excludes 475,798 shares of Class A common stock and warrants to purchase 26,784 shares of Class A common stock held by a trust for the benefit of Mr. Slater's family and as to which Mr. Slater does not have voting or dispositive power.

(8)
All of the shares shown represent shares subject to currently exercisable options.

(9)
Includes 148,924 shares subject to currently exercisable options.

(10)
Includes 35,449 shares subject to currently exercisable options.

(11)
The address of Anschutz Company is 555 17th Street, Suite 2400, Denver, CO 80202.

(12)
The 15,507,503 shares of Class A common stock represent 15,507,503 shares of Class A common stock issuable upon conversion of a like number of shares of Class B common stock. OCM Principal Opportunities Fund II, L.P ("OCM") reports shared voting and dispositive with its general partner, Oaktree Capital Management, LLC ("Oaktree"). The address of each of OCM and Oaktree is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(13)
GSCP Recovery, Inc. reports shared voting and dispositive power with GSCP (NJ), L.P., its manager, and GSCP (NJ), Inc., the sole general partner of GSCP (NJ), L.P. The address of each of GSCP Recovery, Inc., GSCP (NJ), L.P. and GSCP (NJ), Inc. is 500 Campus Drive, Florham Park, New Jersey 07932.

(14)
LBI I Group Inc. ("LB Group") is a wholly owned subsidiary of Lehman Brothers Inc. ("LBI"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). Each of LB Group, LBI and Holdings report having sole voting and dispositive power with respect to the shares. The address of each of LB Group, LBI and Holdings is 745 Seventh Avenue, New York, NY 10019.

(15)
Includes 162,745 shares of Class A common stock issuable upon the exercise of outstanding warrants. The address of ACE II LLC is 555 17th Street, Suite 2400, Denver, CO 80202.

(16)
Represents (i) a total of 2,876,140 shares held by investment funds to which Putnam Investment Management, LLC ("PIM") serves as investment advisor and (ii) a total of 16,894 shares held by investment funds to which The Putnam Advisory Company, LLC ("PAC") serves as investment advisor. PIM and PAC are wholly owned subsidiaries of Putnam, LLC d/b/a Putnam Investments ("Putnam"), and Putnam is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. Each of PIM and PAC reports shared dispositive power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund and PAC has shared voting power over the shares held by the institutional clients. As such, each of PIM and PAC, respectively, may be deemed to be the beneficial owner for reporting purposes of the shares owned by the Putnam funds advised by it. Putnam and Marsh & McLennan Companies, Inc. could also each be deemed to be the beneficial owner for reporting purposes of the shares owned by funds advised by PIM or PAC; however, Marsh & McLennan Companies, Inc. and Putnam each disclaim beneficial ownership of these shares. The address of each of Putnam, PIM and PAC is One Post Office Square, Boston, MA 02109. The address of March & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

AUDIT COMMITTEE REPORT

        Our Audit Committee reviews our financial reporting process on behalf of our board of directors.

        Our Audit Committee is comprised of the three members identified below, each of whom is an "independent director" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual. They also are financially literate and have accounting and financial management expertise. Our board of directors has adopted a written charter for our Audit Committee, a conformed copy of which is attached as an appendix hereto, and has re-evaluated it in connection with the filing of our Annual Report on Form 10-K with the Securities and Exchange Commission. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with our management and KPMG LLP, our independent auditors. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. KPMG is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The committee has discussed with KPMG the matters requiring discussion by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), Communication with Audit Committees, as modified or supplemented, and all other matters required to be discussed with the auditors. In addition, the committee has received the written disclosures and the letter from KPMG required by Independence Standard Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and discussed with KPMG their independence from Regal and our management. The committee has also considered whether and determined that the independent auditors' provision of other non-audit services to us is compatible with maintaining the auditors' independence.

        For the fiscal year ended December 26, 2002, we incurred fees for services from KPMG as discussed below.

  •
  Audit Fees. The aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements included in our Form 10-K and the review of the financial statements included in our Forms 10-Q for the fiscal year ended December 26, 2002 were approximately $644,200.

  •
  Financial Information Systems Design and Implementation Fees. Regal did not incur any fees or expenses from KPMG relating to our financial information systems design and implementation.

  •
  All Other Fees. The aggregate fees billed for all other services rendered by KPMG for the fiscal year ended December 26, 2002 were approximately $1,450,300. These services related to our initial public offering, tax consulting and other non-audit services.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors (and our board of directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2002, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee of the board of directors.

Thomas D. Bell, Jr.
Alfred C. Eckert III
Robert F. Starzel

EXECUTIVE COMPENSATION

        We were formed in March 2002. The following table shows the fiscal 2002 cash compensation and certain other compensation paid or accrued by us for our Co-Chief Executive Officers and our other most highly compensated executive officers. We refer to these officers as our named executive officers.

Summary Compensation Table

	Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Salary	Bonus	Securities Underlying Stock Options
Michael L. Campbell, Co-Chief Executive Officer	$589,100	$883,650	1,908,840
Kurt C. Hall, Co-Chief Executive Officer	$589,100	$839,100	620,918
Gregory W. Dunn, Executive Vice President and Chief Operating Officer	$377,169	$377,169	590,832
Amy E. Miles, Executive Vice President and Chief Financial Officer	$325,000	$325,000	590,832
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$305,000	$305,000	454,486

Option Grants In Last Fiscal Year

        The following table shows information about stock option grants to our named executive officers during fiscal 2002. These figures do not represent our estimate or projection of future stock prices.

Individual Grants
									Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Stock Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/share)		Market Price on Date of Grant(1)		Expiration Date
									0% ($)	5% ($)	10% ($)
Michael L. Campbell (2)	1,908,840	18.3%			$8.87		$11.06	May 3, 2012	4,180,359	17,457,438	37,827,084
Kurt C. Hall (3)	488,018 132,900	4.7 1.3	% %	$ $	4.44 8.88	$ $	11.06 11.06	May 3, 2012 May 3, 2012	3,230,679 289,722	6,625,124 1,214,117	11,832,870 2,632,322
Gregory W. Dunn (2)	590,832	5.7%			$8.87		$11.06	May 3, 2012	1,293,922	5,403,498	11,708,394
Amy E. Miles (2)	590,832	5.7%			$8.87		$11.06	May 3, 2012	1,293,922	5,403,498	11,708,394
Peter B. Brandow (2)	454,486	4.4%			$8.87		$11.06	May 3, 2012	995,324	4,156,535	9,006,454

(1)
The options granted to the named executive officers were issued in replacement of existing options for Regal Cinemas and United Artists in conjunction with the exchange transaction at the exchange transaction value of $11.06 per share and based upon the cash purchase price of Edwards Theatres, Inc. shares purchased from third parties in arms-length transactions, net of the respective exercise prices of the replaced options.
(2)
The stock options granted pursuant to our 2002 Stock Incentive Plan to these named executive officers were exercisable as to ten percent of the underlying shares on the date of grant, another ten percent became exercisable on January 29, 2003, and the remaining options become exercisable in equal 20% installments on January 29 of each succeeding year until fully vested on January 29, 2007 and expire on the tenth anniversary of the date of grant.
(3)
The stock options granted pursuant to our 2002 Stock Incentive Plan to Mr. Hall were exercisable as to twenty percent of the underlying shares on the date of grant, and the remaining options become exercisable in equal 20% installments on March 2 of each succeeding year until fully vested on March 2, 2006 and expire on the tenth anniversary of the date of grant.

Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

        The following table shows information about the value realized on option exercises for each of our named executive officers during fiscal 2002, and the value of their unexercised options at the end of fiscal 2002. Value of unexercised options is measured as the difference between the exercise price and the closing price of our Class A common stock on December 26, 2002, the last trading day of fiscal 2002, of $20.78 per share.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael L. Campbell	190,884	$2,105,728	—	1,717,956	—	$20,460,856
Kurt C. Hall	96,000	$1,142,150	28,183	496,735	$342,495	$7,644,585
Gregory W. Dunn	59,083	$668,533	—	531,749	—	$6,333,131
Amy E. Miles	59,083	$658,241	—	531,749	—	$6,333,131
Peter B. Brandow	45,448	$511,117	—	409,038	—	$4,871,643

Equity Compensation Plan Information

        The following table sets out, as of December 26, 2002, the number of Regal's securities to be issued upon exercise of outstanding options, warrants and rights, the weighted average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,225,157	$10.60	1,014,390
Equity compensation plans not approved by security holders	—	—	—

Total	9,225,157	$10.60	1,014,390

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        We have entered into employment agreements with Messrs. Campbell and Hall, pursuant to which Mr. Campbell will serve as one of our Co-Chief Executive Officers and as Chief Executive Officer of Regal Cinemas, and Mr. Hall will serve as our other Co-Chief Executive Officer and as President and Chief Executive Officer of Regal CineMedia. The term of the agreements is three years and provides for a base annual salary of $589,100 for each of Messrs. Campbell and Hall, subject to subsequent annual adjustment. Each employee is also eligible to receive a cash bonus each year based on performance and attainment of earnings objectives set by our board of directors. Each employee's target bonus shall be at least 100% of his base annual salary and each employee's stretch bonus shall be at least 150% of his base annual salary.

        If we terminate either Mr. Campbell's or Mr. Hall's employment without cause, such employee is entitled to severance payments equal to that of two times his base annual salary and health and life insurance benefits for 24 months from the date of the termination of his employment. Under those circumstances, each employee is also entitled to receive, pro-rated to the date of termination, any bonus he would have received for that year. If either employee terminates his employment for good reason, he is entitled to receive, in addition to amounts payable if we were to have terminated his employment without cause, one times such employee's target bonus. Also, if we terminate employment, or if either employee resigns for good reason, within 3 months prior to, or one year after, a change of control of Regal, such employee is entitled to receive severance payments equal to: (i) the actual bonus, pro-rated to the date of termination, he would have received in respect of the fiscal year in which the termination occurs; and (ii) two and one-half times his annual base salary plus two times his target bonus, and health and life insurance benefits for 30 months. Each employee is also subject to a noncompete agreement under which he agrees not to compete with us or our theatre affiliates or solicit or hire certain of our employees during the term of his employment agreement and for one year thereafter.

        We have entered into employment agreements with Ms. Miles and Mr. Dunn, pursuant to which Ms. Miles will serve as our Chief Financial Officer and as Chief Financial Officer of Regal Cinemas, and Mr. Dunn will serve as our Chief Operating Officer and as President and Chief Operating Officer of Regal Cinemas. The term of the agreements is three years and the agreements provide for base annual salaries of $325,000 for Ms. Miles and $377,169 for Mr. Dunn, subject to subsequent annual adjustment. Each employee is also eligible to receive a cash bonus each year based on performance and attainment of earnings objectives set by our board of directors. Each employee's target bonus shall be at least 75% of his or her base annual salary and each employee's stretch bonus shall be at least 100% of his or her base annual salary.

        If we terminate either Ms. Miles' or Mr. Dunn's employment without cause, such employee is entitled to severance payments equal to that of two times his or her base annual salary and health and life insurance benefits for 24 months from the date of the termination of his or her employment. Under those circumstances, each employee is also entitled to receive, pro-rated to the date of termination, any bonus he or she would have received for that year. If either employee terminates his or her employment for good reason, he or she is entitled to receive, in addition to amounts payable if we were to have terminated his or her employment without cause, one times such employee's target bonus. Also, if we terminate employment, or if either employee resigns for good reason, within 3 months prior to, or one year after, a change of control of Regal, such employee is entitled to receive severance payments equal to: (i) the actual bonus, pro-rated to the date of termination, the executive would have received in the fiscal year in which the termination occurs, and (ii) two times the executive's annual salary plus one and one-half times the executive's target bonus, and health and life insurance benefits for 30 months. Each employee is also subject to a noncompete agreement under which he or she agrees not to compete with us or our theatre affiliates or solicit or hire certain of our employees during the term of his or her employment agreement and for one year thereafter.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Compensation Committee Report On Executive Compensation

        The Compensation Committee consists of Michael F. Bennet, Alfred C. Eckert III, Stephen A. Kaplan and Robert F. Starzel. The Compensation Committee is responsible for determining the salary and incentive compensation of our officers and providing recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also is responsible for administering our 2002 Stock Incentive Plan, including reviewing management recommendations with respect to option grants and taking other actions as may be required in connection with our compensation and incentive plans.

Compensation Policies

        General.    In determining the compensation of the executive officers in 2002 the committee considered the compensation practices of comparable companies. Published data from comparable companies was gathered and reviewed by us. The comparable companies were selected based on their industry and their scope of operations. These comparable companies differ from the companies included in the industry peer group, which is used in the performance graph that follows this report. The committee believes that the published data used better reflects the overall labor markets in which Regal competes for talented executives.

        Our compensation policies are intended to create value for Regal's stockholders through long-term growth in sales and earnings. The total compensation package, consisting of a base salary, annual incentive opportunity, stock option grants and benefits is designed to attract, motivate and retain quality executives needed to successfully lead and manage Regal. The compensation program intentionally ties a sizable portion of the executives' total compensation to positive company performance and the creation of stockholder value.

        The Compensation Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of executive officers' total compensation package, including insurance and other benefits.

        Base Salaries.    Base salaries are targeted at median competitive levels for similar-sized companies in the motion picture exhibition industry and are adjusted to recognize varying levels of responsibility, individual performance, business unit performance and internal equity issues. Base salaries are reviewed annually and any increases are approved by taking into account Regal's actual financial performance, the executive officer's performance in meeting company goals, and competitive salary data. The Compensation Committee does not assign a predetermined specific weight to these items.

        Annual Incentives and Long Term Incentives.    Any annual incentive compensation paid to our executive officers is variable and depends 100% on Regal's performance. Each of our named executive officers, other than Mr. Brandow, will be eligible for target and stock bonuses in accordance with their respective employment contracts.

        Long-term incentives comprise a significant component of our executive officers' total compensation packages. These incentives are designed to motivate and reward executives for maximizing stockholder value and encourage the long-term employment of key employees.

Co-Chief Executive Officers Compensation

        Messrs. Campbell's and Hall's fiscal 2002 annual base salaries were $589,100. Mr. Campbell received an annual incentive cash bonus of $883,650 and Mr. Hall received an annual incentive cash bonus of $839,100. In determining the amounts of Messrs. Campbell's and Hall's bonus payments, the Compensation Committee considered the market share, profitability and revenue growth of the Company. The Compensation Committee considered certain financial targets, including EBITDA and EBITDAR margins, which factors exceeded the 2002 targets. The Committee also considered operational factors such as the successful completion of our combination of our Regal Cinemas, United Artists and Edwards Theatres, Inc. ("Edwards") theatre circuits, which helped the Company achieve immediate costs savings at our theatre circuits by creating economies of scale and by eliminating corporate redundancy, and the successful creation of Regal CineMedia. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based on a consideration of all such factors.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally limits Regal's tax deduction for compensation paid to the named executive officers to $1 million per year unless certain requirements are met. The Compensation Committee has taken and intends to continue taking the necessary steps to ensure that Regal's tax deduction is preserved and not limited by the $1 million deductibility cap, including seeking and obtaining stockholder approval at this Annual Meeting for the material terms for payment of our annual executive incentive compensation as required under Section 162(m) of the Code.

Conclusion

        We believe our executive compensation policies and programs effectively serve the interests of our stockholders and Regal. The various pay vehicles offered are carefully designed to provide increased motivation for executive officers to contribute to Regal's overall future success, thereby enhancing the value of Regal for the stockholders' benefit.

        Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Michael F. Bennet
Alfred C. Eckert III
Stephen A. Kaplan
Robert F. Starzel

Comparative Stock Performance

        The following line graph compares the yearly percentage change in the cumulative total stockholder return on Regal's Class A common stock with (i) the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and (ii) a peer group of public companies primarily engaged in the motion picture exhibition industry, for the period commencing May 9, 2002 (the date upon which Regal's shares of Class A common stock began trading on the New York Stock Exchange) and ending December 26, 2002 (the last day of Regal's most recently completed fiscal year). The comparison assumes $100 was invested on May 9, 2002 in Regal's Class A common stock and in the foregoing index, and further assumes the reinvestment of dividends. The peer group companies are comprised of Carmike Cinemas, Inc. and AMC Entertainment Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and holders of greater than ten percent of our common stock are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 26, 2002, all of our executive officers, directors and holders of greater than ten percent of our common stock complied with the applicable filing requirements of Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Exchange Agreement

        On March 8, 2002, we entered into an Exchange Agreement with stockholders of Regal Cinemas, United Artists, Edwards and Regal CineMedia to acquire capital stock of Regal Cinemas, United Artists, Edwards and Regal CineMedia. The following table identifies our executive officers, directors and each stockholder beneficially owning five percent or more of either class of our outstanding Common Stock who received Class A common stock, Class B common stock or warrants or options to purchase Class A common stock or Class B common stock in connection with the exchange transaction. The value of the shares of Class A common stock and Class B common stock in the following table is based on the exchange transaction value of $11.06 per share and based upon the cash purchase price of Edwards shares purchased from Joan Edwards Randolph and Carole Ann Ruoff in negotiated arms length transactions at the time of the exchange transaction. The value of shares of Class A common stock underlying warrants and options is also based on the $11.06 per share price net of the respective exercise price.

	Shares of Class A Common Stock	Value of Shares of Class A Common Stock	Shares of Class A Common Stock Underlying Warrants and Options	Value of Shares of Class A Common Stock Underlying Warrants and Options	Shares of Class B Common Stock	Value of Shares of Class B Common Stock
REGAL CINEMAS
Executive Officers and Directors
Philip F. Anschutz (a)	—	$—	—	$—	45,579,192	$504,105,864
Michael L. Campbell	—	—	1,908,840	4,180,359	—	—
Alfred C. Eckert III (b)	—	—	—	—	—	—
Stephen A. Kaplan (c)	—	—	—	—	—	—
Craig D. Slater (d)	630,583	6,974,247	—	—	—	—
Gregory W. Dunn	—	—	590,832	1,293,922	—	—
Amy E. Miles	—	—	590,832	1,293,922	—	—
Peter B. Brandow	—	—	454,486	995,324	—	—
Five Percent Stockholders
Anschutz	—	—	—	—	45,579,192	504,105,864
OCM Principal Opportunities Fund II, L.P.	—	—	—	—	12,265,357	135,654,848
GSCP Recovery, Inc.	9,223,244	102,009,079	—	—	—	—
LB I Group Inc.	5,638,333	62,359,963	—	—	—	—
ACE II LLC	2,806,366	31,038,408	—	—	—	—
Putnam Investment Management, LLC	4,046,175	44,750,696	—	—	—	—
UNITED ARTISTS
Executive Officers and Directors
Philip F. Anschutz (a)	—	$—	—	$—	17,439,906	$192,885,360
Kurt C. Hall	—	—	620,918	3,520,401	—	—
Craig D. Slater (d)	205,163	2,269,103	54,266	118,300	—	—
Five Percent Stockholders
Anschutz	—	—	—	—	17,439,906	192,885,360
ACE II LLC	1,032,678	11,421,419	241,863	527,261	—	—
EDWARDS THEATRES
Executive Officers and Directors
Philip F. Anschutz (a)	—	$—	—	$—	6,668,091	$73,749,086
Stephen A. Kaplan (c)	—	—	—	—	—	—
Craig D. Slater (d)	57,313	633,882	—	—	—	—
Five Percent Stockholders
Anschutz	—	—	—	—	6,668,091	73,749,086
ACE II LLC	410,568	4,540,882	—	—	—	—
OCM Principal Opportunities Fund II, L.P.	—	—	—	—	1,786,963	19,763,811
W. James Edwards III	1,743,732	19,285,676	—	—	—	—
REGAL CINEMEDIA
Executive Officers and Directors
Philip F. Anschutz (a)	—	$—	—	$—	850,828	$9,410,158
Five Percent Stockholders
Anschutz	—	—	—	—	850,828	9,410,158
ACE II LLC	46,859	518,261	—	—	—	—

(a)
Includes shares received by Anschutz Investment Fund, LP.
(b)
Excludes shares received by GSCP Recovery, Inc., as to which Mr. Eckert disclaims beneficial ownership except to the extent of his pecuniary interest in such shares and as to which he reports no voting or dispositive power.
(c)
Excludes shares received by OCM Principal Opportunities Fund II, L.P., as to which Mr. Kaplan disclaims beneficial ownership except to the extent of his pecuniary interest in such shares and as to which he reports no voting or dispositive power.
(d)
Represents shares held by Juniper Family Investments, LLC, an entity formed for the benefit of Mr. Slater's family members. Mr. Slater disclaims beneficial ownership in the shares held by Juniper Family Investments, LLC and has no pecuniary interest in those shares.

        In connection with the exchange transaction, The Anschutz Corporation and its subsidiaries ("Anschutz") received warrants to purchase 3,928,185 shares of Class B common stock of Regal at a purchase price of $8.88 per share in exchange for its warrants to purchase United Artists stock. The purchase price will be proportionately reduced or increased, as the case may be, if the outstanding amount of Class B common stock is either divided into a greater number of shares (or a stock dividend is paid) or combined into a smaller number of shares. The warrants expire in March 2008.

        Prior to the exchange transaction, Edwards issued 108,000 shares and 27,000 shares of its Class A common stock to Anschutz and OCM Principal Opportunities Fund II, L.P. and its subsidiaries ("Oaktree's Principal Activities Group"), respectively, the holders of Edwards' Series A preferred stock, and an aggregate of 115,000 shares of its Class B common stock pro rata to W. James Edwards III, Carole Ann Ruoff and Joan Edwards Randolph, the holders of Edwards' Series B preferred stock in consideration for the elimination of voting rights on such preferred stock. These shares of Edwards' common stock were exchanged for our Common Stock in the exchange transaction described above.

Employment Agreements

        We have entered into Employment Agreements with each of our named executive officers other than Mr. Brandow. For the details of these agreements, please see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

Employee Relationships with Michael Campbell

        Certain of Mr. Campbell's family members are employed by us and receive an annual salary in excess of $60,000 per year. Rick Campbell and Charles Campbell, Mr. Campbell's brothers, are employed, respectively, as our network administration manager and quality control senior manager.

Edwards Reorganization Payments

        Under Edwards' plan of reorganization, Anschutz and Oaktree's Principal Activities Group will contribute to Edwards $0.90 for each $1.00 of allowed general unsecured claims in excess of $55.0 million, up to $13.5 million. For each $900 contributed, Anschutz and Oaktree's Principal Activities Group will receive $1,044, up to a maximum of $15,663,333, from Ms. Carole Ann Ruoff and Ms. Joan Edwards Randolph, both former stockholders of Edwards, and from Edwards Affiliated Holdings, LLC, a company controlled by Mr. W. James Edwards, another former stockholder of Edwards. We will also acquire up to 331,451 shares of our Class A common stock from Edwards Affiliated Holdings, LLC, based on the dollar amount contributed by Anschutz and Oaktree's Principal Activities Group. Anschutz and Oaktree's Principal Activities Group will, in turn, receive the same number of shares from us, and will also receive from Ms. Ruoff and Ms. Randolph an aggregate of up to $7,384,469 in cash, in each instance based on the amount contributed and allocated between Anschutz and Oaktree's Principal Activities Group in relation to their respective contributions.

        In addition, Anschutz and Oaktree's Principal Activities Group will contribute to Edwards $0.90 for each $1.00 of allowed general unsecured claims in excess of $70.0 million. In exchange for these contributions, we will acquire up to 1,383,461 shares of Class A common stock from Edwards Affiliated Holdings, LLC based on the amount contributed by Anschutz and Oaktree's Principal Activities Group. Anschutz and Oaktree's Principal Activities Group will, in turn, receive the same number of shares from us, and will also receive from Ms. Ruoff and Ms. Randolph up to an aggregate of $5,935,531 in cash, in each instance based on the amount contributed and allocated between Anschutz and Oaktree's Principal Activities Group in relation to their respective contributions.

Regal Cinemas, Inc. Reorganization Payments

        As members of the class of holders of Regal Cinemas, Inc.'s old senior credit facilities, Anschutz received $33.6 million, Oaktree's Principal Activities Group received $5.6 million and Greenwich Street Capital Partners ("GSCP") received $6.0 million in respect of accrued but unpaid interest. As members of the class of holders of Regal Cinemas, Inc.'s subordinated debt, Anschutz received cash payments of approximately $129.5 million, Oaktree's Principal Activities Group received cash payments of approximately $29.7 million and GSCP received cash payments of approximately $5.5 million in satisfaction of these claims, which payments equaled approximately 20% of the principal amount of subordinated debt held by them. Anschutz has received cash payments of approximately $3.2 million and Oaktree's Principal Activities Group has received cash payments of approximately $800,000 from Regal Cinemas, Inc. and Regal and GSCP has received cash payments from Regal Cinemas, Inc. of approximately $50,000 in respect of documented expenses incurred in connection with Regal Cinemas, Inc.'s restructuring. In addition, Regal paid GSCP $1,000,000 for restructuring services.

Regal Stockholders' Agreement

        On March 8, 2002, we entered into an agreement with our stockholders that became effective upon the closing of the exchange transaction, providing for certain rights and obligations among the stockholders, including rights of first refusal. Pursuant to this agreement, any stockholder, with the exception of Anschutz, who received an offer to purchase all or any portion of his equity securities was required to first deliver to Anschutz and Oaktree's Principal Activities Group, as applicable, such offer on the same terms as initially received by the stockholder. If Oaktree's Principal Activities Group, or its affiliates, received an offer to purchase its shares, only Anschutz would have a right of first refusal. If we offered for sale equity securities other than in connection with the initial public offering and other financing transactions, then each of Anschutz and Oaktree's Principal Activities Group would have a preemptive right to purchase its pro rata portion of those offered securities. If either Anschutz or Oaktree's Principal Activities Group elected to purchase its pro rata portion, then each of the other stockholders would also have a preemptive right to purchase its pro rata portion.

        The agreement further provided that each stockholder would vote to cause to be elected to our board of directors five directors designated by Anschutz, Stephen A. Kaplan or another designee of Oaktree's Principal Activities Group approved by Anschutz, Michael L. Campbell, Kurt C. Hall and one director designated by a majority of our outstanding voting stock. The agreement also provided that the stockholders would be entitled to participate in offers to purchase at least a 50% voting interest in Regal or any sale by Anschutz. Any stockholder who received such offer could not participate in the sale unless the offer was extended to the other stockholders. In the event we received a proposal for any merger or sale of a significant portion of our assets or sale of shares of capital stock or other extraordinary transaction, all stockholders would be obligated to vote their shares in favor of such transaction; provided that our board of directors had recommended the transaction or our stockholders who hold at least two-thirds of the total voting power had indicated their approval. These rights and obligations, in addition to the rights of first refusal and preemptive rights described above, would terminate upon the closing of the initial public offering.

        In addition, the agreement provided registration rights. After the six-month period following our initial public offering, Anschutz or Oaktree's Principal Activities Group could require us to register all or a portion of the shares of common stock then held by such stockholder. Generally, we would not be obligated to comply with more than three demands for registration from Anschutz and two demands for registration from Oaktree's Principal Activities Group. The agreement also provided for piggyback rights other than in connection with the initial public offering or registration statements related to employee benefit plans or acquisitions by us.

        On May 14, 2002, following the closing of our initial public offering, we entered into an agreement with our stockholders amending the March 8, 2002 stockholders' agreement to eliminate the rights of first refusal, preemptive rights, participation rights in the event of the sale of 50% or more of the voting interest in Regal as well as the director election and merger or sale vote obligations described above. The amended and restated stockholders' agreement preserves the registration rights and piggyback rights described above as well as certain consultation rights for Anschutz and Oaktree's Principal Activities Group.

United Artists Stockholders' Agreement

        United Artists and its stockholders (Regal, Anschutz Investment Fund, LP, Bankers Trust Company, ML CLO XIX Sterling (Cayman) Ltd., Stein Roe Floating Rate Limited Liability Company, Goldentree High Yield Partners, L.P., Bank of America, N.A., Franklin Floating Rate Trust, Goldentree High Yield Opportunities I, L.P., Goldentree High Yield Partners, L.P., Putnam Diversified Income Trust, Putnam High Yield Managed Fund, and Bear Stearns & Co., Inc.) were party to an agreement dated March 2, 2001 that contains provisions for corporate governance, including a voting agreement with respect to the election of directors of United Artists. Pursuant to this agreement, Anschutz Investment Fund, LP, Bank of America, N.A., Bankers Trust Company, ML CLO XIX Sterling (Cayman) Ltd., Stein Roe Floating Rate Limited Liability Company, Franklin Floating Rate Trust, Putnam High Yield Managed Fund and Putnam Diversified Income Trust had the right to designate members of the board of directors of United Artists. Anschutz was entitled to nominate four members and Bank of America, N.A., Bankers Trust Company, ML CLO XIX Sterling (Cayman) Ltd., Stein Roe Floating Rate Limited Liability Company, Franklin Floating Rate Trust, Putnam High Yield Managed Fund and Putnam Diversified Income Trust as a group, were entitled to nominate two members. Anschutz had assigned to us its right under the stockholders' agreement to nominate board members pursuant to an agreement between Anschutz and Regal. Our agreement with Anschutz also provides that we may not amend or terminate the United Artists stockholders' agreement without the consent of Anschutz.

        Bank of America, N.A., Bankers Trust Company, ML CLO XIX Sterling (Cayman) Ltd., Stein Roe Floating Rate Limited Liability Company, Franklin Floating Rate Trust, Putnam High Yield Managed Fund and Putnam Diversified Income Trust had registration rights with respect to the common stock issued to them in connection with United Artists' plan of reorganization. At any time following an initial public offering of United Artists, holders including at least 30% of the total number of registrable securities held by all holders of registrable securities in a proposed registration could have required United Artists to register those securities. As a group, Bank of America, N.A., Bankers Trust Company, ML CLO XIX Sterling (Cayman) Ltd., Stein Roe Floating Rate Limited Liability Company, Franklin Floating Rate Trust, Putnam High Yield Managed Fund and Putnam Diversified Income Trust could have requested a maximum of three registrations.

        In addition, the stockholders' agreement included piggyback rights upon a public offering of United Artists shares, as well as rights with respect to share transfers, such as first refusal rights, bring along rights and tag along rights. The agreement also included customary suspension, underwriter "cut-back," indemnification and contribution provisions. As the sole remaining stockholder of United Artists following our acquisition of the remaining outstanding shares of common stock of United Artists held by United Artists' minority stockholders, we terminated this agreement on August 16, 2002.

        By the terms of the Exchange Agreement, Anschutz had and exercised the right to exchange any shares of United Artists' capital stock, or warrants to purchase shares of United Artists' capital stock, it acquired prior to the closing of our initial public offering for additional shares of our Class B common stock at the exchange ratio set forth in the Exchange Agreement.

Regal Cinemas Shareholders Agreement

        On January 29, 2002, Regal Cinemas entered into a shareholders agreement with those holders of debt under Regal Cinemas, Inc.'s former senior credit facilities who agreed to exchange a portion of their pre-petition claims for Regal Cinemas' newly issued common stock, which was issued in exchange for Regal Cinemas, Inc.'s common stock. The shareholders agreement provisions contained certain agreements regarding corporate governance and certain matters relating to the shares of Regal Cinemas, Inc.'s common stock that were subsequently exchanged for Regal Cinemas common stock. This shareholders agreement terminated upon the formation of Regal.

Redemption of Edwards' Series A Preferred Stock and Series B Preferred Stock

        In connection with our formation, Edwards issued 135,000 shares of its Class A common stock to the holders of Edwards' Series A preferred stock and 115,000 shares of its Class B common stock to the holders of Edwards' Series B preferred stock in consideration for the elimination of voting rights on such preferred stock.

        On April 17, 2002, Regal Cinemas used a portion of its proceeds from the 9 3/8% senior subordinated notes issued on April 17, 2002 to cause Edwards to redeem its Series A and Series B preferred stock. Anschutz received $47.8 million and Oaktree's Principal Activities Group received $11.9 million in the redemption of Edwards' Series A preferred stock held by them. Edwards Affiliated Holdings, LLC, an entity controlled by Edwards' former stockholder and director, W. James Edwards, III and Mr. Edwards' sisters, Carole Ann Ruoff and Joan Edwards Randolph, received an aggregate of $15.7 million in the redemption of the Edwards' Series B preferred stock held by them.

Payment of Edwards' Senior Subordinated Notes

        On April 17, 2002, Regal Cinemas used a portion of its proceeds from the 9 3/8% senior subordinated notes issued on April 17, 2002 to cause Edwards to redeem from Anschutz approximately $9.6 million and Oaktree's Principal Activities Group approximately $2.4 million owed on the senior subordinated notes issued by Edwards to Anschutz and Oaktree's Principal Activities Group.

Guaranties of Certain Edwards' Lease Obligations

        On March 8, 2002, Anschutz entered into a Guaranty for the benefit of Starwood Wasserman Fresno LLC pursuant to which Anschutz unconditionally and irrevocably agreed to guaranty the full and timely payment and performance of all of the duties, obligations and covenants of Edwards under a certain Lease dated December 27, 1999 entered into by Edwards and Starwood Wasserman Fresno LLC. Under such Lease, Edwards leases property located in Fresno, California from Starwood Wasserman Fresno LLC for the purpose of operating a theatre on such property. On December 31, 2002, the Guaranty was terminated and replaced by a new joint and several guaranty from Regal and Regal Cinemas, Inc. Pursuant to the new Guaranty, if Edwards defaults under the Lease, Starwood Wasserman Fresno LLC may proceed immediately against Regal and Regal Cinemas, Inc. or Edwards, or both, or may enforce against Regal and Regal Cinemas, Inc. or Edwards, or both, any rights it has under the Lease or pursuant to applicable laws.

        On March 8, 2002, Anschutz entered into a Guaranty for the benefit of Starwood Wasserman Ontario LLC pursuant to which Anschutz unconditionally and irrevocably agreed to guaranty the full and timely payment and performance of all of the duties, obligations and covenants of Edwards under a certain Lease dated July 16, 1999 entered into by Edwards and Starwood Wasserman Ontario LLC. Under such Lease, Edwards leases property located in Ontario, California from Starwood Wasserman Ontario LLC for the purpose of operating a theatre on such property. On December 31, 2002, the Guaranty was terminated and replaced by a new joint and several guaranty from Regal and Regal Cinemas, Inc. Pursuant to the new Guaranty, if Edwards defaults under the Lease, Starwood Wasserman Ontario LLC may proceed immediately against Regal and Regal Cinemas, Inc. or Edwards, or both, or may enforce against Regal and Regal Cinemas, Inc. or Edwards, or both, any rights it has under the Lease or pursuant to applicable laws.

Indemnification Agreements

        Regal Cinemas, Inc. has entered into indemnification agreements with each of Messrs. Campbell, Brandow and Dunn and Ms. Miles. The indemnification agreements provide that Regal Cinemas, Inc. will indemnify each of those individuals against claims arising out of events or occurrences related to that individual's service as an agent of Regal Cinemas, Inc., except among other restrictions to the extent such claims arise from conduct that was knowingly fraudulent, a knowing violation of law or of any policy of Regal Cinemas, Inc., deliberately dishonest or in bad faith or constituted willful misconduct.

Edwards Transactions

        Edwards owned a boat, valued at approximately $295,750, which was used solely by Mr. Edwards and his family. Mr. Edwards paid all costs and expenses relating to the operation of the boat. On April 17, 2002, Edwards transferred ownership of the boat to Mr. Edwards.

        Edwards Theatre Circuit has entered into five-year non-compete agreements with each of Mr. Edwards and his two sisters, pursuant to which Mr. Edwards receives guaranteed non-compete payments in the amount of $200,000 per annum, and his two sisters each receive guaranteed non-compete payments in the amount of $200,000 per annum, plus $20,000, representing the economic equivalent of health insurance and automobile expenses.

        PricewaterhouseCoopers LLP was retained by Mr. Edwards and his two sisters in February 2002, to advise and assist the family in connection with the proposed combination of Edwards, Regal Cinemas and United Artists. Edwards has agreed to be responsible for payment of the $250,000 advisory fee.

        Edwards Entertainment 2000, Inc. ("EE2K"), incorporated in May 1997 and wholly owned by Mr. Edwards and his wife Patricia, was formed to pursue theatre development projects outside of California. EE2K intended to finance its development projects primarily through financing from third parties. EE2K (or its wholly owned subsidiaries) entered into several leases, the majority of which were guaranteed by Edwards. Edwards held a receivable of approximately $27 million for development costs incurred by EE2K but paid by Edwards. Edwards also paid any and all costs and expenses incurred by EE2K.

PROPOSAL 2.    APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF REGAL ANNUAL EXECUTIVE INCENTIVE COMPENSATION

        Our board of directors has unanimously approved the material terms for payment of bonuses under the Company's annual executive incentive programs and has directed that management submit such material terms to the stockholders for their vote at the Annual Meeting. If the stockholders approve this proposal, the compensation paid pursuant to such material terms will be fully deductible by the Company for financial income tax purposes under Section 162(m) of the Code.

        Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to its chief executive officer and four other most highly compensated officers (the "covered executive officers"), as determined in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. Under the Code, however, there is no limitation on the deductibility of "qualified performance-based compensation." Qualified performance-based compensation by the Company must be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee of the board of directors while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to cover executive officers or the formula used to calculate such amount.

        Payment of an annual incentive to a covered executive officer will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for a covered executive officer for each performance period, which is generally the Company's taxable year. Performance goals will be based on one or more of the following business criteria: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) earnings before interest expense, taxes, depreciation, amortization and rent; (7) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital; (15) ratio of debt to stockholders' equity; and (16) revenue.

        The maximum annual incentive award that may be granted to any covered executive officer based on attainment of one or more of the foregoing performance goals is $1 million.

        It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Compensation Committee from time to time may approve payment of discretionary annual incentive compensation based on business criteria other than the foregoing performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m) of the Code.

        The Company expects that payment of incentive compensation for fiscal 2003 to one or more covered executive officers will be subject to attainment of one or more of the performance goals described above. The annual incentive compensation that would have been payable in the last fiscal year or that would be payable in the future based on such performance goals cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on the Company's performance for the applicable performance period, and the actual annual incentive compensation to a covered executive officer may reflect exercise of the Compensation Committee's discretion to reduce the annual incentive compensation otherwise payable upon attainment of the performance goal.

        The board of directors unanimously recommends a vote "FOR" approval of the foregoing material terms for payment of annual executive incentive compensation.

PROPOSAL 3.    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Our audit committee has unanimously selected KPMG LLP to be our independent auditors for the fiscal year ending January 1, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

        Ratification of the selection of KPMG by our stockholders is not required by law. However, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the board of directors to continue this policy). The persons designated in the enclosed proxy will vote your shares "FOR" ratification unless you include instruction in your signed proxy to the contrary. If the stockholders fail to ratify the selection of this firm, the board of directors will reconsider the matter.

        Representatives of KPMG are expected to be present at the Annual Meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of KPMG should they desire to do so. None of our directors or executive officers has any substantial interest, direct or indirect, in KPMG.

        The board of directors unanimously recommends a vote "FOR" the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending January 1, 2004.

OTHER BUSINESS

        We know of no other matter to be acted upon at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card as proxies for the holders of Regal's Common Stock will vote thereon in accordance with their best judgment.

OTHER INFORMATION

        Regal's consolidated financial statements are attached as Appendix B to this proxy statement and are included in the Annual Report on Form 10-K for the fiscal year ending December 26, 2002 filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Complimentary copies of the Form 10-K as filed with the Securities and Exchange Commission may be obtained by following the instructions provided below under the caption "Availability of Report on Form 10-K."

STOCKHOLDER PROPOSALS

        In order to include a stockholder proposal in our proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of the 2003 fiscal year, we must receive it no later than December 11, 2003. Any stockholder proposal submitted to us for consideration at next year's annual meeting but which is not intended to be included in the related proxy statement and form of proxy must be received between December 8, 2003 and January 7, 2004; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting.

AVAILABILITY OF REPORT ON FORM 10-K

        Upon your written request, we will provide to you a complimentary copy of our 2002 Annual Report on Form 10-K (without exhibits) as filed with the Securities and Exchange Commission. Your request should be mailed to Regal's principal executive offices, addressed as follows: Regal Entertainment Group, Attention: Investor Relations, 7132 Regal Lane, Knoxville, Tennessee 37918. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the Securities and Exchange Commission at www.sec.gov, and by visiting our Internet web site at www.regalcinemas.com and clicking on "Investor Relations," then on "SEC Filings" and then on "Click here to continue on to view SEC Filings."

By Order of Our Board of Directors

/s/ PETER B. BRANDOW Peter B. Brandow Executive Vice President, General Counsel and Secretary

April 8, 2003

APPENDIX A

Audit Committee Charter

REGAL ENTERTAINMENT GROUP

Purpose

        The audit committee of the board of directors shall be directly responsible for the appointment, compensation and oversight of the work of any public accounting firm engaged by the company and shall assist the board in monitoring (1) the integrity of the financial statements of the company, (2) the company's compliance with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors.

Composition

        The membership of the audit committee shall consist of at least three members of the board of directors, who shall serve at the pleasure of the board of directors and be designated by the full board of directors, and who shall meet the following criteria:

  1.
  Each member of the audit committee must be an independent director within the meaning of the applicable rules of the New York Stock Exchange or any other securities exchange on which the company's securities are traded.

  2.
  Each member of the audit committee must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the audit committee.

  3.
  At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Duties

        In meeting its responsibilities, the audit committee is expected to:

  1.
  Make regular reports to the board.

  2.
  Review and reassess the adequacy of the committee's charter annually and recommend any proposed changes to the board of directors for approval.

  3.
  Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the company's system of internal controls.

  4.
  Determine whether to recommend to the board of directors that the annual audited financial statements be included in the company's annual report on Form 10-K.

  5.
  Review with management and the company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the company's financial statements.

  6.
  Review proposed major changes to the company's auditing and accounting principles and practices that are brought to the attention of the audit committee by independent auditors, internal auditors or management.

  7.
  Engage the independent auditors for the company.

  8.
  Confirm and assure the independence of the independent auditors by:

  a.
  Obtaining from the independent auditors a formal written statement delineating all relationships between the independent auditors and the company, consistent with Independence Standards Board Standard 1.

  b.
  Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

  c.
  Taking, or recommending that the full board of directors take, appropriate action to oversee the independence of the independent auditors.

  9.
  Review the performance of the independent auditors and, if it is determined by the audit committee to be inadequate, replace the independent auditors.

  10.
  Review the appointment and replacement of the senior internal auditing executive, if any.

  11.
  Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

  12.
  Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

  13.
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  14.
  Review with the independent auditors any management letter provided by the independent auditors and management's response to that letter.

  15.
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

  16.
  Review with the board as necessary in the audit committee's judgment the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct, if any.

  17.
  Review with counsel legal matters that are brought to the audit committee's attention and that may have a material impact on the financial statements, the company's compliance policies and material reports or inquiries received from regulatory bodies.

  18.
  Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

Powers

        The audit committee shall be directly responsible, and have the sole authority, for the appointment of the independent auditors to be retained by the company, approve the compensation of the independent auditors, and be directly responsible, and have the sole authority, for the discharge or replacement of the independent auditors. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

Relationship with Auditors and Board of Directors

        The company's independent auditors are ultimately accountable to the audit committee, in its capacity as a committee of the board of directors, and to the full board of directors of the company, as representatives of the stockholders of the company. The audit committee has ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the company's code of conduct, if any.

APPENDIX B

        This Appendix B was reproduced from Part II of our report on Form 10-K that was filed with the Securities and Exchange Commission on March 26, 2003. You can obtain a free copy of the complete text of our Form 10-K by following the instructions in our Proxy Statement under the heading "Availability of Report on Form 10-K."

MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Our common equity consists of Class A and Class B common stock. Our Class A common stock has traded on the New York Stock Exchange since May 9, 2002 under the symbol "RGC." There is no established public trading market for our Class B common stock.

        The following table sets forth the high and low sales prices per share of our Class A common stock as reported by the New York Stock Exchange for the fiscal periods indicated.

	Fiscal 2002
	High	Low
Second Quarter (May 9 - June 27, 2002)	$25.10	$21.10
Third Quarter (June 28 - September 27, 2002)	24.70	16.00
Fourth Quarter (September 28 - December 26, 2002)	22.73	17.40

        On March 20, 2003, there were 115 stockholders of record of our Class A common stock and two stockholders of record of our Class B common stock.

  Dividend Policy

        On December 13, 2002, we paid our first cash dividend of $0.15 per share of Class A and Class B common stock, or $19.8 million in the aggregate, to our stockholders of record on November 26, 2002. On February 3, 2003, we declared our second cash dividend of $0.15 per share of Class A and Class B common stock, payable on March 14, 2003, to our stockholders of record on February 25, 2003. We, at the discretion of the board of directors and subject to applicable law, anticipate paying regular quarterly dividends on our Class A and Class B common stock for the foreseeable future. The amount, if any, of the dividends to be paid in the future will depend upon our then available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows, as well as other relevant factors. For a description of the loan agreement restrictions on payment of dividends, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Regal Cinemas Senior Credit Facility" and Note 6 to the accompanying financial statements.

  Use of Proceeds

        In May 2002, the Company consummated the initial public offering of 18.0 million shares of its Class A common stock. The shares of Class A common stock sold in the offering were registered under the Securities Act of 1933, as amended, on two Form S-1 Registration Statements (File Nos. 333-84096 and 333-87870) that were declared effective by the Securities and Exchange Commission on May 8, 2002. All of the offered shares were sold at $19.00 per share, for an aggregate offering price of $342.0 million. The net offering proceeds to us, after deducting underwriting discounts, commissions and other offering expenses totaling approximately $27.2 million, were approximately $314.8 million.

        The Company used a portion of its net proceeds from its initial public offering to repay approximately $240.7 million of principal and accrued interest owed by United Artists under its term credit facility and approximately $15.0 million to fund operating costs and capital expenditures of Regal CineMedia. Since that time, the Company has used approximately an additional $34.0 million of the net proceeds to purchase the remaining outstanding shares of common stock of United Artists held by United Artists' minority shareholders and warrants to purchase shares of common stock of United Artists held by various institutional holders, $19.8 million to fund the Company's fourth quarter 2002 dividend payment, and the remaining $5.3 million for general corporate purposes.

SELECTED FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA FOR REGAL ENTERTAINMENT GROUP

        Regal was created through a series of transactions during 2001 and 2002. Anschutz acquired controlling equity interests in United Artists and Edwards upon United Artists' emergence from bankruptcy reorganization on March 2, 2001 and Edwards' emergence from bankruptcy reorganization on September 29, 2001. The Company's financial statements reflect the results of operations from the dates Anschutz acquired its controlling equity interests in United Artists, Edwards and Regal Cinemas. These controlling equity interests have been recorded in the Company's financial statements at Anschutz's combined historical cost basis.

        We present below selected historical financial data for Regal based on historical data for the period ended January 3, 2002, considering the historical results for United Artists for the period from March 2, 2001 to January 3, 2002, and Edwards for the period from September 29, 2001 to December 27, 2001 (the fiscal 2001 periods in which Anschutz controlled United Artists and Edwards, "the period under common control"), and for the year ended December 26, 2002, considering the results of operations of United Artists (from January 4, 2002), Edwards (from December 28, 2001), and Regal Cinemas (from January 24, 2002, the date upon which Anschutz acquired its controlling equity interest in Regal Cinemas). The selected historical financial data do not necessarily indicate the operating results or financial position that would have resulted from our operation on a combined basis during the periods presented, nor is the historical data necessarily indicative of any future operating results or financial position of Regal. Because historical financial data for Regal for the periods under common control ended January 3, 2002 include only partial year data for United Artists (from March 2, 2001) and Edwards (from September 29, 2001), we have included limited information for Regal. In addition to the below selected financial data, you should also refer to the more complete financial information included elsewhere in this Form 10-K.

	December 26, 2002	Period Under Common Control Ended January 3, 2002
	(in millions)
Statement of Operations Data:
Total revenues	$2,140.2	$556.9
Operating income	283.6	34.1
Net income	117.2	4.9

	As of December 26, 2002	As of January 3, 2002
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$276.0	$68.0
Total assets	2,310.2	1,122.7
Total long term obligations	678.4	438.9
Stockholders' Equity	1,270.8	383.0

SELECTED HISTORICAL FINANCIAL AND OTHER DATA FOR UNITED ARTISTS

        In the table below we provide you with the historical financial data of United Artists, our predecessor company for accounting purposes. Effective March 1, 2001 United Artists emerged from protection under Chapter 11 of the United States Bankruptcy Code pursuant to a reorganization plan that provided for the discharge of significant financial obligations. In accordance with AICPA Statement of Position 90-7, United Artists adopted fresh start reporting whereby United Artists' assets, liabilities and new capital structure were adjusted to reflect estimated fair values as of March 1, 2001, the date control was acquired by Anschutz. For the periods prior to March 2, 2001, the assets and liabilities of United Artists and the related consolidated results of operations are referred to below as "Historical Company", and for periods subsequent to March 1, 2001, the assets and liabilities of United Artists and the related consolidated results of operations are referred to as the "Reorganized Company."

        As a result of the above, the financial data of the Historical Company is not comparable to the financial data of the Reorganized Company. For this and other reasons, you should read the selected historical financial data provided below in conjunction with United Artists' consolidated financial statements and accompanying notes found elsewhere in this Form 10-K and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations." As previously discussed, the results of operations of the Reorganized Company are included in the results of operations of Regal commencing March 1, 2001.

		Historical Company
	Reorganized Company
			For The Fiscal Years Ended(1)
	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	December 28, 2000	December 30, 1999	December 31, 1998
	(in millions)
Revenue:
Admissions	$322.2	$69.1	$372.4	$433.1	$454.4
Concession sales	130.1	26.9	154.6	174.4	188.5
Other	19.2	3.2	23.3	23.9	19.6

Total revenue	471.5	99.2	550.3	631.4	662.5
Costs and expenses:
Film rental and advertising expenses	179.3	36.2	204.9	244.0	248.5
Direct concession costs	14.8	3.1	18.0	22.7	28.0
Other operating expenses	181.4	35.7	227.5	264.0	260.2
Sale and leaseback rentals	14.8	2.9	16.9	16.8	14.5
General and administrative	16.8	3.2	21.3	22.6	23.4
Depreciation and amortization	35.6	6.8	44.8	53.5	53.9
Asset impairments, lease exit and restructure costs(2)	2.9	1.1	55.1	61.6	36.3
Gain on disposition of assets, net	(2.1)	(4.6)	(14.4)	(4.5)	(1.0)

Total costs and expenses	443.5	84.4	574.1	680.7	663.8

Operating income (loss) from continuing operations	$28.0	$14.8	$(23.8)	$(49.3)	$(1.3)

Net income (loss) available to common stockholders	$3.2	$534.4	$(123.6)	$(127.3)	$(98.0)

		Historical Company
	Reorganized Company
			For The Fiscal Years Ended(1)
	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	December 28, 2000	December 30, 1999	December 31, 1998
	(in millions, except operating data)
Other financial data:
Cash flow provided by (used in) operating activities	38.8	(2.7)	(1.2)	(9.5)	42.6
Cash flow provided by (used in) investing activities	6.1	2.7	1.5	(35.4)	(113.4)
Cash flow provided by (used in) financing activities	(22.0)	2.6	0.3	52.7	68.2
Operating data:
Theatre locations	205	214	220	291	330
Screens	1,574	1,590	1,625	2,049	2,229
Average screens per location	7.7	7.4	7.4	7.0	6.8
Attendance (in millions)	54.7	12.0	66.7	80.9	89.5
Average ticket price	$5.89	$5.76	$5.58	$5.35	$5.08
Average concessions per patron	2.38	2.24	2.32	2.15	2.11
Balance sheet data at period end:
Cash and cash equivalents	$23.5	$7.5	$11.4	$16.0	$8.2
Total assets	453.6	422.5	432.5	534.3	579.1
Total debt(3)	248.6	727.5	722.5	721.6	653.9
Stockholders' equity (deficit)	99.4	(519.3)	(519.3)	(394.1)	(268.2)

(1)
Beginning in 1999, United Artists changed its reporting period from the traditional calendar year to a 52/53 week presentation. The 2001 year contained 53 weeks and ended on January 3, 2002. The 2000 and 1999 years contained 52 weeks and ended on December 28 and December 30, respectively.

(2)
Includes non-cash charges for the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of, the non-cash write off of under-performing theatres, and costs related to United Artists' restructuring, exclusive of those amounts incurred subsequent to the petition date (September 5, 2000), which are classified as reorganization items.

(3)
Total debt at December 28, 2000 and at March 1, 2001 includes $716.4 million of debt that is a liability subject to compromise as part of United Artists' reorganization.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the consolidated financial statements of Regal and United Artists and the notes thereto included elsewhere in our report on Form 10-K.

Overview

        We are the largest domestic motion picture exhibitor with 5,663 screens in 524 theatres in 36 states as of December 26, 2002. We conduct our operations primarily through our wholly owned subsidiaries, Regal Cinemas, United Artists, Edwards and Regal CineMedia.

        Regal was created through a series of transactions during 2001 and 2002. Anschutz acquired controlling equity interests in United Artists and Edwards upon the emergence from bankruptcy reorganization on March 2, 2001 of the United Artists Bankrupt Entities (as defined in Note 1 to the accompanying financial statements) and on September 29, 2001 of the Edwards Bankrupt Entities (as defined in Note 1 to the accompanying financial statements). On January 29, 2002, Anschutz acquired a controlling equity interest in Regal Cinemas, Inc. when the Regal Cinemas, Inc. Bankrupt Entities described in Note 1 to the accompanying financial statements emerged from bankruptcy reorganization. Anschutz exchanged its controlling equity interest in Regal Cinemas, Inc. for a controlling equity interest in Regal Cinemas immediately thereafter. Regal Cinemas, Inc. is a wholly owned subsidiary of Regal Cinemas. In addition, Regal CineMedia was formed in February 2002 to focus on the development of ancillary revenues and became our wholly owned subsidiary on April 12, 2002. On April 17, 2002, Regal Cinemas, Inc. acquired all of the outstanding capital stock of Edwards and, as a result, Edwards became a wholly owned subsidiary of Regal Cinemas, Inc.

        The Company's financial statements reflect the results of operations from the dates Anschutz acquired its controlling equity interests in United Artists, Edwards and Regal Cinemas. These controlling equity interests have been recorded in the Company's financial statements at Anschutz's combined historical cost basis. Accordingly, the Company's financial statements for the period ended January 3, 2002 reflect only the results of operations of United Artists from March 1, 2001 and Edwards from September 30, 2001 to December 27, 2001. The Company's financial statements of operations for the year ended December 26, 2002 include the results of operations of United Artists (from January 4, 2002), Edwards (from December 28, 2001), and Regal Cinemas (from January 24, 2002).

Critical Accounting Policies

        Our significant accounting policies are described in Note 2 to the consolidated financial statements included in Item 8 of this Form 10-K. Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet as well as the reported amounts of revenues and expenses during the reporting period. We routinely make estimates and judgments about the carrying value of our assets and liabilities that are not readily apparent from other sources. The Company evaluates and modifies such estimates and assumptions on an ongoing basis, including but not limited to those related to film costs, property and equipment, goodwill, income taxes and reorganization and purchase accounting. Estimates and assumptions are based on historical and other factors believed to be reasonable under the circumstances. The results of these estimates may form the basis of the carrying value of certain assets and liabilities. Actual results, under conditions and circumstances different from those assumed, may differ from estimates. The impact and any associated risks related to estimates, assumptions, and accounting policies are discussed within Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as in the Notes to the Consolidated Financial Statements, if applicable, where such estimates, assumptions, and accounting policies affect the Company's reported and expected results.

        The Company believes the following accounting policies are critical to its business operations and the understanding of its results of operations and affect the more significant judgments and estimates used in the preparation of its consolidated financial statements:

  •
  The Company estimates its film cost expense and related film cost payable based on management's best estimate of the ultimate settlement of the film costs with the distributors. Film costs and the related film costs payable are adjusted to the final film settlement in the period that the Company settles with the distributors. Actual film costs and film costs payable could differ from those estimates.

  •
  We depreciate and amortize the components of our property and equipment on a straight-line basis over the estimated useful lives of the assets. The estimates of the assets' useful lives require our judgment and our knowledge of the assets being depreciated and amortized. When necessary, the assets' useful lives are revised and the impact on depreciation and amortization is recognized on a prospective basis. Actual economic lives may differ materially from these estimates. In addition, the Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets might not be recoverable. When the future undiscounted cash flows of the operations to which the assets relate do not exceed the carrying value of the asset, such assets are written down to fair value.

  •
  The Company adopted SFAS 142, "Goodwill and Other Intangible Assets" in 2002. SFAS 142 specifies that goodwill and indefinite-lived intangible assets will no longer be amortized but instead will be subject to an annual impairment test. Based on an impairment test conducted during the fourth quarter of 2002, the Company was not required to record a charge for goodwill impairment. The Company will perform a fourth-quarter goodwill impairment test on an annual basis. In assessing the recoverability of the goodwill, the Company must make various assumptions regarding estimated future cash flows and other factors in determining the fair values of the respective assets. If these estimates or their related assumptions change in the future, the Company may be required to record impairment charges for these assets in future periods.

  •
  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. In addition, income tax rules and regulations are subject to interpretation and require judgment by the Company and may be challenged by the tax authorities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance if it is deemed more likely than not that its deferred income tax assets will not be realized. The Company expects that certain deferred income tax assets are not more likely than not to be recovered and, therefore, has established a valuation allowance. The Company reassesses the need for such allowance on an ongoing basis. Should the Company ultimately realize certain tax assets with a valuation allowance that relate to pre-acquisition periods, goodwill would be reduced. The Company believes that its provision for income taxes is adequate pertaining to any assessments from the tax authorities.

  •
  We applied the principles of purchase and reorganization accounting when recording the acquisitions of controlling equity interests by Anschutz and the exchange of stock for minority interests and the emergence from bankruptcy of the theatre companies. These accounting principles require that we estimate the fair value of the individual assets and liabilities, including estimates of bankruptcy-related claims. The estimation of the fair value of the assets and liabilities involves a number of judgments and estimates that could differ materially from the actual amounts.

Basis of Presentation

        The Company generates revenues primarily from admissions and concession sales. Additional revenues are generated by vendor marketing programs and on-screen advertisements and rental of theatres for business meetings and other events by Regal CineMedia and electronic video games located adjacent to the lobbies of certain of the Company's theatres. Film rental costs depend on the popularity of a film and the length of time since the film's release and generally decline as a percentage of admission revenues the longer a film is in exhibition. Because the Company purchases certain concession items, such as fountain drinks and popcorn, in bulk and not pre-packaged for individual servings, the Company is able to improve its margins by negotiating volume discounts. Other theatre operating expenses consist primarily of theatre labor and occupancy costs.

Results of Operations for Regal for the fiscal year ended December 26, 2002 and period ended January 3, 2002

        The following table sets forth the percentage of total revenues represented by certain items included in the Company's consolidated statements of operations for the fiscal year ended December 26, 2002 and the period ended January 3, 2002.

	Fiscal year ended December 26, 2002	Period ended January 3, 2002
Revenues:
Admissions	67.9%	68.7%
Concessions	27.5	27.5
Other operating revenues	4.6	3.8

Total operating revenues	100.0	100.0
Operating expenses:
Film rental and advertising costs(1)	54.4	55.7
Cost of concessions(2)	14.3	11.8
Other theatre operating expenses(3)	35.4	40.8
General and administrative expenses(3)	3.1	3.8
Depreciation and amortization(3)	6.3	7.6
Merger and restructuring expenses and amortization of deferred stock compensation(3)	0.9	—
Loss on disposal and impairment of operating assets(3)	0.3	0.1
Total operating expenses(3)	86.8	93.9

Operating income(3)	13.2%	6.1%

(1)
Percentage of revenues calculated as a percentage of admissions revenues.
(2)
Percentage of revenues calculated as a percentage of concessions revenues.
(3)
Percentage of revenues calculated as a percentage of total revenues.

        Total revenues, operating income and net income for the year ended December 26, 2002 were $2,140.2 million, $283.6 million and 117.2 million compared to $556.9 million, $34.1 million, and $4.9 million for the period ended January 3, 2002. The Company believes its historical results are not indicative of its current operations, and, as a result, has not provided an in-depth comparison of the year ended December 26, 2002 results versus those for the period ended January 3, 2002 because (i) its historical results do not reflect the results of operations for Regal Cinemas for the period ended January 3, 2002 and these results are significant to the Company, (ii) its historical results do not include a full year of operating results for Regal Cinemas or United Artists for the year ended December 26, 2002, and (iii) the Company's capital structure has changed significantly subsequent to the period ended January 3, 2002. Therefore, the Company does not believe an in-depth period-to-period comparison of these results would be useful in understanding its current operations.

  EBITDA

        EBITDA (income from operations before depreciation and amortization expense, merger and restructuring expenses, and gain/loss on disposal and impairment of operating assets) was approximately $443.3 million, or 20.7% of total revenues, for the year ended December 26, 2002 and was $77.0 million, or 13.8% of total revenues, for the period ended January 3, 2002. We believe EBITDA provides a useful measure of cash flows from operations for our investors because EBITDA is an industry comparative measure of cash flows generated by our operations prior to the payment of interest and taxes and because it is a primary financial measure used by management to assess the performance of our Company. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by EBITDA are available for management's discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in this Form 10-K. EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies. For fiscal 2002, the Company reported total revenues, operating income and net income of $2,140.2 million, $283.6 million and $117.2 million, respectively. In addition, the Company generated $373.2 million of cash flows from operations. EBITDA is calculated as follows:

	Fiscal Year Ended December 26, 2002	Period Ended January 3, 2002
	(in millions)
Operating income	$283.6	$34.1
Depreciation and amortization	134.4	42.6
Loss on disposal and impairment of operating assets	6.4	0.3
Merger and restructuring expenses and amortization of deferred stock compensation	18.9	—

EBITDA	$443.3	$77.0

  Changes in Cash Flows

        Cash flows generated from operating activities were approximately $373.2 million for the year ended December 26, 2002 compared to approximately $61.6 million for the period ended January 3, 2002. The increase was attributable to the inclusion of Edwards, Regal Cinemas and fifty-one weeks of United Artists in 2002 and to increases in net income and non cash items and changes in working capital items. Capital expenditures were $108.2 million for the year ended December 26, 2002 compared to $20.8 million for the period ended January 3, 2002. The increase is primarily due to the inclusion of Edwards, Regal Cinemas and fifty-one weeks of United Artists in 2002. In addition, Regal Cinemas, Inc. had approximately $166.7 million of cash on the date Anschutz acquired its controlling equity interest.

  Liquidity and Capital Resources

        The Company conducts its operations through its subsidiaries: Regal Cinemas, United Artists, Edwards and Regal CineMedia. The Company was formed in the first quarter of 2002 and expects its primary uses of cash to be for operating expenses and general corporate purposes related to corporate operations. The Company's principal sources of liquidity are from its operating subsidiaries. In the Company's operating subsidiaries, principal uses of cash will be for operating expenses, capital expenditures, and debt service. The principal sources of liquidity for the Company's subsidiaries are cash generated from their operations, cash on hand and the revolving credit facilities provided for under the Regal Cinemas senior credit facilities.

        The Company's revenues are generally collected in cash through admissions and concessions revenues. The Company's operating expenses are primarily related to film and advertising costs, rent and occupancy, and payroll. Film costs are ordinarily paid to distributors within 30 days following receipt of admissions revenues and the cost of the Company's concessions are generally paid to vendors approximately 30 days from purchase. The Company's current liabilities generally include items that will become due within twelve months and, as a result, at any given time, the Company's balance sheet is likely to reflect a working capital deficit.

        The Company funds the cost of its operating subsidiaries' capital expenditures through internally generated cash flow, cash on hand and financing activities. The Company's capital requirements have historically arisen principally in connection with acquisitions of theatres, new theatre openings, adding new screens to existing theatres, upgrading the Company's theatre facilities and replacing equipment. The Company intends to continue to grow its theatre circuit through selective expansion and acquisition opportunities. The Company currently expects capital expenditures for theatre development, replacement, expansion, upgrading and maintenance to be in the range of $90 million to $100 million in 2003. In addition to capital expenditures associated with its theatre operations, the Company expects to incur capital expenditures of approximately $43 million in connection with Regal CineMedia during 2003. The Company anticipates a significant portion of the Regal CineMedia capital expenditures to be made in connection with the development and deployment of the DCN to provide advertising and promotional services and to distribute various forms of digital programming. During the year ended December 26, 2002, the Company invested an aggregate of approximately $108.2 million in capital expenditures.

        As of December 26, 2002, Regal Cinemas had $145 million committed under its undrawn senior revolving credit facility, $219.4 million outstanding under its senior secured term loan and $350 million principal amount of 9 3/8% senior subordinated notes due 2012. Regal Cinemas also maintains a letter of credit of $15 million as of December 26, 2002, which reduces the availability under its senior revolving credit facility to $130 million.

        In May 2002, the Company issued 18.0 million shares of its Class A common stock in an initial public offering. The initial public offering was effected through two Form S-1 Registration Statements (File Nos. 333-84096 and 333-87870) that were declared effective by the Securities and Exchange Commission on May 8, 2002. All 18.0 million shares were sold at an initial public offering price of $19.00 per share, for an aggregate offering price of $342 million, through a syndicate of underwriters managed by Credit Suisse First Boston Corporation, Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Salomon Smith Barney Inc.

        The Company paid to the underwriters underwriting discounts and commissions totaling approximately $23.1 million in connection with the offering. In addition, the Company incurred additional expenses of approximately $4.1 million in connection with the offering. The net offering proceeds, after deducting underwriting discounts, commissions and other offering expenses, were approximately $314.8 million.

        The Company used a portion of its net proceeds from its initial public offering to repay approximately $240.7 million of principal and accrued interest owed by United Artists under its term credit facility (see Note 6—"Long-Term Obligations" to the accompanying mandated consolidated financial statements) and approximately $15.0 million to fund operating costs and capital expenditures of Regal CineMedia. Since that time, the Company has used approximately an additional $34.0 million of the net proceeds to purchase the remaining outstanding shares of common stock of United Artists held by United Artists' minority shareholders and warrants to purchase shares of common stock of United Artists held by various institutional holders, $19.8 million to fund the Company's fourth quarter 2002 dividend payment, and the remaining $5.3 million for general corporate purposes.

        On December 13, 2002, we paid our first cash dividend of $0.15 per share of Class A and Class B common stock, or $19.8 million in the aggregate, to our stockholders of record on November 26, 2002. On February 3, 2003, we declared our second cash dividend of $0.15 per share of Class A and Class B common stock, payable on March 14, 2003, to our stockholders of record on February 25, 2003. We, at the discretion of the board of directors and subject to applicable law, anticipate paying regular quarterly dividends on our Class A and Class B common stock for the foreseeable future. The amount, if any, of the dividends to be paid in the future will depend upon our then available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows, as well as other relevant factors.

        On February 3, 2003, the Company entered into a definitive stock purchase agreement pursuant to which the Company agreed to acquire certain assets of Hoyts Cinemas for a combination of cash of approximately $100 million and stock (ranging from 4,308,390 to 4,761,905 shares based on the 14 trading days ending on the second trading day prior to closing of the transaction) and the assumption of certain capital leases. Under the stock purchase agreement, Regal expects to acquire 52 of the 97 Hoyts Cinemas theatres representing 554 screens located in 10 states in the Northeastern United States. Regal anticipates closing the transaction during the first half of 2003.

  Contractual Obligations and Commitments

        The Company primarily leases its theatres pursuant to long-term non-cancelable operating leases. As of December 26, 2002, the Company's estimated contractual cash obligations and commercial commitments over the next several years are as follows (in millions):

	Payments Due by Period
	Total	Current	2 - 3 Years	4 - 5 Years	After 5 Years
Contractual Cash Obligations
Long-term debt	$569.4	$14.1	$22.5	$182.8	$350.0
Capital lease obligations	4.1	0.2	0.4	0.4	3.1
Lease financing arrangements	97.8	1.8	4.7	6.3	85.0
Bankruptcy claims and Liabilities	23.6	23.6	—	—	—
Other long term obligations	7.1	0.9	2.1	3.2	0.9
Operating leases	3,367.9	221.4	432.4	423.7	2,290.4

Total contractual cash obligations	$4,069.9	$262.0	$462.1	$616.4	$2,729.4

	Amount of Commitment Expiration per Period
	Total Amounts Committed	Current	2 - 3 Years	4 - 5 Years	After 5 Years
Other Commercial Commitments
Lines of credit	$145.0	—	—	—	$145.0

Total commercial commitments	$145.0	—	—	—	$145.0

        The Company believes that the amount of cash and cash equivalents on hand, cash flow expected from operations and availability under its revolving credit facilities will be adequate for the Company to execute its business strategy and meet anticipated requirements for lease obligations, capital expenditures, working capital and debt service for at least 12 months.

        The following is a description of the Company's material indebtedness as of December 26, 2002:

  Regal Cinemas Senior Credit Facility

        Regal Cinemas entered into an amended and restated senior credit agreement with several financial institutions including Lehman Brothers, Inc., Credit Suisse First Boston Corporation, General Electric Capital Corporation and Lehman Commercial Paper, Inc., on August 12, 2002, amending its existing senior credit agreement to increase the amount available for borrowing under the senior secured revolving credit facility from $100 million to $145 million and to decrease the amount of the senior secured term loan from $270 million to $225 million. Under the amended and restated senior credit agreement, the lenders advanced Regal Cinemas $225.0 million through a senior secured term loan, which was used, together with cash on hand at Regal Cinemas, Inc., to repay in full its existing $270.0 million term loan. The amended and restated senior credit agreement also made available, subject to the satisfaction of conditions customary for extensions of credit of this type, an additional $145.0 million through a senior secured revolving credit facility. The $225.0 million term loan will amortize at a rate of 5% per annum until December 31, 2006, with the remaining 75% due in four installments ending on December 31, 2007. The senior secured revolving credit facility became available on August 12, 2002 and will be available until January 29, 2007. Regal Cinemas also maintains a letter of credit for $15.0 million related to its general unsecured claims, which reduces the availability under its senior secured revolving credit facility to $130.0 million. As of December 26, 2002, there were no amounts outstanding on the senior secured revolving credit facility.

        Borrowings under the term credit facility bear interest, at Regal Cinemas' option, at either the base rate or Eurodollar rate plus, in each case, an applicable margin, subject to adjustment based upon the consolidated total leverage ratio of Regal Cinemas. The base rate is a fluctuating interest rate equal to the higher of (a) the British Banking Association's prime rate or (b) the Federal Funds Effective Rate plus 0.5%. At December 26, 2002, the interest rate on the senior credit facility was approximately 4.6%.

        Regal Cinemas may prepay borrowings under the amended and restated senior credit agreement in whole or in part, in minimum amounts and subject to other conditions set forth in the amended and restated senior credit agreement. Regal Cinemas is required to make mandatory prepayments to the lenders from:

  •
  the net cash proceeds from asset sales in particular circumstances specified in the amended and restated senior credit agreement; and
  •
  the net cash proceeds from new debt issuances in particular circumstances specified in the amended and restated senior credit agreement.

        The mandatory prepayment of the obligations under the amended and restated senior credit agreement is subject to specified exceptions. The lenders under the term credit facility may elect to decline any mandatory prepayment.

        Regal Cinemas' obligations are secured by, among other things, the capital stock of most of its subsidiaries, mortgages on most of its properties and a security interest in substantially all of its assets.

        The amended and restated senior credit agreement includes several financial covenants. Regal Cinemas cannot permit, at the end of each applicable fiscal quarter:

  •
  its ratio of consolidated total debt to consolidated EBITDA for the trailing four quarters (as defined in the amended and restated senior credit agreement) to exceed the ratio of (a) 3.5 to 1 for the third fiscal quarter in 2002 through the fourth fiscal quarter in 2004 and (b) 3.25 to 1 for the first fiscal quarter in 2005 through the fourth fiscal quarter in 2007 and thereafter;
  •
  its ratio of consolidated EBITDA plus consolidated rent expense to interest plus rent expense to be less than 1.50 to 1 for any period of four consecutive fiscal quarters;
  •
  its ratio of consolidated senior debt to consolidated EBITDA for the trailing four quarters to exceed the ratio of (a) 2.50 to 1 for the third fiscal quarter in 2002 through the fourth fiscal quarter in 2003, (b) 2.25 to 1 for the first fiscal quarter 2004 through the fourth fiscal quarter in 2004, and (c) 2.00 to 1 from the first fiscal quarter in 2005 through the fourth fiscal quarter in 2007, and thereafter;
  •
  its ratio of consolidated adjusted debt to consolidated EBITDA for the trailing four quarters plus consolidated rent expense for the trailing four quarters to exceed the ratio of (a) 5.50 to 1 for the third fiscal quarter in 2002 through the fourth fiscal quarter in 2004, and (b) 5.25 to 1 for the first fiscal quarter in 2005 through the fourth fiscal quarter in 2007 and thereafter; or
  •
  its capital expenditures as a percentage of the prior year's EBITDA to exceed 25% for fiscal 2002 and up to 35% for each year thereafter.

        The amended and restated senior credit agreement also contains customary covenants, including limitations on Regal Cinemas' ability to incur debt, and events of default, including a change of control, as defined in the amended and restated senior credit agreement. The amended and restated senior credit agreement also limits Regal Cinemas' ability to pay dividends, to make advances to the Company or its other subsidiaries and otherwise to engage in intercompany transactions. These limitations will restrict its ability to fund operations outside of Regal Cinemas with funds generated at Regal Cinemas.

  Regal Cinemas Senior Subordinated Notes

        On January 29, 2002, Regal Cinemas issued $200.0 million aggregate principal amount of 9 3/8% senior subordinated notes due 2012. Subsequently, on April 17, 2002, Regal Cinemas issued an additional $150.0 million aggregate principal amount of 9 3/8% senior subordinated notes due 2012 with identical terms. The January notes were initially purchased by Credit Suisse First Boston Corporation and Lehman Brothers Inc., and the April notes were initially purchased by Credit Suisse First Boston Corporation. In each instance, the notes were resold to various qualified institutional buyers and non-U.S. persons pursuant to Rule 144A and Rule 903 or Rule 904, respectively, under the Securities Act of 1933. Interest on the notes is payable semi-annually on February 1 and August 1 of each year, and the notes mature on February 1, 2012. The notes are guaranteed by most of Regal Cinemas' existing subsidiaries, and, under the circumstances specified in the indenture, future subsidiaries will also be required to guarantee the notes. The notes are unsecured and rank behind Regal Cinemas' obligations under its senior credit facility and any future senior indebtedness.

        Regal Cinemas has the option to redeem the notes, in whole or in part, at any time on or after February 1, 2007 at redemption prices declining from 104.688% of their principal amount on February 1, 2007 to 100% of their principal amount on or after February 1, 2010, plus accrued interest. At any time on or prior to February 1, 2005, Regal Cinemas may also redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 109.375% of their principal amount, plus accrued interest, within 90 days of an underwritten public offering of common stock of Regal Cinemas or of a future underwritten public offering of the Company's common stock, the proceeds of which are used as a contribution to the equity of Regal Cinemas. Upon a change of control, as defined in the indenture pursuant to which the notes were issued, Regal Cinemas is required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued interest. In addition, the indenture limits Regal Cinemas' and its subsidiaries' ability to, among other things, incur additional indebtedness and pay dividends on or repurchase capital stock.

        In May 2002, Regal Cinemas filed a registration statement (Registration No. 333-87930) under the Securities Act of 1933 pursuant to a registration rights agreement entered into in connection with the 9 3/8% senior subordinated notes offerings. The registration statement was declared effective by the Securities and Exchange Commission on July 10, 2002, enabling the eligible holders of the notes to exchange their notes for notes registered under the Securities Act of 1933. The transaction described in the registration statement, pursuant to which all of the note holders exchanged their notes for registered notes, closed on August 14, 2002. Regal Cinemas did not receive any proceeds from the transaction.

  Regal Cinemas, Inc. Leveraged Sale and Leaseback

        During 2000, Regal Cinemas, Inc. entered into a sale and leaseback transaction with an unaffiliated third party involving 15 of its owned theatres. Under the terms of this transaction, Regal Cinemas, Inc. sold the land and related improvements of the theatres for $45.2 million and leased them back for an initial lease term of 20 years, with an option to extend it for up to 20 additional years. Regal Cinemas accounts for these leases as operating leases.

  Regal Cinemas Lease Financing Arrangements

        For some of the Company's new theatre sites built in fiscal years 1999, 2000 and 2001, the Company was considered the owner (for accounting purposes) of the theatre during the construction period. In accordance with Emerging Issues Task Force No. 97-10, the Company was required to record the balance sheet obligations ($97.8 million at December 26, 2002) when the construction of the theatre was completed resulting in payments being recorded as interest expense and principal reduction rather than rent expense. These leases typically run for a period of 20 years.

  United Artists Leveraged Sale and Leaseback

        In December 1995, United Artists Theatre Circuit ("UATC") entered into a sale and leaseback transaction whereby the land and buildings underlying 27 of its operating theatres and four theatres and a screen addition under development were sold to and leased back from an unaffiliated third party. The transaction requires UATC to lease the underlying theatres for a period of 21 years and one month, with the option to extend for up to an additional 10 years. In conjunction with the transaction, the buyer of the properties issued publicly traded pass-through certificates. Several of its properties included in the sale and leaseback transaction have been determined by UATC to be economically obsolete for theatre use. As of December 26, 2002, 27 theatres were subject to the sale leaseback transaction. UATC amended the lease on March 7, 2001 to allow UATC to terminate the master lease with respect to the obsolete properties, to allow the owner trustee to sell those properties and pay down the underlying debt (at a discount to par through September 2002 and par thereafter) and to reduce the amount of rent paid by UATC on the lease. Included in the 2001 amendment is a $35.0 million cap on the ability to sell properties. Through December 26, 2002 approximately $12.1 million of this cap has been utilized through theatre sales. Five additional properties which are no longer operational and are being marketed for sale. The Company evaluates the remaining theatres on an ongoing basis. Approximately $87.5 million in principal amount of pass-through certificates were outstanding as of December 26, 2002.

        In connection with the 1995 sale and leaseback transaction, UATC entered into a participation agreement that requires United Artists to comply with various covenants, which limit United Artists' ability to incur indebtedness, make restricted payments, engage in transactions with affiliates, execute guarantees, issue preferred stock of subsidiaries and make subsidiary distributions, transfer assets and pay dividends.

        On November 8, 1996, United Artists entered into a sale and leaseback transaction, pursuant to which United Artists sold three of its operating theatres and two theatres under development to an unaffiliated third party for approximately $21.5 million and leased back those theatres pursuant to a lease that terminates in 2017. The lease provides United Artists with an option to extend the term of the lease for an additional 10 years. Two of the theatres have been determined by United Artists to be economically obsolete and are no longer in operation.

        In December 1997, United Artists entered into a sale and leaseback transaction, pursuant to which United Artists sold two theatres under development and leased them back from an unaffiliated third party for approximately $18.1 million. Approximately $9.2 million of the sales proceeds were paid to United Artists during 1999 for reimbursement of some construction costs associated with the two theatres. The lease has a term of 22 years with options to extend the term of the lease for an additional 10 years.

        During 1999, United Artists entered into a sale and leaseback transaction on one existing theatre. Proceeds were received in the amount of $5.4 million by United Artists during 1999. The lease has a term of 20 years, with an option to extend the term of the lease for up to 20 additional years.

  Edwards Leveraged Sale and Leaseback

        During 1999, Edwards entered into four sale and leaseback transactions whereby Edwards sold four theatres and leased them back from an unaffiliated third party. The related leases are being accounted for as operating leases.

        During 2000, Edwards entered into two sale leaseback transactions whereby Edwards sold two of its properties and leased them back from an unaffiliated third party. As part of these transactions, an additional location was sold with a portion of the building being leased back for corporate use. The related leases are being accounted for as operating leases.

  Bankruptcy Claims

        Regal Cinemas, Inc. and Edwards have bankruptcy claims that remain unsettled and are subject to ongoing negotiation and possible litigation. At December 26, 2002, Regal Cinemas had accrued approximately $23.6 million for the estimated costs to resolve such bankruptcy claims. In the opinion of management, based on its examination of these matters, its experience to date and discussions with legal counsel, the outcome of these legal matters, after taking into consideration the amounts already accrued, is not expected to have a material effect on the Company's liquidity or results of operations. To the extent these claims are allowed, they will be funded with cash on hand, cash flow from operations or borrowings under Regal Cinemas' revolving credit facility. In addition to these sources of funding, with respect to allowed Edwards claims, they may also be funded from restricted cash that has been set aside, and, if the allowed Edwards claims exceed $55 million, from contributions by The Anschutz Corporation and its subsidiaries ("Anschutz") and OCM Principal Opportunities Fund II, L.P. and its subsidiaries ("Oaktree's Principal Activities Group"). The timing of payment on these claims will depend upon the resolution of these claims. See also Note 3—"Chapter 11 Proceedings" and Note 11—"Related Party Transactions" to the accompanying unaudited condensed consolidated financial statements.

  Quarterly Results

        The following tables set forth selected unaudited quarterly results for the eight quarters ending December 26, 2002. The quarterly financial data as of each period presented below have been derived from Regal's unaudited consolidated financial statements for those periods. Results for these periods are not necessarily indicative of results for the full year. The quarterly financial data should be read in conjunction with the consolidated financial statements of Regal and notes thereto included in Item 8 to this Form 10-K—Financial Statements and Supplemental Data.

	Dec. 26, 2002	Sept. 26, 2002	June 27, 2002	Mar. 28, 2002	Jan. 3, 2002	Sept. 27, 2001	June 28, 2001	Mar. 29, 2001
	In millions (except per share data)
Total revenues	$547.3	$571.5	$607.3	$414.1	$240.3	$158.7	$128.5	$29.4
Operating income (loss)	66.5	77.3	94.5	45.3	19.1	13.0	5.8	(3.7)
Net income (loss)	31.7	36.1	38.7	10.5	6.8	6.1	(1.2)	(6.8)
Diluted earnings (loss) per share	0.23	0.27	0.09	0.19	0.27	0.32	(0.07)	(1.27)
Dividends per common share	$0.15	$—	$—	$—	$—	$—	$—	$—

  Inflation

        The Company does not believe that inflation has had a material impact on its financial position or results of operations.

  Seasonality

        The Company's revenues are usually seasonal, coinciding with the timing of releases of motion pictures by the major distributors. Generally, studios release the most marketable motion pictures during the summer and the holiday seasons. The unexpected emergence of a "hit" film during other periods can alter the traditional pattern. The timing of movie releases can have a significant effect on the Company's results of operations, and the results of one quarter are not necessarily indicative of the results for the next or any other quarter. The seasonality of motion picture exhibition, however, has become less pronounced in recent years as studios have begun to release major motion pictures somewhat more evenly throughout the year.

Results of Operations for Fiscal 2001 and 2000—United Artists

        The following results of operations of United Artists, our predecessor company for accounting purposes, are being provided pursuant to applicable SEC rules. These results of operations of United Artists are not indicative of the combined results of operations of Regal because they do not include the results of Edwards and Regal Cinemas, and they do not purport to be indicative of future results of operations of Regal. Because of United Artists' adoption of fresh start reporting on March 2, 2001, United Artists' historical financial statements do not necessarily reflect its ongoing operations. In order to provide a meaningful basis of comparing United Artists' year over year operating results for purposes of the following tables and discussion, the operating results of United Artists for the forty-four weeks ended January 3, 2002 (Reorganized) have been combined with the operating results of United Artists for the nine weeks ended March 1, 2001 (Historical). The combined periods are herein referred to as combined United Artists fiscal 2001. The combined United Artists fiscal 2001 results are compared to the fiscal year ended December 28, 2000. Depreciation, amortization and other line items included in the operating results of United Artists are not comparable between periods as the nine weeks ended March 1, 2001 and the fiscal year ended December 28, 2000 do not include the effect of fresh-start reporting adjustments, which are discussed above under the caption "Selected Financial Data—Selected Historical Financial and Other Data for United Artists." The combining of reorganized and historical periods is not acceptable under accounting principles generally accepted in the United States of America. This combined financial data should not be viewed as a substitute for United Artists' results of operations determined in accordance with generally accepted accounting principles. Therefore, you should read the following results of operations of United Artists in conjunction with United Artists' consolidated financial statements and accompanying notes found elsewhere in this Form 10-K.

        The following table sets forth for the fiscal periods indicated the percentage of total revenues represented by the specified items included in United Artists' statements of operations:

	Combined United Artists
	Fiscal Year Ended January 3, 2002	Fiscal Year Ended December 28, 2000
Revenues:
Admissions	68.6%	67.7%
Concessions	27.5	28.1
Other operating revenues	3.9	4.2

Total revenues	100.0	100.0
Operating expenses:
Film rental and advertising costs	37.8	37.2
Cost of concessions	3.1	3.3
Theatre operating expenses	41.1	44.4
General and administrative	3.5	3.9
Depreciation and amortization	7.5	8.1
Asset impairments, lease exit and restructure costs	0.7	10.0
Gain on disposition of assets, net	(1.2)	(2.6)

Total operating expenses	92.5	104.3

Operating income (loss)	7.5%	(4.3)%

Fiscal Years Ended January 3, 2002 and December 28, 2000

  Total Revenues

        The following table summarizes revenues and revenue-related data for United Artists' fiscal 2001 and 2000 (in millions, except averages):

	Combined United Artists
	Fiscal Year Ended January 3, 2002	Fiscal Year Ended December 28, 2000
Admissions	$391.3	$372.4
Concessions	157.0	154.6
Other operating revenues	22.4	23.3

Total revenues	$570.7	$550.3

Attendance	66.7	66.7
Average ticket price	$5.87	$5.58
Average concessions per patron	2.35	2.32

        Admissions.    Total admissions revenues increased $18.9 million, or 5.1%, to $391.3 million, for the year ended January 3, 2002 from $372.4 million for the year ended December 28, 2000. The increase in admissions revenues in 2001 was primarily attributable to a 5.0% increase in average ticket prices.

        Concessions.    Total concessions revenues increased $2.4 million, or 1.6%, to $157.0 million in 2002, from $154.6 million for 2000. The increase in concessions revenues in 2001 was primarily due to an increase in average concessions per patron.

        Other Operating Revenues.    Total other operating revenues decreased $0.9 million, or 3.9%, to $22.4 million in 2001, from $23.3 million for 2000. The decreases in other operating revenues in 2001 were primarily due to the closure of under-performing theatres, the general downturn in the advertising market during 2001 and customers' reluctance to book The Satellite Theatre Network® events during United Artists' bankruptcy proceedings.

Operating Expenses

        Film Rental and Advertising Costs.    Film rental and advertising costs increased $10.6 million, or 5.2%, to $215.5 million in 2001, from $204.9 million for 2000. During 2001, a slight increase from 2000 in film rental costs as a percentage of admissions revenue was nearly offset by a decrease in advertising costs as a percentage of admissions revenue, thus resulting in film rental and advertising costs as a percentage of admission revenue increasing by 0.1%.

        Cost of Concessions.    Cost of concessions decreased $0.1 million, or 0.6%, to $17.9 million in 2001, from $18.0 million for 2000. Cost of concessions as a percentage of concessions revenues decreased to 11.4% in 2001 as compared to 11.7% in 2000. The decreases in concession costs as a percentage of concessions revenue are primarily due to purchasing cost reductions, reduced concession promotional costs and increased rebates from certain concession vendors.

        Other Theatre Operating Expenses.    Other theatre operating expenses decreased $9.6 million, or 3.9%, to $234.8 million in 2001 from $244.4 million for 2000. Other theatre operating expenses as a percentage of total revenues decreased to 41.1% in 2001 from 44.4% during 2000. The decreases in other theatre operating expenses are primarily due to the sale, closure or rejection of under-performing theatres and a reduction in other controllable costs.

        General and Administrative Expenses    General and administrative expenses of United Artists decreased $1.3 million, or 6.1%, to $20.0 million in 2001, from $21.3 million for 2000. As a percentage of total revenues, general and administrative expenses decreased to 3.5% in 2001 from 3.9% in 2000. The decrease in general and administrative expenses during 2001 is primarily due to the elimination of four district offices, a reduction in the number of corporate personnel, and other expense efficiency measures.

  Operating Income (Loss)

        Operating income of United Artists increased by $66.6 million to $42.8 million in 2001, from a loss of $23.8 million for 2000 largely because of substantial asset impairments in 2000 compared to 2001. Operating income as a percentage of total revenues was 7.5% in 2001. Operating loss as a percentage of total revenues was 4.3% in 2000.

  Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 supersedes Accounting Principles Board Opinion No. 16 (APB 16), "Business Combinations," and primarily addresses the accounting for the cost of an acquired business (i.e., the purchase price allocation), including any subsequent adjustment to its cost. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting) and supersedes APB 17, "Intangible Assets." The most significant changes made by SFAS No. 141 involve the requirement to use the purchase method of accounting for all business combinations, thereby eliminating use of the pooling-of-interests method along with the establishment of new criteria for determining whether the Company should recognize intangible assets acquired in a business combination separately from goodwill. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. The adoption of SFAS No. 141 did not have a material impact on the Company's financial position or results of operations.

        Pursuant to SFAS No. 142, the Company no longer amortizes goodwill, reorganizational value in excess of amounts allocated to identifiable assets or indefinite lived intangible assets, and will test for impairment at least annually at the reporting unit level. Other long-lived assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," issued in August 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and other intangible assets, including excess reorganization value, recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. As required by SFAS No. 142, the standard has not been retroactively applied to the results for the period prior to adoption. Amortization relating to goodwill and excess reorganization value was $9.6 million for the period ended January 3, 2002. The Company's initial and annual goodwill impairment tests for fiscal 2002 indicated that the fair value of its reporting units exceeded their carrying value and therefore, at this time, goodwill was not deemed to be impaired.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 establishes accounting standards for recognition and measurement of the fair value of obligations associated with the retirement of long-lived assets when there is a legal obligation to incur such costs. Under SFAS No. 143, the costs of retiring an asset will be recorded as a liability when the retirement obligation arises and will be amortized to expense over the life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which provides clarifications of certain implementation issues with SFAS No. 121 along with additional guidance on the accounting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121 and applies to all long-lived assets (including discontinued operations) and consequently amends APB 30, "Reporting the Effects of Disposal of a Segment of a Business." SFAS No. 144 develops one accounting model (based on the model in SFAS No. 121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS No. 144 requires that entities measure long-lived assets that are to be disposed of by sale at the lower of book value or fair value less cost to sell. That requirement eliminates APB 30's requirement that discontinued operations be measured at net realizable value or that entities include under "discontinued operations" in the financial statements amounts for operating losses that have not yet occurred. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) the entity can distinguish from the rest of the entity and (2) the entity will eliminate from the ongoing operations of the entity in a disposal transaction. The Company adopted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position or results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements including the rescission of Statement 4, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses. The provisions of SFAS No. 145 related to the rescission of Statement 4 is effective for fiscal years beginning after May 15, 2002.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses significant issues relating to the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities, and nullifies the guidance in Emerging Issues Task Force (EITF) Issue No. 94-3 (EITF 94-3), "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring.)" The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. Retroactive application of SFAS No. 146 is prohibited and, accordingly, liabilities recognized prior to the initial application of SFAS No. 146 should continue to be accounted for in accordance with EITF 94-3 or other applicable preexisting guidance.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation will significantly change current practice in the accounting for, and disclosure of, guarantees. Guarantees meeting the characteristics described in the interpretation are required to be initially recorded at fair value, which is different from general current practice of recognition of a liability only when loss is probable and reasonably estimable, as prescribed in SFAS No. 5, "Accounting for Contingencies." The interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor's having to make payments under the guarantee is remote. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The adoption of this interpretation is not expected to have a material impact on the Company's financial position or results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51." This interpretation addresses consolidation by business enterprises of entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Variable interest entities are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among parties involved. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns. The consolidation requirements of this interpretation apply immediately to variable interest entities created after January 31, 2003 and apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain new disclosure requirements apply to all financial statements issued after January 31, 2003. The Company is evaluating the impact of adopting this interpretation.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No.148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to SFAS No. 123's fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No.123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions are applicable to all companies with stock-based employee compensation, regardless of whether they account for such compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. The disclosure requirements are effective for fiscal years ending after December 15, 2002. The Company has elected to continue the intrinsic value method of accounting for its employee stock options in accordance with APB Opinion No. 25 and as a result, the adoption of SFAS No. 148 did not have a material impact on the Company's financial position and results of operations.

Risk Factors

        Investing in our securities involves a significant degree of risk. In addition to the other information contained in this annual report, you should consider the following factors before investing in our securities.

Our operating companies lack a combined operating history and have in the past operated at a loss

        Regal Cinemas, United Artists and Edwards operated as separate motion picture exhibitors until we acquired them, and the theatre circuits operated by them operated at a loss prior to their emergence from bankruptcy reorganization. As a result, we have limited historical financial and operating data upon which you can evaluate our business. There can be no assurance that we can successfully conduct their combined operations on an economically feasible basis and we may therefore incur losses in the future.

The bankruptcy reorganizations of our theatre circuit operators could harm our business, financial condition and results of operations

        During the past 24 months, each of Regal Cinemas, Inc., United Artists and Edwards emerged from bankruptcy reorganization under Chapter 11 of the United States Bankruptcy Code. Regal Cinemas, Inc. and Edwards have claims from these bankruptcy reorganizations that remain unsettled and are subject to ongoing negotiation and possible litigation. The final amounts paid in connection with the claims could materially exceed the approximate $23.6 million amount accrued by Regal for such claims at December 26, 2002, which could reduce our profitability or cause us to incur losses that would affect the trading price of our common stock. In addition, the past inability of our theatre circuit operators to meet their obligations that resulted in their filing for bankruptcy protection, or the perception that we may not be able to meet our obligations in the future, could adversely affect our ability to obtain adequate financing, or our relationships with our customers and suppliers, as well as our ability to retain or attract high-quality employees.

The oversupply of screens in the motion picture exhibition industry and other factors caused several major movie theatre circuits to reorganize under the United States Bankruptcy Code, which may make it difficult for us to borrow or access the capital markets in the future

        Since 1999, several major motion picture exhibition companies, including United Artists, Edwards and Regal Cinemas, Inc. have filed for bankruptcy. One significant cause of those bankruptcies was the emphasis by theatre circuits on the development of large megaplexes in recent years. The strategy of aggressively building megaplexes was adopted throughout the industry and generated significant competition and resulted in an oversupply of screens in the North American motion picture exhibition industry. The oversupply of screens, increased construction, rent and occupancy costs and other factors, including a downturn in attendance in 2000, caused significant liquidity pressures throughout the motion picture exhibition industry. We and other theatre circuits experienced impairment write-offs, losses on theatre dispositions and downward adjustment of credit ratings and defaults under loan agreements. These factors may make it difficult for us to borrow money or access the capital markets and, as a result, the market price of our securities, including our common stock, may be adversely affected.

We have a substantial investment in developing ancillary revenue opportunities that we may be unable to achieve

        We have invested approximately $29.1 million in capital expenditures related to ancillary revenue opportunities during 2002 and we expect to make approximately $43 million of additional capital expenditures relating to these opportunities during 2003. These investments are aimed at generating revenues through a digital network that is not complete and through exploiting other ancillary business uses of our theatres. For example, we will invest in changing the network software and distribution network and develop a new sales force to implement the use of the NGN assets acquired by Regal CineMedia. We may be unable to attract significant interest in the products and services of Regal CineMedia. If we are unable to generate sufficient revenue from the sale of advertising in our theatres or from alternative products and services, we may not achieve or maintain the level of profitability we hope to achieve, and our results of operations may be adversely affected.

We operate in a competitive environment

        The motion picture exhibition industry is fragmented and highly competitive, particularly with respect to film licensing, attracting patrons and developing new theatre sites. Theatres operated by national and regional circuits and by small independent exhibitors compete with our theatres. In recent years, motion picture exhibitors have emphasized the development of large megaplexes, some of which have as many as 30 screens in a single theatre. The industry-wide strategy of aggressively building megaplexes generated significant competition and rendered many older multiplex theatres obsolete more rapidly than expected. Many of these theatres are under long-term lease commitments that make them financially burdensome to close and some companies have elected to continue operating them notwithstanding their lack of profitability. In other instances, because theatres are typically limited use design facilities, or for other reasons, landlords have been willing to make rent concessions to keep them open. As a result, there is an oversupply of screens in the North American motion picture exhibition industry. This has affected, and may continue to affect, the performance of some of our theatres.

        There are no significant barriers to entry in the motion picture exhibition industry. Although we expect a decline in the number of screens industry-wide, our competitors, including new motion picture exhibitors, may from time to time build new theatres or screens in areas in which we operate, which may require us to compete for popular films or result in excess capacity in those areas and hurt attendance at our theatres. Moviegoers are generally not brand conscious and usually choose a theatre based on its location, the films showing there and its amenities. A change in consumer preferences or technology may cause increased competition, require us to make large capital expenditures and adversely affect our operations.

        The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases. Consent decrees resulting from those cases effectively require major motion picture distributors to offer and license films to exhibitors, including us, on a film-by-film and theatre-by-theatre basis. Consequently, we cannot assure ourselves of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for our licenses on a film-by-film and theatre-by-theatre basis.

        Regal CineMedia's in-theatre advertising operations must compete with a number of other advertising mediums including, most notably, television advertising. There can be no guarantee that in-theatre advertising will continue to gain acceptance among major advertisers or that Regal CineMedia's in-theatre advertising format will be favorably received by the theatre-going public. If Regal CineMedia is unable to generate expected sales of advertising, it may not achieve or maintain the level of profitability we hope to achieve, and our results of operations may be adversely affected.

An increase in the use of alternative film delivery methods may drive down movie theatre attendance and limit ticket prices

        We also compete with other movie delivery vehicles, including cable television, downloads via the Internet, video disks and cassettes, satellite and pay-per-view services. Further, new technologies for movie delivery (such as video on demand) could have a material adverse effect on our business and results of operations. We also compete for the public's leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theatre and restaurants.

Development of digital technology will increase our capital expenses

        The industry is in the early stages of conversion from film-based media to electronic based media. There are a variety of constituencies associated with this anticipated change, which may significantly impact industry participants, including content providers, distributors, equipment providers and exhibitors. Should the conversion process rapidly accelerate and the major studios not finance the conversion as expected, we may have to raise additional capital to finance the conversion costs associated with this potential change. The additional capital necessary may not, however, be available to us on attractive terms. Furthermore, it is impossible to accurately predict how the roles and allocation of costs between various industry participants will change if the industry changes from physical media to electronic media.

We depend on motion picture production and performance

        Our ability to operate successfully depends upon the availability, diversity and appeal of motion pictures, our ability to license motion pictures and the performance of such motion pictures in our markets. We mostly license first-run motion pictures, the success of which have increasingly depended on the marketing efforts of the major studios. Poor performance of, or any disruption in the production of (including by reason of a strike), these motion pictures, or a reduction in the marketing efforts of the major studios, could hurt our business and results of operations. In addition, a change in the type and breadth of movies offered by studios may adversely affect the demographic base of moviegoers.

We may not benefit from our acquisition strategy

        We may have difficulty identifying suitable acquisition candidates. Even if we do identify such candidates, we anticipate significant competition from other motion picture exhibitors and financial buyers when trying to acquire these candidates, and there can be no assurances that we will be able to acquire such candidates at reasonable prices or on favorable terms. Moreover, some of these possible buyers may be stronger financially than we are. As a result of this competition for limited assets, we may not succeed in acquiring suitable candidates or may have to pay more than we would prefer to make an acquisition. If we cannot identify or successfully acquire suitable acquisition candidates, we may not be able to successfully expand our operations and our stock price could be adversely affected.

        In any acquisition, including our proposed acquisition of Hoyts Cinemas described under "Business—Recent Developments," we expect to benefit from cost savings through, for example, the reduction of overhead and theatre level costs and certain favorable tax attributes, and from revenue enhancements resulting from the acquisition. There can be no assurance, however, that we will be able to generate sufficient cash flow from these acquisitions to service any indebtedness incurred to finance such acquisitions or realize any other anticipated benefits. Nor can there be any assurance that our profitability will be improved by any one or more acquisitions. If we cannot generate sufficient cash flow to service debt incurred to finance an acquisition, our results of operations and profitability would be adversely affected. Any acquisition may involve operating risks, such as:

  •
  the difficulty of assimilating the acquired operations and personnel and integrating them into our current business;

  •
  the potential disruption of our ongoing business;

  •
  the diversion of management's attention and other resources;

  •
  the possible inability of management to maintain uniform standards, controls, procedures and policies;

  •
  the risks of entering markets in which we have little or no experience;

  •
  the potential impairment of relationships with employees;

  •
  the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated; and

  •
  the possibility that any acquired theatres or theatre circuit operators do not perform as expected.

We depend on our relationships with film distributors

        The film distribution business is highly concentrated, with nine major film distributors reportedly accounting for 94% of admissions revenues and 49 of the 50 top grossing films during 2002. Our business depends on maintaining good relations with these distributors. In addition, we are dependent on our ability to negotiate commercially favorable licensing terms for first-run films. A deterioration in our relationship with any of the nine major film distributors could affect our ability to negotiate film licenses on favorable terms or our ability to obtain commercially successful films and, therefore, could hurt our business and results of operations.

We must comply with the ADA

        Our theatres must comply with the ADA. Compliance with the ADA requires that public accommodations "reasonably accommodate" individuals with disabilities and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction or technically infeasible for alterations. Noncompliance with the ADA could result in the imposition of injunctive relief, fines, an award of damages to private litigants or additional capital expenditures to remedy such noncompliance. Any such imposition of injunctive relief, fines, damage awards or capital expenditures could adversely affect our business and results of operations.

We depend on our senior management

        Our success depends upon the retention of our senior management, including Michael Campbell and Kurt Hall, our Co-Chairmen and Co-Chief Executive Officers. We cannot assure you that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man life insurance for any of our employees. The loss of any member of senior management could adversely affect our ability to effectively pursue our business strategy.

A prolonged economic downturn could materially affect our business by reducing consumer spending on attending movies

        We depend on consumers voluntarily spending discretionary funds on leisure activities. Motion picture theatre attendance may be affected by prolonged, negative trends in the general economy that adversely affect consumer spending, including such trends resulting from terrorist attacks on or wars or threatened wars involving the United States. Any reduction in consumer confidence or disposable income in general may affect the demand for motion pictures or severely impact the motion picture production industry, which, in turn, could adversely affect our operations.

There can be no assurance that we will acquire Hoyts Cinemas

        Although we have entered into a definitive stock purchase agreement to acquire Hoyts Cinemas, there can be no assurance that we will be able to complete this transaction. The acquisition is subject to regulatory approvals under applicable antitrust laws and other conditions. There can be no assurance that the required conditions will be satisfied. If we do not complete the purchase, we will not be able to realize the benefits we expect from the acquisition or to expand our operations into the areas served by Hoyts Cinemas. If we are unable to complete the purchase, it could affect the trading price of our common stock.

We may be unable to successfully integrate Hoyts Cinemas into our business or realize the cost savings that we anticipate

        Our ability to integrate Hoyts Cinemas into our business and realize the cost savings and synergies that we anticipate are subject to a number of uncertainties, including those referred to above under "—Risks Relating to Our Business and Industry—We may not benefit from our acquisition strategy." Many of these uncertainties are related to conditions beyond our control, such as general negative economic trends and competition. We may be unable to achieve the anticipated cost savings and synergies from the acquisition.

The interests of our controlling stockholders may conflict with your interests

        Anschutz and Oaktree's Principal Activities Group own all of our outstanding Class B common stock. Our Class A common stock has one vote per share while our Class B common stock has ten votes per share on all matters to be voted on by stockholders. As a result, at December 26, 2002, Anschutz and Oaktree's Principal Activities Group controlled approximately 94.8% of the combined voting power of all of our outstanding common stock. For as long as Anschutz and Oaktree's Principal Activities Group continue to own shares of common stock representing more than 50% of the combined voting power of our common stock, they will be able to elect all of the members of our board of directors and determine the outcome of all matters submitted to a vote of our stockholders, including matters involving mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional shares of common stock or other equity securities and the payment of dividends on common stock. Anschutz and Oaktree's Principal Activities Group will also have the power to prevent or cause a change in control, and could take other actions that might be desirable to Anschutz and Oaktree's Principal Activities Group but not to other stockholders. In addition, Anschutz and Oaktree's Principal Activities Group and their affiliates have controlling interest in companies in related and unrelated industries, including interests in the sports, motion picture production and entertainment industries. In the future, they may combine our company with one or more of their other holdings.

Our substantial lease and debt obligations could impair our financial condition

        We have substantial lease and debt obligations. For fiscal 2002, our total rent expense and interest expense were approximately $231.0 million and $61.7 million, respectively. As of December 26, 2002, we had total long-term obligations of $678.4 million. As of December 26, 2002, we had current contractual cash obligations of approximately $245.1 million. For a detailed discussion of our contractual cash obligations and other commercial commitments over the next several years, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Commitments" provided below.

        If we are unable to meet our lease and debt service obligations, we could be forced to restructure or refinance our obligations and seek additional equity financing or sell assets. We may be unable to restructure or refinance our obligations and obtain additional equity financing or sell assets on satisfactory terms or at all. As a result, inability to meet our lease and debt service obligations could cause us to default on those obligations. Many of our lease agreements and the agreements governing the terms of our debt obligations contain restrictive covenants that limit our ability to take specific actions or require us not to allow specific events to occur and prescribe minimum financial maintenance requirements that we must meet. If we violate those restrictive covenants or fail to meet the minimum financial requirements contained in a lease or debt instrument, we would be in default under that instrument, which could, in turn, result in defaults under other leases and debt instruments. Any such defaults could materially impair our financial condition.

We are a holding company with no operations of our own

        We are a holding company with no operations of our own. Consequently, our ability to service our subsidiaries' debt and pay dividends on our common stock is dependent upon the earnings from the businesses conducted by our subsidiaries. The distribution of those earnings, or advances or other distributions of funds by these subsidiaries to us, all of which are subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations.

Our certificate of incorporation and bylaws contain anti-takeover protections, which may discourage or prevent a takeover of our company, even if an acquisition would be beneficial to our stockholders

        Provisions contained in our certificate of incorporation and bylaws, as well as provisions of the Delaware General Corporation Law, could delay or make it more difficult to remove incumbent directors or for a third party to acquire us, even if a takeover would benefit our stockholders.

Our issuance of shares of preferred stock could delay or prevent a change of control of our company

        Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

Our issuance of preferred stock could dilute the voting power of the common stockholders

        The issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock.

Our issuance of preferred stock could adversely affect the market value of our common stock

        The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

Our stock price may be volatile and decline substantially

        The stock market in general has experienced extreme price and volume fluctuations in recent years. These broad market fluctuations may adversely affect the market price of our Class A common stock, regardless of our actual operating performance. You may be unable to resell your shares at or above the purchased market price because of a number of factors, including actual or anticipated quarterly fluctuations in our operating results; changes in expectations of future financial performance or changes in estimates of securities analysts; changes in the market valuations of other companies; announcements relating to strategic relationships, acquisitions or industry consolidation; and general economic, market and political conditions not related to our business.

Our results of operations fluctuate on a seasonal basis and may be unpredictable, which could increase the volatility of our stock price

        Our revenues are usually seasonal because of the way the major film distributors release films. Generally, the most marketable movies are released during the summer and the holiday season. Poor performance of these films, or a disruption in the release of films during these periods, could hurt our results for the entire fiscal year. An unexpected "hit" film during other periods can alter the traditional trend. The timing of movie releases can have a significant effect on our results of operations, and our results of operations for one quarter are not necessarily indicative of our results of operations for any other quarter. These variations in results could cause increased volatility in our stock price.

The substantial number of shares that will be eligible for sale in the near future could cause the market price for our Class A common stock to decline

        We cannot predict the effect, if any, that market sales of shares of Class A common stock or the availability of shares of Class A common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our Class A common stock in the public market, or the perception that those sales will occur, could cause the market price of our Class A common stock to decline.

        As of December 26, 2002, we had outstanding 27,493,575 unregistered shares of Class A common stock and 85,287,957 shares of Class B common stock that may convert into Class A common stock on a one-for-one basis. All of such 112,781,532 shares of unregistered common stock constitute "restricted securities" under the Securities Act of 1933. Provided the holders comply with the applicable holding periods, volume limits and other conditions prescribed in Rule 144 under the Securities Act, these unregistered shares of common stock become freely tradable at various times on or after April 12, 2003.

        Anschutz, Oaktree's Principal Activities Group and certain other significant stockholders are able to sell their shares pursuant to the registration rights that we have granted as described in "Description of Capital Stock—Registration Rights" in our prospectus dated May 8, 2002. We cannot predict whether substantial amounts of our Class A common stock will be sold in the open market in anticipation of, or following, any divestiture by Anschutz, Oaktree's Principal Activities Group or our directors or executive officers of their shares of our common stock.

        If we complete the acquisition of Hoyts Cinemas, we have agreed to issue up to 4,761,904 shares of our Class A common stock as part of the purchase price. The Class A common stock issued will constitute "restricted securities" under the Securities Act and, in addition, will be subject to contractual restrictions prohibiting their sale or transfer, subject to limited exceptions, for a period of twelve months after the closing date of our acquisition of Hoyts Cinemas for all of the shares issued to Hoyts Cinemas and an additional six months after that for one half of those shares. Following the expiration of the contractual prohibition, and assuming compliance by the holder with the holding periods, volume limits and other conditions prescribed in Rule 144 under the Securities Act, these unregistered shares of common stock will become freely tradable at various times on or after the first anniversary of the issuance of such shares.

        Additionally, as of December 26, 2002, approximately 9,225,157 shares of our Class A common stock will be issuable upon exercise of stock options that vest and are exercisable at various dates through January 29, 2007. Of such options, as of December 26, 2002, 157,163 were exercisable. All of such shares subject to vested options are registered and will be freely tradable when the option is exercised unless such shares are acquired by an affiliate of Regal, in which case the affiliate may only sell the shares subject to the volume limitations imposed by Rule 144 of the Securities Act of 1933.

The sale of a substantial number of shares may make it difficult for us to sell equity securities in the future

        Sales of substantial amounts of shares of our Class A common stock in the public market, or the perception that those sales will occur, might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. If we are unable to sell equity securities at times and prices that we deem appropriate, our ability to fund growth could be adversely affected.

Forward-looking statements

        Some of the information in our Form 10-K that was filed with the Securities and Exchange Commission on March 26, 2003, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in our Form 10-K, including, without limitation, certain statements under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" may constitute forward-looking statements. In some cases you can identify these "forward-looking statements" by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those words and other comparable words. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully discussed under "Risk Factors" above.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The Company's market risk is confined to interest rate exposure of its debt obligations that bear interest based on floating rates. The Company's senior credit facilities provide for variable rate interest that could be adversely affected by an increase in interest rates. As of December 26, 2002, the Company had term borrowings of $219.4 million under its senior credit facilities. Borrowings under these facilities will bear interest, at the Company's option, at either a base rate (which will be the higher of prime rate of British Banking Association's or federal funds rate plus 0.5%) or the Eurodollar Rate plus, in each case, an applicable margin. The applicable margin can range from 1.50% to 3.25% for the revolving credit facility and 1.50% to 2.75% for the term loan facility. At December 26, 2002, the borrowings outstanding under the Company's term credit facilities bore interest approximately 4.6%. A one-half percent rise in the interest rate on the Company's variable rate indebtedness held at December 26, 2002, would have increased reported interest expense by approximately $1,100,000 for the year ended December 26, 2002.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Regal Entertainment Group:

        We have audited the accompanying consolidated balance sheet of Regal Entertainment Group and subsidiaries as of December 26, 2002 and the combined balance sheet of Regal Entertainment Group (a combination of certain theatre interests of Anschutz, see note 1) as of January 3, 2002, and the related statements of operations, stockholders' equity and parent's investment, and cash flows for the year ended December 26, 2002 and the period under common control (March 1, 2001 to January 3, 2002). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regal Entertainment Group and subsidiaries as of December 26, 2002 and Regal Entertainment Group (a combination of certain theatre interests of Anschutz, see note 1) as of January 3, 2002, and the results of their operations and their cash flows for the year ended December 26, 2002 and the period ended January 3, 2002, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the accompanying consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets during the year ended December 26, 2002.

/s/ KPMG LLP

Nashville, Tennessee
January 24, 2003

REGAL ENTERTAINMENT GROUP (NOTE 1)

CONSOLIDATED AND COMBINED BALANCE SHEETS

	December 26, 2002	January 3, 2002
	(in millions, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$276.0	$68.0
Restricted cash	22.5	28.1
Trade and other receivables, net	30.5	9.6
Inventories	6.7	4.2
Prepaid expenses and other current assets	39.7	20.0
Assets held for sale	9.7	2.8
Deferred income tax asset	4.7	—

TOTAL CURRENT ASSETS	389.8	132.7
PROPERTY AND EQUIPMENT:
Land	134.7	60.0
Buildings, leasehold improvements and equipment	1,674.3	525.6
Construction in progress	6.5	—

Total property and equipment	1,815.5	585.6
Accumulated depreciation and amortization	(160.0)	(32.8)

Total property and equipment, net	1,655.5	552.8
INVESTMENT IN REGAL CINEMAS, INC.	—	292.7
GOODWILL	227.5	136.2
OTHER NONCURRENT ASSETS	37.4	8.3

TOTAL ASSETS	$2,310.2	$1,122.7

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term obligations	$17.0	$15.6
Accounts payable	154.0	76.4
Accrued expenses	109.4	60.5
Bankruptcy claims and liabilities	23.6	43.9

TOTAL CURRENT LIABILITIES	304.0	196.4
LONG-TERM DEBT	561.5	420.6
LEASE FINANCING ARRANGEMENTS	96.0	—
CAPITAL LEASE OBLIGATIONS	3.9	2.7
DEFERRED TAX LIABILITY	21.3	3.8
OTHER NONCURRENT LIABILITIES	49.9	32.6

TOTAL LIABILITIES	1,036.6	656.1
MINORITY INTEREST	2.8	36.6
MANDATORY REDEEMABLE PREFERRED STOCK	—	47.0
STOCKHOLDERS' EQUITY:
Contributed capital	—	378.1
Class A common stock, $0.001 par value; 500,000,000 shares authorized, 46,448,382 and 0 shares issued and outstanding at December 26 and January 3, 2002, respectively	—	—
Class B common stock, $0.001 par value; 200,000,000 shares authorized, 85,287,957 and 0 shares issued and outstanding at December 26 and January 3, 2002, respectively	0.1	—
Preferred stock, $0.001 par value; none issued and outstanding	—	—
Additional paid in capital	1,216.1	—
Unamortized deferred stock compensation	(19.5)	—
Retained earnings	74.1	4.9

TOTAL STOCKHOLDERS' EQUITY	1,270.8	383.0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,310.2	$1,122.7

See accompanying notes to financial statements.

REGAL ENTERTAINMENT GROUP (NOTE 1)

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in millions, except share and per share data)

	Year Ended December 26, 2002	Period Ended January 3, 2002
REVENUES:
Admissions	$1,453.7	$382.5
Concessions	588.3	153.3
Other operating revenue	98.2	21.1

TOTAL OPERATING REVENUE	2,140.2	556.9
OPERATING EXPENSES:
Film rental and advertising costs	790.3	212.9
Cost of concessions	84.4	18.1
Other theatre operating expenses	757.1	227.5
General and administrative expenses	65.1	21.4
Merger and restructuring expenses and amortization of deferred stock compensation	18.9	—
Depreciation and amortization	134.4	42.6
Loss on disposal and impairment of operating assets	6.4	0.3

TOTAL OPERATING EXPENSES	1,856.6	522.8

INCOME FROM OPERATIONS	283.6	34.1
OTHER INCOME (EXPENSE):
Interest expense, net	(61.7)	(21.4)
Minority interest in earnings of consolidated subsidiaries	(13.4)	0.4
Other, net	—	(4.6)

TOTAL OTHER EXPENSE, NET	(75.1)	(25.6)

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM	208.5	8.5
PROVISION FOR INCOME TAXES	89.8	3.6

INCOME BEFORE EXTRAORDINARY ITEM	118.7	4.9
EXTRAORDINARY ITEM:
Loss on extinguishment of debt	1.5	—

NET INCOME	$117.2	$4.9

LOSS ON REDEMPTION OF PREFERRED STOCK	28.2	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$89.0	$4.9

EARNINGS PER SHARE:
Basic	$0.83	$0.30
Diluted	$0.79	$0.28
AVERAGE SHARES OUTSTANDING (in thousands):
Basic	107,738	16,104
Diluted	112,284	17,368

See accompanying notes to financial statements.

REGAL ENTERTAINMENT GROUP

CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARENT'S INVESTMENT

(in millions, except per share data)

	Class A Common Stock		Class B Common Stock
					Contributed Capital	Additional Paid-In Capital	Deferred Stock Compensation	Retained Earnings
	Shares	Amount	Shares	Amount					Total
Balances, March 2, 2001	—	$—	—	$—	$—	$—	$—	$—	$—
Contribution of controlling equity interest in United Artists, Edwards, and Regal Cinemas	—	—	—	—	378.1	—	—	—	378.1
Net income and comprehensive income	—	—	—	—	—	—	—	4.9	4.9

Balances, January 3, 2002	—	—	—	—	378.1	—	—	4.9	383.0
Contribution of additional United Artists common stock	—	—	—	—	28.6	—	—	—	28.6
Contribution of Regal CineMedia	—	—	—	—	10.0	—	—	—	10.0
Contribution of additional Edwards common stock	—	—	—	—	31.1	—	—	—	31.1
Exchange of equity interests in United Artists, Edwards, Regal Cinemas, and Regal CineMedia for common stock of Regal	27.5	—	84.6	0.1	(447.8)	881.6	(22.9)	—	411.0
Contribution of additional equity interests in United Artists in exchange for common stock of Regal	—	—	0.7	—	—	10.3	—	—	10.3
Loss on redemption of redeemable preferred stock	—	—	—	—	—	—	—	(28.2)	(28.2)
Initial public offering, net of costs	18.0	—	—	—	—	314.8	—	—	314.8
Amortization of deferred stock compensation	—	—	—	—	—	—	2.8	—	2.8
Exercise of stock options	1.0	—	—	—	—	6.8	—	—	6.8
Tax benefit from exercise of stock options	—	—	—	—	—	3.2	—	—	3.2
Forfeiture of stock options	—	—	—	—	—	(0.6)	0.6	—	—
Cash dividends declared, $0.15 per share	—	—	—	—	—	—	—	(19.8)	(19.8)
Net income and comprehensive income	—	—	—	—	—	—	—	117.2	117.2

Balances, December 26, 2002	46.5	$—	85.3	$0.1	$—	$1,216.1	$(19.5)	$74.1	$1,270.8

See accompanying notes to financial statements.

REGAL ENTERTAINMENT GROUP (NOTE 1)

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 26, 2002	Period Ended January 3, 2002
	(in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$117.2	$4.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	134.4	42.6
Amortization of deferred stock compensation	2.8	—
Extraordinary loss on debt extinguishment, net	1.5	—
Minority interest in earnings of consolidated subsidiaries	13.4	(0.4)
Deferred income taxes	73.5	(2.4)
Loss on disposal and impairment of operating assets	6.4	0.3
Changes in operating assets and liabilities (excluding effects of acquisition and reorganization):
Trade and other receivables	(10.9)	(3.0)
Inventories	0.8	—
Prepaid expenses and other current assets	(3.9)	(2.7)
Accounts payable	28.2	11.1
Accrued expenses and other liabilities	9.8	11.2

NET CASH PROVIDED BY OPERATING ACTIVITIES	373.2	61.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(108.2)	(20.8)
Proceeds from disposition of assets	10.1	19.5
Cash used to purchase outstanding United Artists minority interest	(34.0)	—
Decrease in other long term assets	9.5	2.0
Decrease in reimbursable construction advances	1.9	—
Decrease in restricted cash	5.7	8.7

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(115.0)	9.4
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash used to redeem Edwards preferred stock	(75.3)	—
Cash used to redeem Edwards senior subordinated notes	(11.3)	—
Cash used to payoff Edwards term loan	(180.0)	—
Cash used to payoff United Artists term credit facility	(240.0)	—
Cash used to pay dividend	(19.8)	—
Net proceeds from senior subordinated notes offering	155.3	—
Net proceeds from initial public offering	314.8	—
Proceeds from stock option exercises	6.9	—
Payment of debt acquisition costs	(10.5)	—
Net payments on long term obligations	(53.1)	(13.2)
Decrease in cash overdraft	—	(1.5)
Payment of bankruptcy claims and liabilities	(104.3)	—
Cash of subsidiaries at acquisition date	167.1	36.2

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(50.2)	21.5
NET CASH USED IN REORGANIZATION	—	(24.5)

NET INCREASE IN CASH AND CASH EQUIVALENTS	208.0	68.0
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	68.0	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$276.0	$68.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$17.1	$0.1

Cash paid for interest	$42.8	$6.1

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Exchange of minority shares in Regal Cinemas for Regal Entertainment Group	$361.9	$—

Exchange of minority shares in Edwards for Regal Entertainment Group	$44.2	$—

Contribution of additional shares purchased from minority interests	$80.0	$—

See accompanying notes to financial statements.

REGAL ENTERTAINMENT GROUP

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

DECEMBER 26, 2002

1      THE COMPANY AND BASIS OF PRESENTATION

        Regal Entertainment Group (the "Company" or "Regal") is the parent company of Regal Entertainment Holdings, Inc. ("REH"), which is the parent company of Regal Cinemas Corporation ("Regal Cinemas") and its subsidiaries and United Artists Theatre Company ("United Artists") and its subsidiaries. Regal Cinemas' subsidiaries include Regal Cinemas, Inc. and its subsidiaries, which include Edwards Theatres, Inc. ("Edwards") and Regal CineMedia Corporation ("Regal CineMedia"). The terms Regal, Regal Cinemas, United Artists, Edwards and Regal CineMedia shall be deemed to include the respective subsidiaries of such entities when used in discussions included herein regarding the current operations or assets of such entities.

        Regal operates the largest theatre circuit in the United States, consisting of 5,663 screens in 524 theatres in 36 states as of December 26, 2002. Regal CineMedia focuses on the development of ancillary revenues. The Company formally operates on a 52-week fiscal year with each quarter generally consisting of 13 weeks, unless otherwise noted. The Company's fiscal year ends on the first Thursday after December 25, which in certain years results in a 53-week fiscal year.

        During 2000 and 2001, United Artists and a majority of its subsidiaries at that time (the "United Artists Bankrupt Entities"), Edwards Theatre Circuit Affiliated Group and its subsidiaries at that time (the "Edwards Bankrupt Entities", which were merged into Edwards in connection with the bankruptcy proceedings of the Edwards Bankrupt Entities described below), and Regal Cinemas, Inc. and its subsidiaries at that time (the "Regal Cinemas, Inc. Bankrupt Entities") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Courts identified below (the "Applicable Bankruptcy Court"), as well as joint plans of reorganization. The joint plans of reorganization, as amended, for the United Artists Bankrupt Entities and the Edwards Bankrupt Entities were approved by the Applicable Bankruptcy Court, and became effective on March 2, 2001 ("UA Effective Date") for the United Artists Bankrupt Entities and September 29, 2001 ("Edwards Effective Date") for the Edwards Bankrupt Entities. The Applicable Bankruptcy Court approved the Regal Cinemas, Inc. Bankrupt Entities' joint plan of reorganization on December 7, 2001, and it became effective on January 29, 2002. Also on that date, Anschutz and the other shareholders of Regal Cinemas, Inc. exchanged their equity interests in Regal Cinemas, Inc. for equity interests in Regal Cinemas and as a result, Regal Cinemas, Inc. became a wholly owned subsidiary of Regal Cinemas. Regal Cinemas was formed for the primary purpose of acquiring and holding the shares of common stock of Regal Cinemas, Inc. Edwards was formed in connection with the reorganization of the Edwards Bankrupt Entities to, among other things, effect the substantive consolidation of the Edwards Bankrupt Entities through their merger into Edwards. As a result of the merger transaction, Edwards succeeded to all of the assets and liabilities of the Edwards Bankrupt Entities.

        Anschutz acquired controlling equity interests in United Artists, Edwards and Regal Cinemas, Inc. upon each of the entities' emergence from bankruptcy reorganization. Anschutz's contributions of these equity interests to the Company were recorded in the consolidated financial statements of the Company at the combined historical cost basis of Anschutz, which represents Anschutz's net cost to acquire certain debt of the United Artists Bankrupt Entities, the Edwards Bankrupt Entities and the Regal Cinemas, Inc. Bankrupt Entities prior to their filing voluntary petitions for relief under Chapter 11. Anschutz exchanged such debt holdings for controlling equity interests following the emergence from bankruptcy of the United Artists Bankrupt Entities, the Edwards Bankrupt Entities and the Regal Cinemas, Inc. Bankrupt Entities. As a result of the acquisition by Anschutz, Regal's fiscal 2001 results of operations include only the results of operations of United Artists from the UA Effective Date to January 3, 2002, and of Edwards from the Edwards Effective Date to December 27, 2001 (fiscal year 2001). Accordingly, Regal's statements of operations for the period ended January 3, 2002 do not include the results of operations of Regal Cinemas, Inc. and only include the results of operations of United Artists and Edwards from the UA Effective Date and the Edwards Effective Date, respectively.

        While the actual date that Regal Cinemas, Inc. emerged from bankruptcy and Anschutz acquired its controlling equity interest in Regal Cinemas was January 29, 2002, for financial reporting purposes the date is deemed to have occurred on January 24, 2002. As such, the Company's fiscal 2002 results of operations include the results of operations of United Artists (from January 4, 2002), Edwards (from December 28, 2001), and Regal Cinemas (from January 24, 2002). At January 3, 2002, the Company's investment in Regal Cinemas, Inc. was accounted for as an investment in the accompanying combined balance sheet.

        Commencing in 2002, the Company elected to adopt the fiscal year end of Regal Cinemas, Inc. Regal Cinemas, Inc.'s 2001 fiscal year ended on December 27, 2001. As a result of the election to conform the reporting periods, United Artists' results of operations reflected in the accompanying financial statements reflect operating results from January 4, 2002. For the period from December 28, 2001 through January 3, 2002 (the date of United Artists' fiscal 2001 year end), United Artists recorded revenue of approximately $17.8 million and net income of approximately $2.5 million.

        On March 5, 2002, Anschutz acquired a controlling equity interest in an insolvent digital video advertising company, Next Generation Network, Inc. ("NGN"), for approximately $2.8 million in an out-of-court restructuring of NGN's indebtedness. Anschutz funded approximately $7.2 million to NGN through bridge loans and other consideration. As described below, on April 12, 2002, Anschutz contributed all of its capital stock of NGN, representing approximately 95% of the outstanding capital stock of NGN, and the outstanding principal balances of such bridge loans and other consideration to Regal CineMedia in exchange for 100,000 shares of capital stock of Regal CineMedia, which was then exchanged for the Company's Class B common stock in the exchange transaction described below.

        On March 8, 2002, the holders of 100% of the capital stock of Regal Cinemas, Edwards and Regal CineMedia entered into an agreement to exchange their stock for shares of stock in Regal. Regal also agreed to exchange its stock for approximately 90% of United Artists' outstanding common stock.

        On April 12, 2002, through a series of transactions, Regal issued (1) 70,538,017 shares of Class B common stock to Anschutz in exchange for its controlling equity interests in Regal Cinemas, United Artists, Edwards and Regal CineMedia, (2) 14,052,320 shares of Class B common stock to Oaktree's Principal Activities Group in exchange for its contribution of capital stock of Regal Cinemas and Edwards, and (3) 27,493,575 shares of Class A common stock to the other stockholders of Regal Cinemas, United Artists, Edwards and Regal CineMedia party to the exchange agreement in exchange for their capital stock of Regal Cinemas, United Artists, Edwards and Regal CineMedia.

        Upon the closing of the exchange transaction, the holders of outstanding options of United Artists and Regal Cinemas received replacement options to purchase 8,832,147 shares of Regal Class A common stock at prices ranging from $4.44 to $12.87 per share. Regal also granted to certain holders of United Artists warrants in exchange for their contribution to Regal of outstanding warrants to purchase 3,750,000 shares of United Artists common stock, warrants to purchase 3,928,185 shares of Class B common stock at $8.88 per share and warrants to purchase 296,129 shares of Class A common stock at $8.88 per share.

        Following the exchange transaction, Anschutz transferred beneficial ownership of 1,455,183 shares of Class B common stock to Oaktree's Principal Activities Group. In addition, Anschutz acquired an additional 697,620 shares of Class B common stock in May 2002. As a result, Anschutz owns approximately 81.8% of Regal's outstanding Class B common stock, representing as of December 26, 2002 approximately 77.6% of the combined voting power of Regal's outstanding common stock and has the ability to direct the election of members of Regal's board of directors and to determine the outcome of other matters submitted to the vote of Regal's stockholders.

        On April 17, 2002, Regal Cinemas, Inc. acquired all of the outstanding capital stock of Edwards from REH for an aggregate purchase price of approximately $272.5 million. As a result of Regal Cinemas, Inc. being under common control with Edwards, the transaction was accounted for as a contribution of Edwards to Regal Cinemas, Inc. by REH, at the historical cost basis of Edwards. In connection with the acquisition of Edwards, Regal Cinemas issued $150 million principal amount of 9 3/8% senior subordinated notes due 2012, under the indenture pursuant to which Regal Cinemas sold $200 million principal amount of 9 3/8% senior subordinated notes due 2012 in January 2002. The proceeds of the notes issued on April 17, 2002, together with cash on hand at Regal Cinemas, Inc., were used by Regal Cinemas, Inc. to acquire Edwards from REH. REH used the proceeds from its sale of Edwards to repay approximately $180.7 million of senior bank debt, including accrued interest, of Edwards, to redeem approximately $12.0 million of Edwards Subordinated Notes (as defined below), including accrued interest, primarily held by Anschutz and Oaktree's Principal Activities Group, and to redeem approximately $75.3 million of redeemable preferred stock of Edwards held by Anschutz, Oaktree's Principal Activities Group and members of the Edwards family. The difference between the carrying amount and redemption price of the redeemable preferred stock of $28.2 million was recorded as a charge to equity and is reflected as a reduction of net income available to common stockholders in the accompanying consolidated statement of operations for the year ended December 26, 2002. In addition, the Company recorded an extraordinary loss of approximately $1.5 million as a result of the early redemption of the Edwards Subordinated Notes. As a result of Regal Cinemas, Inc.'s acquisition of Edwards, Edwards became a wholly owned subsidiary of Regal Cinemas, Inc. and became a guarantor under Regal Cinemas, Inc.'s senior credit facility and Regal Cinemas' 9 3/8% senior subordinated notes.

        In May 2002, the Company issued 18.0 million shares of its Class A common stock in an initial public offering. The initial public offering was effected through two Form S-1 Registration Statements (File Nos. 333-84096 and 333-87870) that were declared effective by the Securities and Exchange Commission on May 8, 2002. All 18.0 million shares were sold at an initial public offering price of $19.00 per share, for an aggregate offering price of $342 million, through a syndicate of underwriters managed by Credit Suisse First Boston Corporation, Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Salomon Smith Barney Inc. The Company paid underwriting discounts and commissions totaling approximately $23.1 million in connection with the offering. In addition, the Company incurred additional expenses of approximately $4.1 million in connection with the offering. The net offering proceeds, after deducting underwriting discounts, commissions and other offering expenses, were approximately $314.8 million. The Company used a portion of the net proceeds to repay approximately $240.7 million of principal and accrued interest owed by United Artists under the United Artists Term Credit Facility (as defined below) and approximately $15.0 million to fund operating costs and capital expenditures of Regal CineMedia. During the remainder of the 2002 fiscal year, the Company used an additional $34.0 million of the net proceeds to acquire the remaining outstanding shares of common stock and warrants to purchase common stock of United Artists, approximately $19.8 million to fund the Company's fourth quarter 2002 dividend payment and the remaining $5.3 million for general corporate purposes.

        On August 16, 2002, REH acquired the remaining outstanding shares of common stock of United Artists held by the United Artists' minority stockholders and warrants to acquire shares of common stock of United Artists held by various institutional holders for approximately $34.0 million. Immediately prior to the acquisition, the common stock of United Artists was the only outstanding class of voting stock, of which the minority stockholders owned approximately 9.9%, and REH owned the remaining 90.1%. The $22.3 million difference between the carrying amount and purchase price of the minority interest was recorded as a component of goodwill in the accompanying consolidated balance sheet at December 26, 2002. As a result of this transaction, United Artists became a wholly owned subsidiary of REH.

2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Combination

        The consolidated financial statements include the accounts of Regal and the combined financial statements include companies under the common control of Anschutz through April 12, 2002. All significant intercompany accounts and transactions have been eliminated in consolidation. The portion of United Artists equity relating to shares not owned by the Company and the related earnings or losses were included in minority interest.

  Revenue Recognition

        Revenues are generated principally through admissions and concessions sales with proceeds received in cash at the point of sale. Other operating revenues consist primarily of product advertising (including vendor programs) and other ancillary revenues which are recognized as income in the period earned. Revenue from advance ticket sales is recorded as deferred revenue and recognized when the tickets are redeemed. Unredeemed advance ticket sales are recognized when it is determined that redemption is unlikely.

  Cash Equivalents

        The Company considers all unrestricted highly liquid debt instruments and investments purchased with an original maturity of three months or less to be cash equivalents. At December 26, 2002, the Company held substantially all of its cash in temporary cash investments in the form of certificates of deposit and variable rate investment accounts with major financial institutions.

  Restricted Cash

        Edwards established a $35.0 million cash reserve, which was funded on the Edwards Effective Date for the payment of certain allowed unsecured claims, which thereafter will be the lesser of (i) $20 million; or (ii) the sum of the unpaid: (a) disputed claims that have elected the cash option; and (b) allowed claims that have elected the cash option. The restricted cash has been placed in a segregated account in which the holders of these allowed claims that have elected the cash option have a first priority security interest. The restricted cash is classified as a current asset as the related claims are classified as current liabilities.

  Inventories

        Inventories consist of concession products and theatre supplies. The Company states inventories on the basis of first-in, first-out (FIFO) cost, which is not in excess of net realizable value.

  Reimbursable Construction Advances

        Reimbursable construction advances consist of amounts due from landlords to fund a portion of the construction costs of new theatres that the Company will operate pursuant to lease agreements. The landlords repay the amounts either during construction on a percentage of completion basis, or upon completion of the theatre. Reimbursable construction advances are presented as a component of trade and other receivables in the accompanying balance sheets.

  Property and Equipment

        The Company states property and equipment at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets, are expensed currently. Gains and losses from disposition of property and equipment are included in income and expense when realized. The Company records depreciation and amortization using the straight-line method over the following estimated useful lives:

Buildings	20-30 years
Equipment	4-20 years
Leasehold improvements	Lesser of term of lease or asset life

        Included in property and equipment is $94.2 million and $2.7 million of assets accounted for under capital leases and lease financing arrangements as of December 26, 2002 and January 3, 2002, respectively. The Company records amortization using the straight-line method over the shorter of the lease terms or the estimated useful lives noted above.

  Goodwill and Intangible Assets

        SFAS No. 142, "Goodwill and Other Intangible Assets," became effective for the Company in the first quarter of fiscal 2002. This standard revised the financial accounting and reporting for goodwill and certain intangible assets. Among the revisions were the discontinuation of the amortization of goodwill and certain intangible assets and the periodic testing (at least annually) for the impairment of goodwill at a reporting unit level and additional financial statement disclosures. The Company has identified its reporting units under SFAS No. 142 to be the demographic market areas in which the Company conducts its theatre operations. The fair value of the Company's identified reporting units were estimated using the expected present value of associated future cash flows and market values of the underlying theatres within each reporting unit. The Company's initial and annual goodwill impairment tests for fiscal 2002 indicated that the fair value of its reporting units exceeded their carrying value and therefore, at this time, goodwill was not deemed to be impaired. As required by SFAS No. 142, the discontinuation of goodwill (excess reorganization value) amortization has not been retroactively applied to the results for the period prior to adoption. Amortization relating to goodwill was $9.6 million for the period ended January 3, 2002. The following is pro-forma information of the Company assuming that SFAS No. 142 had been in effect in during the period ended January 3, 2002 and goodwill amortization expense had not been recorded (in millions, except for share data):

Period ended January 3, 2002
Net income available to common stockholders, as reported:	$4.9
Add: Goodwill amortization, net of related tax effect	5.8

Adjusted pro forma net income	$10.7
Diluted earnings per share:
As reported	$0.28
Pro forma	$0.62

  Impairment of Long-Lived Assets

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The Company evaluates assets for impairment on an individual theatre basis, which management believes is the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges, is less than the carrying amount of the asset, the Company recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair market value. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets of which the Company expects to dispose.

  Other Assets

        Other assets include debt acquisition costs, which are deferred and amortized over the terms of the related agreements using the straight-line method which approximates the interest method. Debt acquisition costs as of December 26, 2002 and January 3, 2002 were $26.3 million and $2.1 million, respectively, net of accumulated amortization of $2.7 million and $0.4 million, respectively.

  Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. In addition, income tax rules and regulations are subject to interpretation and require judgment by the Company and may be challenged by the taxation authorities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance if it is deemed more likely than not that its deferred income tax assets will not be realized.

        The Company expects that certain deferred income tax assets are not more likely than not to be recovered and therefore, has set up a valuation allowance. The Company reassesses its need to establish a valuation allowance for its deferred income taxes on an ongoing basis. Should the Company realize certain tax assets with a valuation allowance that relate to pre-acquisition periods, goodwill would be reduced.

  Deferred Revenue

        Deferred revenue relates primarily to vendor rebates and advance ticket sales. Such items are included in accrued expenses. The Company recognizes these items in the accompanying financial statements when earned or redeemed.

  Deferred Rent

        The Company recognizes rent on a straight-line basis after considering the effect of rent escalation provisions resulting in a level monthly rent expense for each lease over its term. The deferred rent liability is included in other liabilities.

  Film Costs

        The Company estimates its film cost expense and related film cost payable based on management's best estimate of the ultimate settlement of the film costs with the distributors. Film costs and the related film costs payable are adjusted to the final film settlement in the period that the Company settles with the distributors.

  Advertising and Start-Up Costs

        The Company expenses advertising costs as incurred. Start-up costs associated with a new theatre are also expensed as incurred.

  Stock-based Compensation

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No.148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to SFAS No. 123's fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No.123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. Under SFAS No. 123, entities are permitted to recognize as expense the fair value of all stock-based awards on the date of grant over the vesting period and alternatively allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income or loss and earnings or loss per share disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied.

        The Company has elected to continue accounting for its stock option plan using the intrinsic value method in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, which requires compensation costs to be recognized for the excess of the fair value of options on the date of grant over the option exercise price. Had the fair value of options granted under the Company's stock option plan described in Note 11— "Capital Stock and Stock Option Plan" been recognized in accordance with SFAS No. 123, the Company's reported net income and diluted earnings per share would have been recorded in the amounts indicated below (in millions, except per share data):

	Year ended December 26, 2002	Period ended January 3, 2002
Net income available to common stockholders, as reported:	$89.0	$4.9
Less additional stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(3.1)	(0.6)

Pro forma net income	85.9	4.3
Diluted earnings per share:
As reported	$0.79	$0.28
Pro forma	0.77	0.25

  Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The Company applied the principles of purchase and reorganization accounting when recording the acquisitions of controlling equity interests by Anschutz and the exchange of stock for minority interests and the emergence from bankruptcy of the theatre companies. These accounting principles require that the Company estimate the fair value of the individual assets and liabilities including estimates of bankruptcy-related claims. The valuation of the fair value of the assets and liabilities involves a number of judgments and estimates that could differ significantly from actual results.

  Segments

        The Company manages its business under one reportable segment—theatre exhibition operations. As of December 26, 2002, Regal CineMedia did not meet the quantitative thresholds under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," to qualify as a separate reportable segment.

  Comprehensive Income

        Net income and comprehensive income are the same for all periods presented.

  Reclassifications

        Certain reclassifications have been made to the 2001 financial statements to conform to the 2002 presentation.

  Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 supersedes Accounting Principles Board Opinion No. 16 (APB 16), "Business Combinations," and primarily addresses the accounting for the cost of an acquired business (i.e., the purchase price allocation), including any subsequent adjustment to its cost. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting) and supersedes APB 17, "Intangible Assets." The most significant changes made by SFAS No. 141 involve the requirement to use the purchase method of accounting for all business combinations, thereby eliminating use of the pooling-of-interests method along with the establishment of new criteria for determining whether the Company should recognize intangible assets acquired in a business combination separately from goodwill. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001. The adoption of SFAS No. 141 did not have a material impact on the Company's financial position or results of operations.

        Pursuant to SFAS No. 142, the Company no longer amortizes goodwill, reorganizational value in excess of amounts allocated to identifiable assets or indefinite lived intangible assets, and will test for impairment at least annually at the reporting unit level. Other long-lived assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," issued in August 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and other intangible assets, including excess reorganization value, recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. As required by SFAS No. 142, the standard has not been retroactively applied to the results for the period prior to adoption. Amortization relating to goodwill and excess reorganization value was $9.6 million for the period ended January 3, 2002. The Company's initial and annual goodwill impairment tests for fiscal 2002 indicated that the fair value of its reporting units exceeded their carrying value and therefore, at this time, goodwill was not deemed to be impaired.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 establishes accounting standards for recognition and measurement of the fair value of obligations associated with the retirement of long-lived assets when there is a legal obligation to incur such costs. Under SFAS No. 143, the costs of retiring an asset will be recorded as a liability when the retirement obligation arises and will be amortized to expense over the life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position or results of operations.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which provides clarifications of certain implementation issues with SFAS No. 121 along with additional guidance on the accounting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121 and applies to all long-lived assets (including discontinued operations) and consequently amends APB 30, "Reporting the Effects of Disposal of a Segment of a Business." SFAS No. 144 develops one accounting model (based on the model in SFAS No. 121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS No. 144 requires that entities measure long-lived assets that are to be disposed of by sale at the lower of book value or fair value less cost to sell. That requirement eliminates APB 30's requirement that discontinued operations be measured at net realizable value or that entities include under "discontinued operations" in the financial statements amounts for operating losses that have not yet occurred. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) the entity can distinguish from the rest of the entity and (2) the entity will eliminate from the ongoing operations of the entity in a disposal transaction. The Company adopted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position or results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements including the rescission of Statement 4, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses. The provisions of SFAS No. 145 related to the rescission of Statement 4 is effective for fiscal years beginning after May 15, 2002.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses significant issues relating to the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities, and nullifies the guidance in Emerging Issues Task Force (EITF) Issue No. 94-3 (EITF 94-3), "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring.)" The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. Retroactive application of SFAS No. 146 is prohibited and, accordingly, liabilities recognized prior to the initial application of SFAS No. 146 should continue to be accounted for in accordance with EITF 94-3 or other applicable preexisting guidance.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation will significantly change current practice in the accounting for, and disclosure of, guarantees. Guarantees meeting the characteristics described in the interpretation are required to be initially recorded at fair value, which is different from general current practice of recognition of a liability only when loss is probable and reasonably estimable, as prescribed in SFAS No. 5, "Accounting for Contingencies." The interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor's having to make payments under the guarantee is remote. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The adoption of this interpretation is not expected to have a material impact on the Company's financial position or results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51." This interpretation addresses consolidation by business enterprises of entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Variable interest entities are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among parties involved. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns. The consolidation requirements of this interpretation apply immediately to variable interest entities created after January 31, 2003 and apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain new disclosure requirements apply to all financial statements issued after January 31, 2003. The Company is evaluating the impact of adopting this interpretation.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No.148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to SFAS No. 123's fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No.123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions are applicable to all companies with stock-based employee compensation, regardless of whether they account for such compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. The disclosure requirements are effective for fiscal years ending after December 15, 2002. The Company has elected to continue the intrinsic value method of accounting for its employee stock options in accordance with APB Opinion No. 25 and as a result, the adoption of SFAS No. 148 did not have a material impact on the Company's financial position or results of operations.

3      CHAPTER 11 PROCEEDINGS

        Prior to and during the reorganization proceedings of the United Artists, Edwards and Regal Cinemas, Inc. Bankrupt Entities, Anschutz acquired claims of creditors of the United Artists Bankrupt Entities, and Anschutz and Oaktree's Principal Activities Group acquired claims of creditors of the Edwards and Regal Cinemas, Inc. Bankrupt Entities that allowed Anschutz to actively negotiate the terms upon which the companies would emerge from reorganization.

        The reorganization proceedings of the United Artists, Edwards and Regal Cinemas, Inc. Bankrupt Entities had significant effects on the operations and financial condition of the companies. The United Artists and Regal Cinemas, Inc. Bankrupt Entities adjusted their assets, liabilities and capital structure to reflect estimated fair values at the time of their emergence from their reorganization proceedings and the acquisition of a controlling equity interest by Anschutz. In addition, in connection with their reorganizations, each of the United Artists, Edwards and Regal Cinemas, Inc. Bankrupt Entities were able to selectively close under-performing theatres and negotiate rent reductions and lease termination rights, which improved the financial performance of their asset bases.

  Edwards Reorganization

        On August 23, 2000, the Edwards Bankrupt Entities filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Central District of California (the "California Bankruptcy Court"). On May 24, 2001, the Edwards Bankrupt Entities filed a plan of reorganization and related disclosure statement, as amended (the "Edwards Plan"). On September 24, 2001, the California Bankruptcy Court confirmed the Edwards Plan. On September 29, 2001, all conditions required for the effectiveness of the Edwards Plan were met, and the Edwards Plan became effective. Pursuant to the Edwards Plan, Anschutz and Oaktree's Principal Activities Group agreed to exchange (i) approximately $14.6 million of their pre-petition secured claims and cash of $41.4 million for $56.0 million in Edwards' Series A preferred stock and 51% of Edwards' newly-issued common stock and (ii) $10.0 million of senior secured debt for $10.0 million of senior unsecured subordinated notes (the "Edwards Subordinated Notes"). For a discussion of Edwards related bankruptcy claims and other related party transactions, see Note 12—"Related Party Transactions".

        The Edwards Plan also provided that the Edwards Bankrupt Entities' senior secured lenders receive a payment of $9.5 million of principal and all pre-petition and post-petition accrued and unpaid interest at the applicable non-default rate. In connection with the Edwards Plan, the Edwards Subordinated Notes were issued and the existing secured lenders established a $180.0 million restructured term loan. General unsecured creditors were entitled to receive, at their option, either a cash distribution equal to 90% of the holder's allowed claim or an unsecured seven year note equal to 100% of the allowed claim. The seven year notes provide for semi-annual interest payments, in arrears, beginning on the six-month anniversary of the effective date at a rate of 9% per annum, compounded annually. The notes also require semi-annual principal reduction payments beginning on the six-month anniversary of the Edwards Effective Date.

  United Artists Reorganization

        On September 5, 2000, the United Artists Bankrupt Entities, including United Artists Theatre Circuit, Inc., all as debtors, filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Delaware Bankruptcy Court"), as well as a joint plan of reorganization. On January 22, 2001, the joint plan of reorganization, as amended (the "UA Plan"), was approved by the Delaware Bankruptcy Court and declared effective by the debtors on March 2, 2001. As a consequence of the UA Plan, on March 2, 2001, United Artists' reorganized capital structure consisted of approximately $252.1 million of debt under a restructured bank credit facility (the "United Artists Term Credit Facility"), $57 million of convertible preferred stock and $39.1 million in common equity. Anschutz converted 100% of its senior debt of United Artists into a combination of convertible preferred stock, common stock and warrants to purchase common stock (at an exercise price of $10.00 per share), which, in aggregate, represented approximately 54% of the fully diluted common equity of United Artists. Other senior lenders under United Artists' pre-petition credit facility received common stock in United Artists representing approximately 29% of the fully diluted common equity and subordinated lenders received warrants to purchase common stock at an exercise price of $10.00 per share, which, in the aggregate, represented approximately 7% of the fully diluted common equity, with the remaining 10% of the fully diluted common equity reserved for management stock options.

        In addition, a pool of $5.0 million in cash and $1.1 million in payment-in-kind notes was established for distribution on a pro rata basis to unsecured creditors. The payment-in-kind notes earn "in-kind" interest at 8% with one-third of the principal payable during March 2005, one-third payable during March 2006 and the remaining one-third, along with all accrued interest, payable during March 2007.

        On the UA Effective Date, United Artists adopted fresh-start reporting in accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). For accounting purposes, the inception date of the reorganized company was deemed to be March 2, 2001. Under fresh-start reporting, the reorganization value of United Artists, which represents the fair value of all of the assets (net of liabilities), was determined through negotiations between the United Artists' management and its pre-petition creditors and was allocated to United Artists' assets based on their relative fair values. Liabilities, other than deferred income taxes, were also stated at their fair values. Deferred income taxes are determined in accordance with SFAS No. 109, "Accounting for Income Taxes."

  Regal Cinemas, Inc. Reorganization

        On October 11, 2001, the Regal Cinemas, Inc. Bankrupt Entities filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Middle District of Tennessee (the "Tennessee Bankruptcy Court") under case numbers 301-11305 through 301-11320, seeking court supervision of the Regal Cinemas, Inc. Bankrupt Entities' restructuring efforts. Pursuant to the plan of reorganization (the "Regal Plan"), certain holders of its then existing senior credit facilities (including Anschutz and Oaktree's Principal Activities Group) agreed to exchange approximately $725 million of their pre-petition claims for 100% of Regal Cinemas, Inc.'s newly-issued common stock. Other principal terms of the Regal Plan included:

  •
  cash payment in full of principal and accrued and unpaid interest existing under Regal Cinemas, Inc.'s then existing senior credit facility for certain holders;

  •
  cash payment in full of all other secured claims, relating primarily to Regal Cinemas, Inc.'s equipment financing facility;

  •
  satisfaction and retirement of Regal Cinemas, Inc.'s outstanding subordinated debt by a cash payment equal to approximately 20% of the claims amount; and

  •
  distributions to the holders of general unsecured claims of 100% of such holder's allowed claim.

        On December 7, 2001, the Tennessee Bankruptcy Court confirmed the Regal Plan and as a result, Regal Cinemas, Inc. commenced appropriate actions to consummate the Regal Plan and emerged from bankruptcy on January 29, 2002. Also on January 29, 2002, Regal Cinemas, Inc. became a wholly owned subsidiary of Regal Cinemas. The transaction was accomplished by the issuance of 7,500,000 shares of Regal Cinemas common stock in exchange for 100% of the outstanding common stock of Regal Cinemas, Inc. As a result of this exchange, Anschutz and Oaktree's Principal Activities Group acquired approximately 75% of the Regal Cinemas common stock issued upon emergence.

        Approximately $1.8 billion of Regal Cinemas, Inc. long-term debt plus approximately $196 million of accrued and unpaid interest was discharged under the terms of the Regal Plan in exchange for total payments of approximately $575.3 million. Regal Cinemas funded these payments through (i) cash on hand, (ii) a term loan ($270.0 million) borrowed under new senior credit facilities, and (iii) the issuance of new senior subordinated notes ($200.0 million).

        In connection with Regal Cinemas, Inc.'s emergence from bankruptcy and acquisition of a controlling interest by Anschutz, Regal Cinemas, Inc. made certain adjustments in accordance with SOP 90-7 to reflect its emergence from bankruptcy and simultaneously allocated Anschutz's cost basis to Regal Cinemas, Inc.'s assets and liabilities. The impact of these adjustments resulted in a $511.1 million write-down of Regal Cinemas, Inc.'s assets. The amounts recorded based on the acquisition by Anschutz allocated to the assets of Regal Cinemas, Inc. were current assets ($194.0 million), property and equipment ($1,131.8 million) deferred taxes and other assets ($86.7 million), debt and lease obligations ($574.5 million), other amounts and non-current liabilities ($191.3 million) and minority interest ($309.9 million).

4      INTEGRATIONS

        During the first quarter of 2002, the Company commenced a plan to restructure certain of its operations to facilitate the integration of Regal Cinemas, United Artists and Edwards. The restructuring principally involved the closing of certain Edwards and United Artists corporate facilities and relocation of the theatre management operations of United Artists and Edwards to Regal Cinemas' offices in Knoxville, Tennessee. The restructuring plan was communicated by Company management to Edwards and United Artists corporate employees during the first quarter of 2002. Such restructuring did not result in any theatre closings.

        With respect to the Edwards restructuring plan, the Company terminated 78 corporate employees located in the Edwards Newport Beach, California corporate offices. Of the total Edwards restructuring charge of $3.1 million for the year ended December 26, 2002, approximately $1.1 million related to employee termination benefits and approximately $2.0 million related to other direct exit costs (principally lease termination fees) associated with the closing of Edwards' corporate offices. The United Artists restructuring plan provided for the termination of 102 administrative employees located in the Centennial, Colorado corporate offices along with closure of a film office located in New York City. Total United Artists restructuring charges were $2.9 million for the year ended December 26, 2002, of which approximately $2.0 million related to employee termination benefits and approximately $0.9 million related to direct exit costs for the closure of the New York City film office and certain legal and professional fees.

        Integration costs and reorganization expenses ($10.1 million) and stock compensation amortization ($2.8 million) are also included in "Operating Expenses—Merger and restructuring expenses" in the accompanying consolidated statements of operations for the year ended December 26, 2002. As of December 26, 2002, the Company has paid approximately $3.3 of Edwards and United Artists restructuring expenses. The Company completed the Edwards and United Artists integration during the second quarter of 2002.

5      PRO FORMA RESULTS OF OPERATIONS (UNAUDITED)

        On a pro forma basis, assuming (i) a full year of post-bankruptcy operating results for Regal Cinemas, United Artists and Edwards, (ii) the contribution by Anschutz and the exchange by several minority shareholders of their equity interests in United Artists, Edwards, Regal Cinemas, and Regal CineMedia for shares of the Company, (iii) the issuance of $350 million of 9 3/8% senior subordinated notes and (iv) the repayment of Edwards indebtedness and the effects of the Company's initial public offering, total revenues and net income would have been $2,266.4 million and $150.2 million and $2,013.5 million and $56.3 million for the year ended December 26, 2002 and the period ended January 3, 2002, respectively.

6      LONG-TERM OBLIGATIONS

        Long-term obligations at December 26, 2002 and January 3, 2002, consist of the following:

	December 26, 2002	January 3, 2002
	(In millions)
Regal Cinemas Senior Credit Facility	$219.4	$—
Regal Cinemas 9 3/8% Senior Subordinated Notes	350.0	—
United Artists Term Credit Facility	—	240.6
Edwards Senior Secured Term Loan	—	180.0
Edwards Subordinated Notes to Shareholders	—	10.3
Lease financing arrangements, 11.5%, maturing in various installments through 2021	97.8	—
Capital lease obligations	4.1	2.7
Other	7.1	5.3
United Artists Revolving Credit Facility	—	—

Total long-term obligations	678.4	438.9
Less current maturities	(17.0)	(15.6)

Total long-term obligations, net	$661.4	$423.3

        Regal Cinemas Senior Credit Facility—Regal Cinemas entered into an amended and restated senior credit agreement with several financial institutions including Lehman Brothers, Inc., Credit Suisse First Boston Corporation, General Electric Capital Corporation and Lehman Commercial Paper, Inc., on August 12, 2002, amending its existing senior credit agreement to increase the amount available for borrowing under the senior secured revolving credit facility from $100 million to $145 million and to decrease the amount of the senior secured term loan from $270 million to $225 million. Under the amended and restated senior credit agreement, the lenders advanced Regal Cinemas $225.0 million through a senior secured term loan, which was used, together with cash on hand at Regal Cinemas, Inc., to repay in full its existing $270.0 million term loan. The amended and restated senior credit agreement also made available, subject to the satisfaction of conditions customary for extensions of credit of this type, an additional $145.0 million through a senior secured revolving credit facility. The $225.0 million term loan will amortize at a rate of 5% per annum until December 31, 2006, with the remaining 75% due in four installments ending on December 31, 2007. The senior secured revolving credit facility became available on August 12, 2002 and will be available until January 29, 2007. Regal Cinemas also maintains a letter of credit for $15.0 million related to its general unsecured claims as of December 26, 2002, which reduces the availability under its senior secured revolving credit facility to $130.0 million. As of December 26, 2002, there were no amounts outstanding on the senior secured revolving credit facility.

        Borrowings under the term facility bear interest, at Regal Cinemas' option, at either the base rate or Eurodollar rate plus, in each case, an applicable margin, subject to adjustment based upon the consolidated total leverage ratio of Regal Cinemas. The base rate is a fluctuating interest rate equal to the higher of (a) the British Banking Association's prime rate or (b) the Federal Funds Effective Rate plus 0.5%. At December 26, 2002, the interest rate on the senior credit facility was approximately 4.6%.

        Regal Cinemas may prepay borrowings under the amended and restated senior credit facility in whole or in part, in minimum amounts and subject to other conditions set forth in the amended and restated senior credit agreement. Regal Cinemas is required to make mandatory prepayments to the lenders from the net cash proceeds from asset sales and new debt issuances, in particular circumstances specified in the amended and restated senior credit agreement.

        Regal Cinemas' obligations are secured by, among other things, the capital stock of most of its subsidiaries, mortgages on most of its properties and a security interest in substantially all of its assets.

        The amended and restated senior credit agreement includes various financial covenants such as certain leverage and coverage ratios. The amended and restated senior credit agreement also contains customary covenants, including limitations on Regal Cinemas' ability to incur debt, and events of default, including a change of control, as defined in the amended and restated senior credit agreement. The amended and restated senior credit agreement also limits Regal Cinemas' ability to pay dividends, to make advances and otherwise to engage in intercompany transactions.

        Regal Cinemas Senior Subordinated Notes—On January 29, 2002, Regal Cinemas issued $200.0 million aggregate principal amount of 9 3/8% senior subordinated notes due 2012. Interest on the notes is payable semi-annually on February 1 and August 1 of each year, and the notes mature on February 1, 2012. The notes are guaranteed by most of Regal Cinemas' existing subsidiaries and are unsecured, ranking behind Regal Cinemas' obligations under its senior credit facility and any future senior indebtedness.

        On April 17, 2002, Regal Cinemas sold an additional $150.0 million principal amount of 9 3/8% senior subordinated notes due 2012, which were issued under the indenture pursuant to which Regal Cinemas sold its senior subordinated notes in January 2002.

        Regal Cinemas has the option to redeem the notes, in whole or in part, at any time on or after February 1, 2007 at redemption prices declining from 104.688% of their principal amount on February 1, 2007 to 100% of their principal amount on or after February 1, 2010, plus accrued interest. At any time on or prior to February 1, 2005, Regal Cinemas may also redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 109.375% of their principal amount, plus accrued interest, within 90 days of an underwritten public offering of common stock of Regal Cinemas or of a future underwritten public offering of the Company's common stock, the proceeds of which are used as a contribution to the equity of Regal Cinemas. Upon a change of control, as defined in the indenture pursuant to which the notes were issued, Regal Cinemas is required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued interest. In addition, the indenture limits Regal Cinemas' and its subsidiaries' ability to, among other things, incur additional indebtedness and pay dividends on or repurchase capital stock.

        United Artists Term Credit Facility—As described in Note 1—"The Company and Basis of Presentation," the United Artists Term Credit Facility was repaid in connection with Regal's May 2002 initial public offering. The Company recorded an extraordinary loss of approximately $1.4 million as a result of the early redemption of the United Artists Term Credit Facility.

        United Artists Revolving Credit Facility—The $35.0 million United Artists Revolving Credit Facility (the "UA Revolver") was terminated during the third quarter of fiscal 2002.

        Edwards Senior Term Loan and Subordinated Notes—As described above, on April 17, 2002, Regal Cinemas sold $150 million principal amount of 9 3/8% senior subordinated notes due 2012. The proceeds of the notes, together with cash on hand at Regal Cinemas, Inc., were used to purchase Edwards from REH, which used the proceeds from the sale of Edwards to Regal Cinemas, Inc. to repay the Edwards term loan and Subordinated Notes. The Company recorded an extraordinary loss of approximately $1.3 million as a result of the early redemption of the Edwards Subordinated Notes.

        Lease Financing Arrangements—These obligations primarily represent capitalized lease obligations resulting from the requirements of Emerging Issues Task Force No. 97-10, The Effect of Lessee Involvement in Asset Construction, released in fiscal 1998.

        Maturities of Long-Term Obligations—The Company's long-term debt, capital lease obligations, and lease financing arrangements are scheduled to mature as follows:

	Long-Term Debt and Other	Capital Leases	Lease Financing Arrangements	Total
	(in millions)
2003	$15.0	$0.2	$1.8	$17.0
2004	12.2	0.2	2.1	14.5
2005	12.3	0.2	2.6	15.1
2006	12.3	0.2	2.9	15.4
2007	173.8	0.2	3.4	177.4
Thereafter	350.9	3.1	85.0	439.0

Totals	$576.5	$4.1	$97.8	$678.4

7      SALE-LEASEBACK TRANSACTIONS

  Regal Cinemas, Inc. Leveraged Sale and Leaseback

        During 2000, Regal Cinemas, Inc. entered into a sale and leaseback transaction with an unaffiliated third party involving 15 of its owned theatres. Under the terms of this transaction, Regal Cinemas, Inc. sold the land and related improvements of the theatres for $45.2 million and leased them back for an initial lease term of 20 years, with an option to extend it for up to 20 additional years. Regal Cinemas accounts for these leases as operating leases.

  United Artists Leveraged Sale and Leaseback

        In December 1995, United Artists Theatre Circuit ("UATC") entered into a sale and leaseback transaction whereby the land and buildings underlying 27 of its operating theatres and four theatres and a screen addition under development were sold to and leased back from an unaffiliated third party. The transaction requires UATC to lease the underlying theatres for a period of 21 years and one month, with the option to extend for up to an additional 10 years. In conjunction with the transaction, the buyer of the properties issued publicly traded pass-through certificates. Several of its properties included in the sale and leaseback transaction have been determined by UATC to be economically obsolete for theatre use. As of December 26, 2002, 27 theatres were subject to the sale leaseback transaction. UATC amended the lease on March 7, 2001 to allow UATC to terminate the master lease with respect to the obsolete properties, to allow the owner trustee to sell those properties and pay down the underlying debt (at a discount to par through September 2002 and par thereafter) and to reduce the amount of rent paid by UATC on the lease. Included in the 2001 amendment is a $35.0 million cap on the ability to sell properties. Through December 26, 2002 approximately $12.1 million of this cap has been utilized through theatre sales. Five additional properties which are no longer operational and are being marketed for sale. The Company evaluates the remaining theatres on an ongoing basis. Approximately $87.5 million in principal amount of pass-through certificates were outstanding as of December 26, 2002.

        In connection with the 1995 sale and leaseback transaction, UATC entered into a participation agreement that requires United Artists to comply with various covenants, which limit United Artists' ability to incur indebtedness, make restricted payments, engage in transactions with affiliates, execute guarantees, issue preferred stock of subsidiaries and make subsidiary distributions, transfer assets and pay dividends.

        On November 8, 1996, United Artists entered into a sale and leaseback transaction, pursuant to which United Artists sold three of its operating theatres and two theatres under development to an unaffiliated third party for approximately $21.5 million and leased back those theatres pursuant to a lease that terminates in 2017. The lease provides United Artists with an option to extend the term of the lease for an additional 10 years. Two of the theatres have been determined by United Artists to be economically obsolete and are no longer in operation.

        In December 1997, United Artists entered into a sale and leaseback transaction, pursuant to which United Artists sold two theatres under development and leased them back from an unaffiliated third party for approximately $18.1 million. The lease has a term of 22 years with options to extend the term of the lease for an additional 10 years.

        During 1999, United Artists entered into a sale and leaseback transaction on one existing theatre. Proceeds were received in the amount of $5.4 million by United Artists during 1999. The lease has a term of 20 years, with an option to extend the term of the lease for up to 20 additional years.

  Edwards Leveraged Sale and Leaseback

        During 1999, Edwards entered into four sale and leaseback transactions whereby Edwards sold four theatres and leased them back from an unaffiliated third party. The related leases are being accounted for as operating leases.

        During 2000, Edwards entered into two sale leaseback transactions whereby Edwards sold two of its properties and leased them back from an unaffiliated third party. As part of these transactions, an additional location was sold with a portion of the building being leased back for corporate use. The related leases are being accounted for as operating leases.

8      INCOME TAXES

        The components of total income tax expense (benefit) for the year ended December 26, 2002 and the period ended January 3, 2002 are as follows (in millions):

	Year ended December 26, 2002	Period ended January 3, 2002
Income before taxes and extraordinary items:	$89.8	$3.6
Tax benefit from exercise of options	(3.2)	—
Extraordinary item	(1.0)	—

Total	$85.6	$3.6

        The components of the provision for (benefit from) income taxes for income from operations are as follows (in millions):

	Year ended December 26, 2002	Period ended January 3, 2002
Federal
Current	$9.9	$5.4
Deferred	62.8	(2.2)

Total Federal	72.7	3.2
State
Current	4.6	0.6
Deferred	12.5	(0.2)

Total State	17.1	0.4

Total income tax provision/(benefit)	$89.8	$3.6

        A reconciliation of the provision for income taxes as reported and the amount computed by multiplying the income before taxes and extraordinary item by the U.S. federal statutory rate of 35% was as follows (in millions):

	Year ended December 26, 2002	Period ended January 3, 2002
Provision calculated at federal statutory income tax rate	$72.9	$2.3
State and local income taxes, net of federal benefit	11.1	0.2
Minority interest expense	4.8	—
Reorganization costs	1.0	—
Fresh start adjustments	—	0.7
Other	—	0.4

Total income tax provision	$89.8	$3.6

        Significant components of the Company's net deferred tax liability consisted of the following at:

	December 26, 2002	January 3, 2002
	(in millions)
Deferred tax assets
Net operating loss carryforward	$39.6	$38.8
Excess of tax basis over book basis of intangible assets	27.0	12.5
Deferred rent	13.0	—
Bankruptcy related liabilities	7.8	16.2
Deferred revenue	4.9	12.8
Other	—	9.4
Deferred gain on sale lease back	—	2.7
Accrued expenses	—	1.1
Impairment of long-lived assets	—	8.8
Excess of tax basis over book basis of fixed assets	—	8.3

Total deferred tax assets	92.3	110.6
Valuation allowance	(59.4)	(100.3)

Total deferred tax assets after valuation allowance	32.9	10.3

Deferred tax liabilities
Excess of book basis over tax basis of fixed assets	(46.0)	(13.0)
Other	(3.5)	(1.1)

Total deferred liabilities	(49.5)	(14.1)

Net deferred tax asset/(liability)	$(16.6)	$(3.8)

        At December 26, 2002, the Company has net operating loss carryforwards for federal income tax purposes of approximately $99.1 million with expiration commencing during 2007. The Company's net operating loss carryforwards were generated by the entities of United Artists and Edwards. The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of net operating losses in the event of an "ownership change" of a corporation. Accordingly, the Company's ability to utilize the net operating losses acquired from United Artists and Edwards may be impaired as a result of the "ownership change" limitations.

        In assessing the realizable value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. The Company has recorded a valuation allowance against deferred tax assets at December 26, 2002 and January 3, 2002, totaling $59.4 million and $100.3 million, respectively, as management believes it is more likely than not that the deferred tax asset would not be realized in future tax periods. The valuation allowance relates to pre-acquisition deferred tax assets of Edwards and United Artists. Accordingly, future reductions in the valuation allowance will reduce goodwill related to the acquisitions of Edwards and United Artists.

9      MANDATORY REDEEMABLE PREFERRED STOCK

        Prior to April 17, 2002, Edwards had authorized and issued 56,000 shares (44,000 shares to Anschutz and 12,000 shares to Oaktree's Principal Activities Group) of $0.001 par value, mandatory redeemable Series A preferred stock and 15,000 shares of Edwards' mandatory redeemable Series B preferred stock, $0.001 par value, to three other shareholders.

        As described in Note 1—"The Company and Basis of Presentation" and Note 12—"Related Party Transactions," on April 17, 2002, the Company redeemed approximately $75.3 million or 100% of the mandatory redeemable Series A and Series B preferred stock of Edwards that was held by Anschutz, Oaktree's Principal Activities Group and members of the Edwards family. The difference between the carrying amount and redemption price of $28.2 million was recorded as a charge to equity and is reflected as a reduction of net income available to common stockholders in the accompanying consolidated statement of operations for the year ended December 26, 2002.

10    COMMITMENTS AND CONTINGENCIES

  Leases

        The Company accounts for a majority of its leases as operating leases. The Company, at its option, can renew a substantial portion of the leases at defined or then fair rental rates for various periods. Certain leases for Company theatres provide for contingent rentals based on the revenue results of the underlying theatre and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions that have been accounted for on a straight-line basis over the initial term of the leases. Minimum rentals payable under all non-cancelable operating leases with terms in excess of one year as of December 26, 2002, are summarized for the following fiscal years (in thousands):

2003	$204.4
2004	200.6
2005	197.7
2006	195.5
2007	193.4
Thereafter	2,137.5

        Rent expense under such operating leases amounted to $231.0 million and $84.5 million for the year ended December 26, 2002 and the period ended January 3, 2002, respectively. Contingent rent expense was $13.6 million and $3.5million for the years ended December 26, 2002 and January 3, 2002, respectively.

  Bankruptcy Claims

        Regal Cinemas, Inc. and Edwards have bankruptcy claims that remain unsettled and are subject to ongoing negotiation and possible litigation. At December 26, 2002, Regal Cinemas had accrued approximately $23.6 million for the estimated costs to resolve such bankruptcy claims. In the opinion of management, based on its examination of these matters, its experience to date and discussions with legal counsel, the outcome of these legal matters, after taking into consideration the amounts already accrued, is not expected to have a material effect on the Company's liquidity or results of operations. To the extent the Regal Cinemas claims are allowed by the bankruptcy court, they will be funded with cash on hand, cash flow from operations or borrowings under Regal Cinemas revolving credit facility. To the extent the Edwards claims are allowed by the bankruptcy court, they will be funded from restricted cash that has been set aside, cash on hand, cash from operations and, if the allowed claims exceed $55 million, from contributions by Anschutz and Oaktree's Principal Activities Group. The timing of these claims will depend upon the resolution of these claims. See also Note 3—"Chapter 11 Proceedings" and Note 12—"Related Party Transactions" to the accompanying consolidated financial statements.

  Other

        Regal Cinemas, Inc., Edwards and United Artists are defendants in a number of claims arising from their decision to file voluntary petitions for relief under Chapter 11 and to close theatre locations or to cease construction of theatres on sites for which such entities had contractual obligations to lease such property. The Company and its subsidiaries are also presently involved in various legal proceedings arising in the ordinary course of its business operations, including personal injury claims, employment and contractual matters and other disputes. The Company believes it has adequately provided for the settlement of such matters. Management believes any additional liability with respect to the above proceedings will not be material in the aggregate to the Company's consolidated financial position, results of operations or cash flows.

        On March 18, 2003, Reading International, Inc., Citadel Cinemas, Inc. and Sutton Hill Capital, LLC (collectively, the "Plaintiffs") filed a complaint and demand for jury trial in the United States District Court for the Southern District of New York against Oaktree Capital Management LLC, Onex Corporation, Regal, United Artists, United Artists Theatre Circuit, Inc., Loews Cineplex Entertainment Corporation, Columbia Pictures Industries, Inc., The Walt Disney Company, Universal Studios, Inc., Paramount Pictures Corporation, Metro-Goldwyn-Mayer Distribution Company, Fox Entertainment Group, Inc., Dreamworks LLC, Stephen Kaplan and Bruce Karsh (collectively, the "Defendants") alleging various violations by the Defendants of federal and state antitrust laws and New York common law. The Plaintiffs allege, among other things, that the consolidation of the theatre industry has adversely impacted their ability to release first-run industry-anticipated top-grossing commercial films, and are seeking, among other things, a declaration that the Defendants' conduct is in violation of antitrust laws, damages, and equitable relief enjoining Defendants from engaging in future anticompetitive conduct. Management believes that the allegations are without merit and intends to defend vigorously the Plaintiffs' claims.

11    CAPITAL STOCK AND STOCK OPTION PLAN

        As of December 26, 2002, the Company's authorized capital stock consisted of:

  •
  500,000,000 shares of Class A common stock, par value $0.001 per share;

  •
  200,000,000 shares of Class B common stock, par value $0.001 per share; and

  •
  50,000,000 shares of preferred stock, par value $0.001 per share.

        Of the authorized shares of Class A common stock, 18,000,000 shares were offered in connection with the Company's initial public offering in May 2002. The Company's Class A common stock is listed on the New York Stock Exchange under the trading symbol "RGC." As of December 26, 2002, 46,448,382 shares of Class A common stock were outstanding. Of the authorized shares of Class B common stock, 85,287,957 shares were outstanding as of December 26, 2002, all of which are held by Anschutz and Oaktree's Principal Activities Group. Of the authorized shares of the preferred stock, no shares are issued and outstanding as of December 26, 2002. The material terms and provisions of the Company's certificate of incorporation affecting the relative rights of the Class A common stock and the Class B common stock are described below.

Common Stock

        The Class A common stock and the Class B common stock are identical in all respects, except with respect to voting and except that each share of Class B common stock will convert into one share of Class A common stock at the option of the holder or upon a transfer of the holder's Class B common stock, other than to certain transferees. Each holder of Class A common stock will be entitled to one vote for each outstanding share of Class A common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Each holder of Class B common stock will be entitled to ten votes for each outstanding share of Class B common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Except as required by law, the Class A common stock and the Class B common stock will vote together on all matters. Subject to the dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose, and, subject to the liquidation preferences of any outstanding preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all the Company's remaining assets available for distribution to the stockholders in the event of the Company's liquidation, dissolution or winding up. No dividend can be declared on the Class A or Class B common stock unless at the same time an equal dividend is paid on each share of Class B or Class A common stock, as the case may be. Dividends paid in shares of common stock must be paid, with respect to a particular class of common stock, in shares of that class. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of the Company's capital stock. The outstanding shares of common stock are, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

        The Company's certificate of incorporation allows us to issue without stockholder approval preferred stock having rights senior to those of the common stock. As of December 26, 2002, no shares of preferred stock are outstanding. The Company's board of directors is authorized, without further stockholder approval, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could also have the effect of decreasing the market price of the Class A common stock.

Options and Warrants

        See "2002 Stock Incentive Plan" below for detail with respect to the Company's stock option plan. At December 26, 2002 Company had outstanding warrants to purchase a total of 296,129 shares of Class A common stock and 3,928,185 shares of Class B common stock at an exercise price of $8.88 per share.

2002 Stock Incentive Plan

        In 2002, the Company established the 2002 Stock Incentive Plan (the "Plan") for a total of 11,194,354 authorized shares which provide for the granting of incentive stock options and non-qualified stock options to principally officers and employees of the Company. The Plan also provides for grants of restricted stock that are subject to restrictions and risks of forfeiture. As of December 26, 2002, the Company had outstanding options to purchase a total of 9,255,157 shares of Class A common stock under the Plan. As of December 26, 2002, the number of securities remaining available for future issuance under the Plan totaled 1,014,390 shares.

        In conjunction with the exchange transaction on April 12, 2002 (see Note 1—"The Company and Basis of Presentation"), the holders of outstanding options of United Artists and Regal Cinemas received replacement options to purchase 8,832,147 shares of Regal Class A common stock at prices ranging from $4.44 to $12.87 per share. As a result, stock option information presented herein prior to the exchange of options has been retroactively restated to reflect the effects of the exchange transaction. Deferred stock compensation totaling approximately $22.9 million was recorded based on the intrinsic value of the options exchanged using the value of the exchange transaction ($11.06 per share). Such options are generally exercisable in installments of 20% per year from the original grant date of the exchanged options and expire no later than 10 years from the date of grant. For the period from April 12, 2002 through December 26, 2002, the Company recorded compensation expense of $1.7 million, net of tax, related to such options.

        Stock option grants issued subsequent to the exchange transaction have been established at prices not less than the fair market value as of the date of grant. Such grants are exercisable in installments of 20% per year and expire no later than 10 years from the date of grant.

        The following table summarizes information about stock options outstanding as of December 26, 2002, as restated for the effects of the exchange transaction:

	Options Outstanding	Weighted Average Exercise Shares Price	Weighted Average Grant Date Fair Value	Options Exercisable At Year End
Under option at March 2, 2001	—
Options granted in 2001 at fair value	2,287,552	$5.37	$5.81
Options exercised in 2001	—
Options canceled or redeemed in 2001	—

Under option at January 3, 2002	2,287,552	$5.37		—
Options granted in 2002 above fair value	298,900	$21.89	$6.21
Options granted in 2002 at fair value	7,825,296	$11.00	$5.00
Options exercised in 2002	(954,807)	$7.19
Options canceled or redeemed in 2002	(231,784)	$12.88

Under option at December 26, 2002	9,225,157	$10.60		157,163

        The following table summarizes information about the Plan's stock options at December 26, 2002, including the weighted average remaining contractual life and weighted average exercise price:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at 12/26/02	Weighted Average Contractual Life	Weighted Average Exercise Price	Number Exercisable at 12/26/02	Weighted Average Exercise Price
$ 4.44 - 8.87	7,395,717	9.36	$8.01	102,923	$7.90
$ 8.88 - 12.87	342,240	9.36	$10.30	54,240	$12.52
$19.00 - 23.25	1,487,200	9.46	$21.79	—	—

	9,225,157			157,163

        The Company utilizes the intrinsic value method of accounting for stock option grants in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Had the fair value of options granted under these plans been recognized in accordance with SFAS No. 123 as compensation expense on a straight-line basis over the vesting period of the grants, the Company's net income available to common stockholders would have been recorded in the amounts indicated below (in millions except per share data):

	Year ended December 26, 2002	Period ended January 3, 2002
Net income available to common stockholders, as reported:	$89.0	$4.9
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(3.1)	(0.6)

Pro forma net income	85.9	4.3
Diluted earnings per share:
As reported	$0.79	$0.28
Pro forma	$0.77	$0.25

        The pro forma results do not purport to indicate the effects on reported net income for recognizing compensation expense that is expected to occur in future years. The fair value of each option grant is estimated on the date of grant using (1) the minimum value method for options granted prior to the exchange transaction and (2) the Black-Scholes option pricing model for the exchanged options and all options issued after the exchange transaction.

        The weighted-average grant-date fair value of options granted in 2002 and 2001 were estimated using the Balck-Scholes option pricing model with the following assumptions:

	Year ended December 26, 2002	Period ended January 3, 2002
Risk-free interest rate	4.0 - 4.9%	5.4%
Expected life (years)	7.5	10.0
Expected volatility	0.0 - 0.39	0.0
Expected dividend yield	0.0 - 3.0%	0.0

12    RELATED PARTY TRANSACTIONS

Edwards Bankruptcy Claims

        Under the Edwards Plan, Anschutz and Oaktree's Principal Activities Group have agreed to contribute to Edwards $0.90 for each $1.00 of allowed general unsecured claims in excess of $55.0 million, up to $13.5 million. For each $900 contributed, Anschutz and Oaktree's Principal Activities Group will receive $1,044, up to a maximum of $15,663,333, from Ms. Carole Ann Ruoff and Ms. Joan Edwards Randolph, both former stockholders of Edwards, and from Edwards Affiliated Holdings, LLC, a company controlled by Mr. W. James Edwards, another former stockholder of Edwards. Regal will also acquire up to 331,451 shares of its Class A common stock from Edwards Affiliated Holdings, LLC, based on the dollar amount contributed by Anschutz and Oaktree's Principal Activities Group. Anschutz and Oaktree's Principal Activities Group will, in turn, receive the same number of shares from Regal, and will also receive from Ms. Ruoff and Ms. Randolph an aggregate of up to $7,384,469 in cash, in each instance based on the amount contributed and allocated between Anschutz and Oaktree's Principal Activities Group in relation to their respective contributions.

        In addition, Anschutz and Oaktree's Principal Activities Group will contribute to Edwards $0.90 for each $1.00 of allowed general unsecured claims in excess of $70.0 million. In exchange for these contributions, Regal will acquire up to 1,383,461 shares of its Class A common stock from Edwards Affiliated Holdings, LLC based on the amount contributed by Anschutz and Oaktree's Principal Activities Group. Anschutz and Oaktree's Principal Activities Group will, in turn, receive the same number of shares from Regal, and will also receive from Ms. Ruoff and Ms. Randolph up to an aggregate of $5,935,531 in cash, in each instance based on the amount contributed and allocated between Anschutz and Oaktree's Principal Activities Group in relation to their respective contributions.

Redemption of Edwards' Series A Preferred Stock and Series B Preferred Stock

        In connection with the formation of Regal, Edwards issued 135,000 shares of its Class A common stock to the holders of Edwards' Series A preferred stock and 115,000 shares of its Class B common stock to the holders of Edwards' Series B preferred stock in consideration for the elimination of voting rights on such preferred stock.

        On April 17, 2002, Regal used a portion of the proceeds from REH's sale of Edwards to Regal Cinemas, Inc. to cause Edwards to redeem its Series A and Series B preferred stock. Anschutz received $47.8 million and Oaktree's Principal Activities Group received $11.9 million in the redemption of Edwards' Series A preferred stock held by them. Edwards Affiliated Holdings, LLC, Ms. Ruoff and Ms. Randolph received an aggregate of $15.7 million in the redemption of the Edwards' Series B preferred stock held by them.

Payment of Edwards' Subordinated Notes

        On April 17, 2002, Regal used a portion of the proceeds from REH's sale of Edwards to Regal Cinemas, Inc. to cause Edwards to redeem from Anschutz approximately $9.6 million and from Oaktree's Principal Activities Group approximately $2.4 million owed on the Edwards Subordinated Notes issued by Edwards to Anschutz and Oaktree's Principal Activities Group.

Guaranties of Certain Edwards' Lease Obligations

        On March 8, 2002, Anschutz entered into a Guaranty for the benefit of Starwood Wasserman Fresno LLC pursuant to which Anschutz unconditionally and irrevocably agreed to guaranty the full and timely payment and performance of all of the duties, obligations and covenants of Edwards under a certain Lease dated December 27, 1999 entered into by Edwards and Starwood Wasserman Fresno LLC. Under such Lease, Edwards leases property located in Fresno, California from Starwood Wasserman Fresno LLC for the purpose of operating a theatre on such property. On December 31, 2002, the Guaranty was terminated and replaced by a new joint and several guaranty from Regal and Regal Cinemas, Inc. Pursuant to the new Guaranty, if Edwards defaults under the Lease, Starwood Wasserman Fresno LLC may proceed immediately against Regal and Regal Cinemas, Inc. or Edwards, or both, or may enforce against Regal and Regal Cinemas, Inc. or Edwards, or both, any rights it has under the Lease or pursuant to applicable laws.

        On March 8, 2002, Anschutz entered into a Guaranty for the benefit of Starwood Wasserman Ontario LLC pursuant to which Anschutz unconditionally and irrevocably agreed to guaranty the full and timely payment and performance of all of the duties, obligations and covenants of Edwards under a certain Lease dated July 16, 1999 entered into by Edwards and Starwood Wasserman Ontario LLC. Under such Lease, Edwards leases property located in Ontario, California from Starwood Wasserman Ontario LLC for the purpose of operating a theatre on such property. On December 31, 2002, the Guaranty was terminated and replaced by a new joint and several guaranty from Regal and Regal Cinemas, Inc. Pursuant to the new Guaranty, if Edwards defaults under the Lease, Starwood Wasserman Ontario LLC may proceed immediately against Regal and Regal Cinemas, Inc. or Edwards, or both, or may enforce against Regal and Regal Cinemas, Inc. or Edwards, or both, any rights it has under the Lease or pursuant to applicable laws.

Bridge Facility

        During December 2001, Regal Cinemas, Inc. entered into a bridge facility with Anschutz and an affiliate of Oaktree's Principal Activities Group. Under the terms of the bridge facility, Regal Cinemas, Inc. paid commitment fees during January 2002 of $1.6 million to Anschutz and $400,000 to an affiliate of Oaktree's Principal Activities Group, which in the aggregate was 1% of the total amount of available commitments under the bridge facility. This bridge facility was not drawn and terminated upon Regal Cinemas, Inc.'s emergence from bankruptcy.

Other Transactions

        During the year ended December 26, 2002, as members of the class of holders of Regal Cinemas, Inc.'s former senior credit facilities, Anschutz, Oaktree's Principal Activities Group and Greenwich Street Capital Partners ("GSCP"), received $33.6 million, $5.6 million and $6.0 million, respectively, in respect of accrued but unpaid interest. As members of the class of holders of Regal Cinemas Inc.'s subordinated debt, Anschutz received cash payments of approximately $129.5 million, Oaktree's Principal Activities Group received cash payments of approximately $29.7 million and GSCP received cash payments of approximately $5.5 million in satisfaction of these claims, which payments equaled approximately 20% of the principal amount of subordinated debt held by them. Anschutz received cash payments of approximately $3.2 million, Oaktree's Principal Activities Group received cash payments of approximately $800,000 from Regal and GSCP received cash payments from Regal Cinemas, Inc. of approximately $50,000 in respect of certain expenses incurred in connection with Regal Cinemas' restructuring. In addition, Regal paid GSCP $1.0 million for restructuring services.

        During the year ended December 26, 2002, Regal CineMedia incurred approximately $391,000 of expenses payable to certain Anschutz affiliates for reimbursement of travel and marketing expenses. Additionally, Regal CineMedia has recorded revenue of $718,000 from certain affiliates of Anschutz and Oaktree's Principal Activities Group related to marketing and business meeting services provided by Regal CineMedia to these affiliates.

13    EMPLOYEE BENEFIT PLAN

        The Company sponsors an employee benefit plan, the Regal Cinemas, Inc. 401(k) Plan, under section 401(k) of the Internal Revenue Code for the benefit of substantially all full-time employees. The plan provides that participants may contribute up to 20% of their compensation, subject to Internal Revenue Service limitations. The plan currently matches an amount equal to 40% of the participant's contributions up to 6% of the participant's compensation. Employee contributions are invested in various investment funds based upon elections made by the employee.

        In conjunction with the exchange transaction in April 2002 (see Note 1—"The Company and Basis of Presentation"), Regal Cinemas', United Artists' and Edwards' management and operations were combined. Accordingly, during May 2002, United Artists transferred all plan assets (approximately $19.9 million) under the United Artists Theatre Circuit 401(k) Savings Plan to the Regal Cinemas, Inc. 401(k) plan. The Company made discretionary contributions of approximately $1.0 million and $1.1 million to the Regal Cinemas, Inc. and United Artists plans in 2002 and 2001, respectively.

14    EARNINGS PER SHARE

        Basic earnings per share is computed on the basis of the weighted average number of the common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of potentially dilutive common stock options and warrants. The components of basic and diluted earnings per share are as follows (in millions, except share data):

	Year ended December 26, 2002	Period ended January 3, 2002
Net income	$117.2	$4.9
Less:
Loss on redemption of preferred stock	28.2	—

Net income available to common stockholders	$89.0	$4.9
Weighted average shares outstanding (in thousands):
Basic:	107,738	16,104
Add common stock equivalents	4,546	1,264

Diluted:	112,284	17,368
Earnings per share
Basic:	$0.83	$0.30
Diluted:	$0.79	$0.28

15    FAIR VALUE OF FINANCIAL INSTRUMENTS

        The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

Cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued liabilities:

        The carrying amounts approximate fair value because of the short maturity of these instruments.

Long term obligations, excluding capital lease obligations and lease financing arrangements:

        The fair value of the Regal Cinemas Senior Credit Facility, which consists of a term loan and revolving credit facility, is estimated based on quoted market prices as of December 26, 2002. The associated interest rates are based on floating rates identified by reference to market rates and are assumed to approximate fair value. The fair values of the Regal Cinemas Senior Subordinated Notes are estimated based on quoted market prices for these issuances as of December 26, 2002. The fair value of United Artists borrowings under the United Artists Term Credit Facility was estimated based on dealer quotes at January 3, 2002. The carrying amount of the Edwards Senior Term Loan at January 3, 2002 approximated fair value as the interest rates reset periodically. In addition, the carrying amount of the Edwards Subordinated Notes at January 3, 2002 approximated fair value due to the timing of their origination. The fair value of the Company's other debt obligations were based on recent financing transactions for similar debt issuances and carrying value approximates fair value. The aggregate carrying amounts and fair values of long-term debt at December 26, 2002 and January 3, 2002 consist of the following:

	December 26, 2002	January 3, 2002
	(In millions)
Carrying amount	$576.5	$436.2
Fair value	$599.0	$432.6

16    SUBSEQUENT EVENTS

        On February 3, 2003, the Company declared a cash dividend of $0.15 per share on each share of the Company's Class A and Class B common stock, payable on March 14, 2003, to stockholders of record on February 25, 2003.

        On February 4, 2003, the Company entered into a definitive stock purchase agreement pursuant to which the Company agreed to acquire certain assets of Hoyts Cinemas for a combination of cash of approximately $100 million and common stock (ranging from 4,308,390 to 4,761,905 shares based on the 14 trading days ending on the second trading day prior to closing of the transaction) and the assumption of certain capital leases. Regal expects to acquire 52 of the 97 Hoyts Cinemas theatres representing 554 screens located in 10 states in the Northeastern United States. Regal anticipates closing the transaction during the first half of 2003.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Artists Theatre Company:

        We have audited the accompanying consolidated statements of operations and cash flows of United Artists Theatre Company for the forty-four weeks ended January 3, 2002 (Reorganized Period) and for the nine weeks ended March 1, 2001 and for the year ended December 28, 2000 (Historical Periods). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure sin the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the results of the operations and cash flows of United Artists Theatre Company for the forty-four weeks ended January 3, 2002 (Reorganized Period) and for the nine-weeks ended March 1, 2001 and the year ended December 28, 2000 (Historical Period) in conformity with the accounting principles generally accepted in the United States of America.

        As described in Note 1 and 2 of the consolidated financial statements, effective March 1, 2001, United Artists Theatre Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to a reorganization plan, which was confirmed by the Bankruptcy Court on January 22, 2001. In accordance with AICPA Statement of Position 90-7, the Company adopted fresh start reporting whereby its assets, liabilities and new capital structure were adjusted to reflect estimated fair values of March 1, 2001. As a result, the consolidated financial statements for the periods subsequent to March 1, 2001 reflect the Reorganized Company's new basis of accounting and are not comparable to the Historical Company's pre-reorganization consolidated financial statements.

/s/  KPMG LLP

Denver, Colorado
February 8, 2002

UNITED ARTISTS THEATRE COMPANY
AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in Millions)

	Reorganized Company	Historical Company
	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	Year Ended December 28, 2000
Revenue:
Admissions	$322.2	$69.1	372.4
Concession sales	130.1	26.9	154.6
Other	19.2	3.2	23.3

	471.5	99.2	550.3
Costs and expenses:
Film rental and advertising expenses	179.3	36.2	204.9
Direct concession costs	14.8	3.1	18.0
Other operating expenses	181.4	35.7	227.5
Sale and leaseback rentals (note 12)	14.8	2.9	16.9
General and administrative	16.8	3.2	21.3
Depreciation and amortization	35.6	6.8	44.8
Asset impairments, lease exit and restructure costs (note 8)	2.9	1.1	55.1
Gain on disposition of assets, net	(2.1)	(4.6)	(14.4)

	443.5	84.4	574.1

Operating income (loss) from continuing operations	28.0	14.8	(23.8)
Other income (expense):
Interest, net (note 4)	(18.2)	(6.9)	(69.5)
Minority interests in earnings of consolidated subsidiaries	(0.1)	(1.1)	(2.0)
Other, net	(2.9)	0.1	(2.2)

	(21.2)	(7.9)	(73.7)
Income (loss) before reorganization items, income tax expense, discontinued operations, and extraordinary items	6.8	6.9	(97.5)
Reorganization items (note 1):	—	64.9	(25.4)

Income (loss) before income tax expense, discontinued operations and extraordinary item	6.8	71.8	(122.9)
Income tax expense (note 10)	(3.6)	—	(0.7)

Income (loss) before discontinued operations and extraordinary items	3.2	71.8	(123.6)
Discontinued operations (note 9)	—	—	—

Income (loss) before extraordinary item	3.2	71.8	(123.6)
Extraordinary item, net of income taxes (note 1)	—	462.6	—

Net income (loss)	$3.2	$534.4	(123.6)

See accompanying notes to consolidated financial statements.

UNITED ARTISTS THEATRE COMPANY
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in Millions)

		Historical Company
	Reorganized Company Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	Year Ended December 28, 2000
Net income (loss)	$3.2	$534.4	(123.6)
Non-cash expense associated with discontinued operations	—	—	(0.2)
Effect of leases with escalating minimum annual rentals	3.1	0.6	4.7
Depreciation and amortization	35.6	6.8	44.8
Provision for impairments and lease exit costs	2.9	1.1	49.0
Reorganization items	—	(64.9)	25.4
Gain on disposition of assets, net	(2.1)	(4.6)	(14.4)
Minority interests in earnings of consolidated subsidiaries	0.1	1.1	2.0
Early lease termination payments	—	—	(0.5)
Extraordinary gain on extinguishments of debt	—	(462.6)	—
Deferred income taxes	(2.4)	—	—
Change in assets and liabilities:
Receivables	(4.1)	2.2	(0.5)
Prepaid expenses and concession inventory	(5.1)	(3.8)	3.8
Other assets	(0.8)	(0.2)	—
Accounts payable	—	(10.6)	(2.5)
Accrued and other liabilities	8.4	(2.2)	10.8

Net cash provided by (used in) operating activities	38.8	(2.7)	(1.2)

Cash flow from investing activities:
Capital expenditures	(12.8)	(0.6)	(18.2)
Change in receivable from sale and leaseback escrow	—	—	—
Proceeds from sale and leaseback transaction and escrow	—	—	—
Proceeds from disposition of assets, net	16.9	4.5	17.0
Change in investments and receivables, net	—	—	4.1
Other, net	2.0	(1.2)	(1.4)

Net cash provided by (used in) investing activities	6.1	2.7	1.5

Cash flow from financing activities:
Debt borrowings	68.0	22.5	17.0
Debt repayments	(87.2)	(16.8)	(16.1)
Decrease in cash overdraft	(1.5)	(3.1)	(0.1)
Other, net	(1.3)	—	(0.5)

Net cash provided by (used in) financing activities	(22.0)	2.6	0.3

Net cash used in reorganization items	(6.4)	(7.0)	(5.2)

Net increase (decrease) in cash and cash equivalents	16.5	(4.4)	(4.6)
Cash and cash equivalents:
Beginning of period	7.0	11.4	16.0

End of period	$23.5	$7.0	11.4

Supplemental cash flow information:
Cash paid for interest	$6.1	$7.9	50.1

Cash paid for income tax	$0.1	$—	0.6

See accompanying notes to consolidated financial statements.

UNITED ARTISTS THEATRE COMPANY

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Chapter 11 Reorganization and Basis of Presentation

        The accompanying consolidated financial statements include the accounts of United Artists Theatre Company ("United Artists") and those of all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. United Artists owns all of the outstanding capital stock of the United Artists Theatre Circuit, Inc. ("UATC"), and all of the outstanding capital stock of United Artists Realty Company ("UAR"). UAR and its subsidiary United Artists Properties I Corp. ("Prop I") are the owners and lessors of certain operating theatre properties leased to and operated by UATC.

        On September 5, 2000 (the "Petition Date") United Artists Theatre Company and certain of its subsidiaries, (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Chapter 11 Cases"), as well as a joint plan of reorganization. On January 22, 2001 the joint plan of reorganization, as amended, (the "Plan"), was approved by the Court, and the Debtors declared the Plan to be effective on March 2, 2001 (the "Effective Date"). In conjunction with the reorganization, the Historical Company's bank credit facility as it existed before the Petition Date (the "Pre-Petition Credit Facility") was restructured into a Restructured Term Credit Facility (the "Term Facility") of approximately $252.2 million, and an additional $35.0 million Revolving Credit Facility was obtained.

        On March 2, 2001, United Artists Theatre Company adopted fresh-start reporting in accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). Under fresh-start reporting, the reorganization value of United Artists, which represents the fair value of all of United Artists' assets (net of liabilities), was determined through negotiations between United Artists' management and its pre-petition creditors and such reorganization value is allocated to United Artists' assets based on their relative fair values. Liabilities, other than deferred income taxes, are also stated at their fair values. Deferred taxes are determined in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 109. Application of SOP 90-7 creates a new reporting entity having no retained earnings or accumulated deficit. The estimated reorganization value of United Artists as of March 2, 2001 was approximately $360 million.

        United Artists' post-reorganization balance sheet, statement of operations and statements of cash flow which reflect the application of fresh-start reporting, have not been prepared on a consistent basis with the pre-reorganization financial statements and are not comparable in all respects to the financial statements prior to the reorganization. Accordingly, for periods prior to March 2, 2001, the assets and liabilities of United Artists and the related consolidated financial statements are referred to herein as "Historical Company", and for periods subsequent to March 1, 2001, the assets and liabilities of United Artists and the related consolidated financial statements are referred to herein as "Reorganized Company". The "Company" and "United Artists" refer to both Reorganized Company and Historical Company.

        As a consequence of the Plan, on March 2, 2001, the Reorganized Company's capital structure consisted of approximately $252.2 million of debt under the Term Facility, convertible preferred stock with a par value of $0.1 million and a liquidation value of $57 million and $96 million in Additional Paid-in Capital. The Anschutz Corporation ("TAC"), affiliates of which were pre-petition senior lenders, converted 100% of its senior debt into a combination of convertible preferred stock, common stock and 3.7 million warrants ($10.00 exercise price) to purchase common stock of United Artists which, in aggregate, represents approximately 54% of the fully diluted common equity of United Artists. Other senior lenders under the Pre-Petition Credit Facility received common stock in United Artists representing approximately 29% of the fully diluted common stock and subordinated lenders received 1.8 million common stock warrants with an exercise price of $10.00 per share representing approximately 7% of the fully diluted common stock, with the remaining fully diluted common stock (approximately 10%) reserved for management stock options.

        The filing of the Chapter 11 Cases by the Debtors (i) automatically stayed actions by creditors and other parties in interest to recover any claim that arose prior to the commencement of the Chapter 11 Cases, and (ii) served to accelerate, for purposes of allowance, all pre-bankruptcy filing liabilities of the Historical Company, whether or not those liabilities were liquidated or contingent on the Petition Date. In accordance with SOP 90-7 the following table sets forth the liabilities of the Historical Company subject to compromise as of March 1, 2001 (amounts in millions):

Trade accounts payable and other	$30.8
Debt and related accrued interest	740.7
Lease exit costs	39.6

Total liabilities subject to compromise	$811.1

        Additional liabilities subject to compromise may arise subsequent to the Petition Date resulting from the determination by the bankruptcy court (or through agreement by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        The above summary of liabilities subject to compromise excludes certain obligations existing on the Petition Date with respect to which the Historical Company received approval from the court to continue to service in the normal course of business. These obligations primarily include the pre-petition film licensing agreements and other amounts owing to the motion picture studios, employee compensation and other essential trade creditors.

        A settlement agreement was reached with the committee representing the unsecured creditors in the Chapter 11 Cases. As a result of this agreement and its approval through confirmation of the Plan, a pool of $5.0 million in cash and $1.1 million in payment-in-kind notes was established for distribution on a pro rata basis to the Historical Company's unsecured creditors. The payment-in-kind notes earn "in-kind" interest at 8% with one third of the principal payable during March 2005, one-third payable during March 2006 and the remaining one third, along with all accrued interest, payable during March 2007.

        The discharge of obligations subject to compromise for less than the recorded amounts resulted in an extraordinary gain on discharge of debt of $462.6 million.

        In accordance with SOP 90-7, all costs and expenses incurred in connection with the Historical Company's reorganization from the Petition Date to the Effective Date have been reflected as reorganization items in the accompanying consolidated statement of operations.

        Reorganization items (expenses) recorded by the Historical Company during the nine weeks ended March 1, 2001 and the fifty-two weeks ended December 28, 2000 consisted of the following (in millions):

	March 1, 2001	December 28, 2000
Adjustments of assets and liabilities to fair value	$71.8	$—
Professional fees	(6.4)	(4.9)
Asset impairments	(0.4)	(3.8)
Deferred loan costs	—	(16.4)
Other	(0.1)	(0.3)

	$64.9	$(25.4)

(2)  Fresh-Start Reporting

        In connection with the emergence from bankruptcy, United Artists adopted fresh-start reporting in accordance with the requirements of SOP 90-7. The application of SOP 90-7 resulted in the creation of a new reporting entity.

        Under fresh-start reporting, the reorganization value of the entity has been allocated to United Artists' assets and liabilities on a basis substantially consistent with purchase accounting. The fresh-start reporting adjustments, primarily related to the adjustment of United Artists' assets and liabilities to fair market values and an adjustment to stockholder's equity of over $600 million, will have a significant effect on United Artists' future statements of operations.

        The implementation of the Plan also resulted in, among other things, the satisfaction or disposition of various types of claims against the Historical Company, the assumption and rejection of certain leases and agreements, and the establishment of a new board of directors following the Effective Date, along with new employment and other arrangements with certain members of management.

(3)  Summary of Significant Accounting Policies

        (a)  Cash and Cash Equivalents

          United Artists considers investments with initial maturities of three months or less to be cash equivalents.

        (b)  Inventory

          United Artists accounts for inventory on a first in, first out basis and at the lower of cost and replacement value.

        (c)  Investments

          Investments in which United Artists' ownership is 20% to 50% are generally accounted for using the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize dividends received and United Artists' share of net earnings or losses of the investee as they occur. Investments in which United Artists' ownership is less than 20% are accounted for using the cost method. Under this method, the investments are recorded at cost and any dividends received are recorded as income.

        (d)  Property and Equipment

          Property and equipment are stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, including applicable direct overhead and interest, are capitalized. United Artists capitalized $0.2 million, $0.0 million and $0.4 million and $0.8 million of interest related to its various construction projects during the forty-four weeks ended January 3, 2002, the nine weeks ended March 1, 2002, and the fiscal year ended December 28, 2000, respectively. Repairs and maintenance are charged to operations.

          Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized over the terms of the leases, including certain renewal periods or, in the case of certain improvements, the estimated useful lives of the assets, if shorter. Costs associated with new theatre construction are depreciated once such theatres are placed in service.

        (e)  Impairment of Long-Lived Assets

          United Artists provides for the impairment of long-lived assets, including goodwill, pursuant to Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"), which requires that long-lived assets and certain identifiable intangibles held and used by an entity to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows to be generated by the asset are less than its carrying value. Measurement of the impairment loss is based on the estimated fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows.

        (f)    Reorganization Value in Excess of Amounts Allocated to Identifiable Assets

          United Artists has reorganization value in excess of amounts allocated to identifiable assets of $132.9 million, net of accumulated amortization of $9.7 million, at January 3, 2002. This asset is being amortized over approximately a 19 year period, based on the underlying lease terms of the specific locations. The carrying value of the reorganization asset will be periodically reviewed if the facts and circumstances suggest that it may be impaired. United Artists will measure the impairment based upon future cash flows of United Artists over the remaining amortization period.

        (g)  Other Assets

          Other assets consist primarily of deferred loan costs, long term receivables and other assets. Amortization of the deferred loan costs is calculated on a straight-line basis over the terms of the underlying loan agreements and is included as a component of interest expense.

        (h)  Operating Costs and Expenses

          Film rental and advertising expenses include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Direct concession costs include direct concession product costs and concession promotional expenses. Concession promotional expenses are expensed as incurred. Other operating expenses include common facility costs such as employee costs, theatre rental and utilities, which are common to both ticket sales and concession operations. As such, other operating expenses are reported as a combined amount as the allocation of such costs to exhibition and concession activities would be arbitrary and not meaningful. Rental expense for operating leases which provide for escalating minimum annual rentals during the term of the lease are accounted for on a straight-line basis over the terms of the underlying leases.

        (i)    Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (j)    Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          United Artists estimates its film cost expense and related film cost payable based on management's best estimate of the ultimate settlement of the film costs with the distributors. Film costs and the related film costs payable are adjusted to the final film settlement in the period that United Artists settles with the distributors. Actual film costs and film payable could differ from those estimates.

        (k)  Stock-Based Compensation

          United Artists accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which requires compensation costs to be recognized for the excess of the fair value of options on the date of grant over the option exercise price. Under SFAS No. 123, Accounting for Stock-Based Compensation, entities are permitted to recognize as expense the fair value of all stock-based awards on the date of grant over the vesting period. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income or loss and earnings or loss per share disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. United Artists has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

        (l)    Reclassification

          Certain prior year amounts have been reclassified for comparability with the 2001 presentation.

        (m)  Reporting Period

          United Artists' reporting period is based on a calendar that coincides with film playweeks and other public reporting theatre operators. Each fiscal year ends on the Thursday closest to December 31, which results in a fifty-two or fifty-three week fiscal year. The period ended January 3, 2002 includes fifty-three weeks.

        (n)  Impact on Recently Issued Accounting Standards

          In June 2001, the FASB issued SFAS No. 141, "Business Combinations", which is effective immediately. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of this standard will not have a material impact on the financial position or the results of operations of United Artists.

          In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which United Artists will adopt on January 4, 2002, being the first day of our fiscal 2002 year. SFAS No. 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. The adoption of this standard will result in United Artists no longer amortizing the reorganization value in excess of identified assets and other intangible assets. This change, if adopted as of March 1, 2001, would have resulted in a reduction of amortization expense of $9.7 million and an increase in income (loss) before income tax expense, discontinued operations and extraordinary items of $9.7 million for the forty-four week period ended January 3, 2002.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. The adoption of this standard is not expected to have a material impact on the financial position or the results of operations of United Artists.

(4)  Debt

        As a result of the Plan being declared effective on March 2, 2001, substantially all of the debt existing prior to that date was replaced by a Term Facility and a new $35.0 million Revolving Credit Facility.

        Interest, net includes amortization of deferred loan costs of $0.5 million, $0.5 million and $2.6 million for the forty-four weeks ended January 3, 2002, the nine weeks ended March 1, 2001, and the fiscal year ended December 28, 2000, respectively. Additionally, interest, net includes interest income of $0.3 million, $0.1 million and $0.4 million for the forty-four weeks ended January 3, 2002, the nine weeks ended March 2, 2001 and the fiscal year ended December 28, 2000, respectively.

        The Historical Company had contractual interest of $11.7 million for the nine weeks ended March 1, 2001 and $76.9 million for the fifty-two weeks ended December 28, 2000.

(5)  Stockholders' Equity (Deficit)

  Common Stock

        At January 3, 2002, United Artists had outstanding 10,000,000 shares of common stock, $0.01 par value per share.

  Convertible Preferred Stock

        United Artists has authorized for issuance 9.2 million shares of convertible preferred stock with a par value of $.01 per share. At January 3, 2002, United Artists has 9.1 outstanding shares of Series A Convertible Preferred Stock which are convertible into common stock at the option of the holder at a conversion price of $6.25 per share. The preferred shares have a stated liquidation preference of $6.25 per share or $57 million in the aggregate, are not entitled to receive cash dividends, are senior to all common stock, and have a weighted voting right equal to the number of shares of common stock into which they would be converted.

  Warrants

        In connection with the reorganization as discussed in Note 1 and 2, United Artists issued 5.6 million warrants to certain creditors with a fair value of $0.28 per warrant. Each warrant is convertible into one share of new common stock at an exercise price of $10 per share. The warrants expire in March 2008.

  Stock Option Plans

        United Artists has adopted a stock option plan, pursuant to which United Artists' Board of Directors may issue common shares and grant incentive stock options to employees, directors and consultants. The plan authorizes common stock issuances and grants of options to purchase up to 2,746,666 shares of common stock. The options generally vest over 60 months and expire upon the earlier of three years after termination of employment or ten years from the date of grant. At January 3, 2002, there were options for 2,030,700 shares outstanding, and options for 715,966 shares available for grant under the plan.

        The weighted average fair value of options on the date of grant during 2001 was $2.21 using the Black-Scholes option-pricing model with the following assumptions: no expected dividends or volatility, risk-free interest rate of approximately 5.4% and a term to maturity of 10 years. The remaining weighted average contractual life of options outstanding at January 3, 2002 was 9.17 years, with exercise prices ranging from $5.00 to $14.50.

        As discussed in note 3, United Artists utilizes APB Opinion No. 25 to account for its employee stock options. If United Artists determined compensation costs based on the fair value of the options at the grant date under FASB Statement No. 123, "Accounting for Stock Based Compensation", United Artists' net earnings would have been approximately $2.6 million for the forty-four weeks ended January 3, 2002 as compared to the reported $3.2 million.

        Option activity during the forty-four weeks ended January 3, 2002, consisted of the following:

	Number of Options	Weighted Average Exercise Price	Options Exercisable
Balance at March 2, 2001	—
Granted	2,030,700	$6.05

Balance at January 3, 2002	2,030,700	6.05	192,270

        The following table summarizes information about stock options outstanding at January 3, 2002.

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of January 3, 2002	Weighted Average Exercise Price
$5.00	1,703,222	9.17	$5.00	170,322	$5.00
10.00	219,478	9.17	10.00	21,948	10.00
14.50	108,000	9.17	14.50	—	—

	2,030,700	9.17	6.05	192,270	$5.57

(6)  Employee Benefits Plan

        The UATC 401(k) Savings Plan (the "Savings Plan") provides that employees may contribute up to 20% of their compensation, subject to Internal Revenue Service limitations, to the Savings Plan. Employee contributions are invested in various investment funds based upon elections made by the employee. Depending on the amount of each employee's level of contribution, the Savings Plan currently matches up to 4% of their compensation.

        Contributions to the Savings Plan were $0.6 million and $0.1 million, respectively, for the forty-four weeks ended January 3, 2002 and nine weeks ended March 1, 2001, and for the fiscal years ended December 2000 and 1999 were $0.8 million and $0.7 million, respectively and are included in the other operating expense category.

(7)  Asset Impairments, Lease Exit and Restructure Costs

        The following table relates the detailed components of the expenses for asset impairments, lease exit and restructure costs (amounts in millions):

	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	Fiscal Year 2000
Asset impairments	$2.9	$1.1	$37.8
Lease exit costs	—	—	11.3
Restructure costs	—	—	6.0
Other	—	—	—

	$2.9	$1.1	$55.1

  Lease Exit Costs

        During 2000, United Artists continued to pursue a strategy intended to identify and divest of or renegotiate the leases of under-performing and non-strategic theatres and properties. As part of the disposition plan United Artists recorded estimated lease termination costs of $11.3 million in 2000.

  Restructure Costs

        Costs relating to United Artists' restructuring and Chapter 11 reorganization, exclusive of those amounts incurred subsequent to the petition date which are classified as reorganization items in the accompanying statement of operations, were $6.0 million for the fiscal year ended December 28, 2000.

(8)  Discontinued Operations

        During 1998, United Artists established a plan to dispose of its entertainment center business operations, and operations in all of the entertainment centers ceased during 1999. At December 30, 1999, United Artists established an additional reserve of $2.4 million related to estimated costs necessary to terminate three remaining leases and settle remaining litigation related to the entertainment centers. At December 28, 2000, liabilities subject to compromise included a $2.2 million reserve for such lease termination costs. As part of the application of fresh start accounting, all liabilities subject to compromise were discharged on March 2, 2001.

(9)  Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operation gloss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The benefit of United Artists' deferred tax asset has been reduced by a valuation allowance.

        The components of the provision for income taxes are as follows (amounts in millions):

	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	Fiscal Year 2000
Current income taxes:
Federal	$5.4	$—	$0.4
State	0.6	—	0.3

Total	6.0	—	0.7

Deferred income taxes:
Federal	(2.2)	—	—
State	(0.2)	—	—

Total deferred provision (benefit)	(2.4)	—	—

Total income tax provision	$3.6	$—	$0.7

        With respect to the nine weeks ended March 1, 2001, income tax expense pertains to both income before extraordinary times as well a certain adjustments necessitated by the effectiveness of the Plan and the required fresh start adjustment in accordance with SOP 90-7 to United Artists' financial statements.

        For the year ended 2000, income tax expense pertains to income before extraordinary items, and is largely a result of activity related to subsidiaries consolidated for financial reporting purposes, but not for tax purposes. No income tax expense was recognized with respect to the extraordinary gain resulting from the cancellation of indebtedness that occurred in connection with the effectiveness of the Plan as such gain is exempt from income taxation.

        Income tax expense differed form the amount computed by applying the U.S. Federal income tax rat (35% for all periods) to income (loss) before income tax expense as a result of the following (amounts in millions):

	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	Fiscal Year 2000
Expected tax provision (benefit)	$2.4	$187.0	$(43.2)
State tax net of federal benefit	0.4	—	—
Change in valuation allowance
Gain from discharge of indebtedness	—	(147.2)	—
Other	—	5.7	46.2
Fresh start adjustments	—	(49.0)	—
Reorganization costs	0.7	2.2	—
Increase in basis of assets	—	—	—
Other	0.1	1.3	(2.3)

Provision for income taxes	$3.6	$—	$0.7

        At the effective date of the Plan, the Historical Company had available net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $359 million. These NOL carryforwards have been reduced as a result of the discharge and cancellation of various pre-petition liabilities under the Plan. The Reorganized Company has not recorded a financial statement benefit for the NOL carryforwards because the criterion to record a benefit has not been satisfied. After the reduction, for federal income tax purposes as of January 3, 2002, the Reorganized Company has available NOL carryforwards of approximately $83.5 million with expiration commencing during 2007. Further, as a result of a statutory "ownership change" (as defined in Section 382 of the Internal Revenue Code) that occurred as a result of the effectiveness of the Plan, the Reorganized Company's ability to utilize its NOL carryforwards and certain deferred tax assets for federal income tax purposes is restricted to approximately $5 million per annum.

        If United Artists, in future tax periods, were to recognize tax benefits attributable to tax attributes of the Historical Company (such as NOL carryforwards), such benefit would be applied to reduce certain balance sheet asset sin accordance with Financial Accounting Standards Board statement No. 109 Accounting for Income Taxes.

(10) Segment Information

        United Artists' operations are classified into three business segments: Theatre Operations, In-Theatre Advertising and The Satellite Theatre Network® ("STN"). In-Theatre Advertising sells various advertising within its theatres and on United Artists' web page. STN rents theatre auditoriums for seminars, corporate training, business meetings and other educational or communication uses, product and consumer research and other entertainment uses. Theatre auditoriums are rented individually or on a networked basis.

        The following table presents certain information relating to the Theatre Operations, In-Theatre Advertising and STN segments for each of the last three years (amounts in millions):

	Theatre Operations	In-Theatre Advertising	STN	Total
As of and for the forty-four weeks ended January 3, 2002
Revenue	$460.0	$8.7	$2.8	$471.5
Operating income	18.7	8.2	1.1	28.0
Depreciation and amortization	35.2	0.1	0.3	35.6
Assets	451.9	0.4	1.3	453.6
Capital expenditures	12.4	—	0.4	12.8
As of and for the nine weeks ended March 1, 2001
Revenue	$97.0	$1.2	$1.0	$99.2
Operating income	13.3	1.2	0.3	14.8
Depreciation and amortization	6.8	—	—	6.8
Assets	415.9	1.2	5.4	422.5
Capital expenditures	0.6	—	—	0.6

(11) Commitments and Contingencies

        United Artists conducts a significant portion of its theatre and corporate operations in leased premises. These leases have non-cancelable terms expiring at various dates after January 3, 2002. Many leases have renewal options. Most of the leases provide for contingent rentals based on the revenue results of the underlying theatre and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions that have been accounted for on a straight-line basis over the initial term of the leases.

        UATC and UAR are parties to several sale and leaseback transactions whereby the land and buildings underlying 37 theatres were sold and leased back from unaffiliated third parties pursuant to lease terms averaging 21 years with generally two 5 year renewal options. During late 2000 and early 2001, UATC amended the largest of these sale and leaseback transactions to allow UATC to terminate the master lease with respect to obsolete properties, allow the Owner Trustee to sell up to $35.0 million of those properties and pay down the underlying debt at 85% of par, and reduce the amount of rent paid by UATC on the master lease on a pro rata basis to the amount of debt repaid. Gains on the sale and leaseback transactions were deferred and amortized as a reduction of rent expense over the individual theatre lease terms prior to the adoption of SOP 90-7. Under fresh-start reporting the remaining unamortized deferred gains were eliminated.

        Rent expense for theatre and corporate operations is summarized as follows (amounts in millions):

	Forty-Four Weeks Ended January 3, 2002	Nine Weeks Ended March 1, 2001	Fiscal Year 2000
Minimum rental	$70.7	$11.7	$76.4
Contingent rental	2.9	0.4	1.5
Effect of leases with escalating Minimum annual rentals	2.7	0.6	4.7
Rent tax	0.3	0.1	0.5

	$76.6	$12.8	$83.1

        Approximately $14.8 million, $2.9 million and $16.9 million of the minimum rentals reflected in the preceding table for the forty-four weeks ended January 3, 2002, for the nine weeks ended March 1, 2001 and the year ended 2000, respectively, were incurred pursuant to the sale and leaseback transactions.

        Future minimum lease payments under noncancelable operating leases for each of the next five years and thereafter are summarized as follows (amounts in millions):

Fiscal Years	Third Party Leases
2002	$73.7
2003	72.7
2004	72.5
2005	71.5
2006	66.7
Thereafter	639.7

        Upon the filing of the Chapter 11 Cases and petitions, the Bankruptcy Code imposed a stay applicable to all entities, of, among other things, the commencement or continuation of judicial, administrative, or other actions or proceedings against United Artists that were or could have been commenced before the bankruptcy petition.

        The Americans with Disabilities Act of 1990 (the "ADA") and certain state statutes, among other things, require that places of public accommodation, including theatres (both existing and newly constructed), be accessible to and that assistive listening devices be available for use by certain patrons with disabilities. With respect to access to theatres, the ADA may require that certain modifications be made to existing theatres to make such theatres accessible to certain theatre patrons and employees who are disabled. The ADA requires that theatres be constructed in such a manner that persons with disabilities have full use of the theatre and its facilities and reasonable access to work stations. The ADA provides for a private right of action and reimbursement of plaintiff's attorneys' fees and expenses under certain circumstances. United Artists has established a program to review and evaluate United Artists theatres and to make any changes that may be required by the ADA. United Artists estimates the cost to comply with these requirements is $2.5 million to $5.0 million.

(12) Comparative Quarterly Financial Information (unaudited)

	Fiscal Year 2001
	Forty-Four Weeks Ended January 3, 2001	Fourth Quarter	Third Quarter	Second Quarter	Four Weeks Ended March 29, 2001	Nine Weeks Ended March 1, 2001
	(in millions)
Revenue	$471.5	$155.0	$158.6	$128.5	$29.4	$99.2
Operating income (loss) from continuing operations	28.0	13.2	13.0	5.7	(3.9)	14.8
Income (loss) before reorganization items, income tax expenses, and extraordinary item	6.8	8.6	6.3	(1.2)	(6.9)	6.9
Reorganization items	—	—	—	—	—	64.9
Extraordinary item	—	—	—	—	—	462.6
Net income (loss)	3.2	5.1	6.2	(1.2)	(6.9)	534.4
	Fiscal Year 2000
	Full Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(in millions)
Revenue	$550.3	$136.7	$149.5	$138.6	$125.5
Operating income (loss) from continuing operations	(23.8)	9.9	(15.4)	(17.9)	(0.4)
Loss before reorganization items and income tax expense	(97.5)	(3.6)	(37.3)	(37.4)	(19.2)
Reorganization items	(25.4)	(8.0)	(17.4)	—	—
Net loss	(123.6)	(11.7)	(54.8)	(38.0)	(19.1)

(13) Events Subsequent to Audit Report Date (unaudited)

        On March 8, 2002, the holders of in excess of 80% of the voting stock in United Artists entered into an agreement to exchange their stock for shares of common stock in Regal. Regal is an entity formed and controlled by Anschutz, the 84% stockholder of United Artists. Also on March 8, 2002 Regal agreed to exchange its stock for stock in two other theatre companies also commonly controlled by Anschutz.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

        None.

ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 7, 2003 11:30 a.m. (Eastern Time)

proxy

Proxy Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to be held on May 7, 2003

The undersigned stockholder of Regal Entertainment Group hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 2003, relating to the Annual Meeting of Stockholders to be held at 11:30 a.m. (Eastern Time) on May 7, 2003, at Regal Entertainment Group's offices located at 7132 Regal Lane, Knoxville, Tennessee 37918, and hereby appoints Peter B. Brandow and Amy E. Miles, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Class A and Class B common stock of Regal Entertainment Group registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as directed hereby or, in the absence of any direction, in accordance with the board of directors' recommendations on each of the proposals set forth in said Proxy Statement, which proposals are set forth below.

Proposal 1.	To elect Class I directors to serve for three-year terms on our board of directors;
Proposal 2:	To approve the material terms for payment of our annual executive incentive compensation; and
Proposal 3:	To ratify the board of directors' selection of KPMG LLP as our independent auditors for the fiscal year ending January 1, 2004.

SEE REVERSE SIDE. If you wish to vote in accordance with the board of directors' recommendations, just sign on the reverse side. You need not mark any boxes.

See reverse for voting instructions.

PLEASE SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, POSTAGE PRE-PAID (IF MAILED WITHIN THE UNITED STATES) RETURN ENVELOPE.

SEE REVERSE SIDE. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. This proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. Please mark your votes with an "X".

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of three Class I directors to serve on our board of directors until 2006:	Class I:	01 Michael L. Campbell; 02 Kurt C. Hall; 03 Alfred C. Eckert, III	☐	FOR all nominees (except as marked)	☐	WITHHOLD Authority to vote for all nominees
(INSTRUCTION: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the material terms for payment of our annual executive incentive compensation:	☐	For	☐	Against	☐	Abstain
3.	Ratification of the board of directors' selection of KPMG LLP as our independent auditors for the fiscal year ending January 1, 2004:	☐	For	☐	Against	☐	Abstain

By signing this proxy the signatory authorizes its transmission to Regal Entertainment Group or the proxies by electronic means, including telecopy. The undersigned hereby authorizes the proxies, and each of them, in their discretion, to vote on any other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Address Change? Mark Box ☐	Dated:
Indicate changes below:

Signature(s) in Box

Signature(s) must agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.